UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☐                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

KELLY SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2017 PROXY STATEMENT

Notice of 2017 Annual Meeting of

Stockholders and Proxy Statement

MAY 10, 2017

Kelly Services Corporate Headquarters 999 West Big Beaver Road Troy, Ml 48084-4716

April 10, 2017

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Kelly Services, Inc., which will be held at 11:00 a.m., Eastern Daylight Time, on Wednesday, May 10, 2017, in the Auditorium located on the first floor of our headquarters building at 999 West Big Beaver Road, Troy, Michigan 48084-4716.

Matters scheduled for consideration at this Meeting are the election of Directors, non-binding advisory votes on executive compensation and frequency of future voting on executive compensation, approval of the amended and restated equity incentive plan, and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2017.

Whether you plan to attend or not, please date, sign and return the proxy card in the accompanying envelope. Your vote is important to us. If you do attend the Meeting and desire to vote in person, you may do so even though you have previously submitted your proxy.

We look forward to seeing you at the Meeting.

Sincerely,

TERENCE E. ADDERLEY Executive Chairman and Chairman of the Board of Directors

CARL T. CAMDEN
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 10, 2017.

The following materials, also included with the Notice of Annual Meeting of Stockholders, are available for view on the Internet:

•    Proxy Statement for the Annual Meeting of Stockholders

•    Annual Report to Stockholders, including Form 10-K, for the year ended January 1, 2017

To view the Proxy Statement or Annual Report visit: www.envisionreports.com/kelyb.

Please refer to the enclosed Proxy Card and Proxy Statement for information on voting options:

Internet – Scan QR Code – Telephone – Mail

KELLY SERVICES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

Kelly Services, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Kelly Services, Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company, 999 West Big Beaver Road, Troy, Michigan 48084-4716, on Wednesday, May 10, 2017 at 11:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect Directors as set forth in the accompanying Proxy Statement;

2.	To approve, by advisory vote, the Company’s executive compensation;

3.	To recommend, by advisory vote, the frequency of future voting on executive compensation;

4.	To approve the amended and restated equity incentive plan;

5.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year; and

6.	To transact any other business as may properly come before the Meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH DIRECTOR NOMINEE AS SET FORTH IN PROPOSAL 1, FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION AS SET FORTH IN PROPOSAL 2, FOR THE APPROVAL OF ANNUAL (ONCE EVERY YEAR) VOTING ON EXECUTIVE COMPENSATION AS SET FORTH IN PROPOSAL 3, FOR THE APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN AS SET FORTH IN PROPOSAL 4, AND FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS SET FORTH IN PROPOSAL 5.

Only holders of record of the Company’s Class B common stock at the close of business on March 20, 2017 are entitled to notice of and to vote at the Meeting.

To ensure a quorum, it is important that your proxy be mailed promptly in the enclosed envelope, which requires no postage.

April 10, 2017	By Order of the Board of Directors

999 West Big Beaver Road	JAMES M. POLEHNA
Troy, Michigan 48084-4716	Vice President and Corporate Secretary

Compensation Objectives	33
Pay for Performance Framework	34
CEO and Other Named Executive Officers Pay Mix	34
Elements of Compensation for Named Executive Officers	36
2017 Executive Incentive Plans – Overview of Changes	36
Process for Determining Executive Compensation	37
Role of the Compensation Committee	37
Role of the Independent Compensation Consultant	37
Role of Management	37
Comparator Data	38
Executive Officer Performance Reviews and Succession Planning	39
Compensation Programs: Decisions and Actions in 2016	39
Base Salary	39
Annual Cash Incentive	40
Long-Term Incentives	42
Performance Shares	43
Restricted Stock	44
Long-Term Incentive for 2014-2016	45
Retirement Benefits	45
Health and Welfare Benefits	46
Perquisites	46
Executive Severance Plan	47
Executive Compensation Governance	47
Annual Say on Pay Vote	47
Stock Ownership and Retention Requirements	47
Incentive Compensation Recovery (“Clawback”) Policy	48
Hedging and Pledging of Shares	48
Tax and Accounting Implications	48
Deductibility of Executive Compensation	48
Compensation Committee Report	49
Summary Compensation Table 2016	50
Grants of Plan-Based Awards 2016	52
Outstanding Equity Awards at Fiscal Year End 2016	53
Option Exercises and Stock Vested 2016	54
Nonqualified Deferred Compensation 2016	54
Potential Payments Upon Termination 2016	55
Summary of Potential Payments	55
Executive Severance Plan	55
Proposal 3: Advisory Vote to Approve the Frequency of Future Voting on the Company’s Executive Compensation	58
Proposal 4: Approve the Amended and Restated Equity Incentive Plan	59
Proposal 5: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the 2017 Fiscal Year	72

Audit and Non-Audit Fees	72
Audit Fees	72
Audit Related Fees	72
Tax Fees	73
All Other Fees	73
Report of the Audit Committee	73
Exhibit A	74

PROXY SUMMARY

We provide below highlights of certain information in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and Kelly’s 2016 Annual Report before you vote.

2017 ANNUAL MEETING OF SHAREHOLDERS

Date:	Wednesday, May 10, 2017

Time:	a.m., Eastern Daylight Time

Place:	Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4716

Record Date:	March 20, 2017

Voting:	Shareholders as of the Record Date are entitled to vote. Each share of Class B common stock is entitled to one vote for each Director Nominee and one vote for each of the other proposals to be voted on.

Admission:	All holders of the Company’s Class A and Class B common stock are invited to attend the Annual Meeting of Shareholders, but only holders of record of the Company’s Class B common stock at the close of business on March 20, 2017 are entitled to notice of and to vote at the Meeting.

HOW TO CAST YOUR VOTE Your vote is important. Please cast your vote as early as possible. Shareholders of record, who hold shares registered in their names, can vote by:

Internet at www.envisionreports.com/kelyb	QR code - Scan and vote with your mobile device	Calling 1-800-652-VOTE (8683) within the U.S., U.S. territories & Canada on a touch tone telephone	Mail - Return the signed proxy card

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Daylight Time, on May 9, 2017. If you vote by mail, your proxy card must be received before the Annual Meeting.

Beneficial owners, who own shares through a bank, brokerage firm, or other financial institution, can vote by returning the voting instruction form, or by following the instructions for voting via telephone or the Internet, provided by the bank, broker, or other organization. If you own shares in different accounts or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all your shares.

If you are a shareholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person at the Annual Meeting. Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible.

MEETING AGENDA AND VOTING RECOMMENDATIONS
Voting Matters		Board’s Recommendation	Page Reference (for more detail)
Proposal 1.	Election of nine Directors	✓ FOR Each Nominee	14
Proposal 2.	Advisory vote to approve the Company’s Executive Compensation	✓ FOR	30
Proposal 3.	Advisory vote to approve annual (once every year) voting on the Company’s Executive Compensation	✓ FOR	58
Proposal 4.	Amended and Restated Equity Incentive Plan	✓ FOR	59
Proposal 5.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year	✓ FOR	72

DIRECTOR NOMINEES

The following table provides summary Information about each Director nominee. Each Director is elected annually by a plurality vote.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships	Other Public Company Boards
Terence E. Adderley	83	1962	Executive Chairman and Chairman of the Board of Directors, Kelly Services, Inc. (1998 – present).	No	Governance	-
Carol M. Adderley	57	2010	Writer and Researcher in the Humanities.	No	Governance (Vice Chair)	-
Carl T. Camden	62	2002	President and Chief Executive Officer, Kelly Services, Inc. (2006 – present); Director, Temp Holdings Co., Ltd. (2006 – present); Director, TopBuild (2015 – present).	No	-	2
Robert S. Cubbin	59	2014	President and Chief Executive Officer, Meadowbrook Insurance Group, Inc. (2002 – 2016); Director, First Merit Corporation (2013 – 2017); Director, Huntington Bancshares Incorporated (2017 – present).	Yes	Audit; Compensation (Vice Chair)	1
Jane E. Dutton	64	2004	Robert L. Kahn; Distinguished University Professor of Business Administration and Psychology, The University of Michigan Business School (2007 – present).	Yes	Compensation; Governance (Chair)	-
Terrence B. Larkin	62	2010	Executive Vice President, Business Development, General Counsel and Corporate Secretary, Lear Corporation (2008 – present).	Yes	Audit (Vice Chair); Compensation	-
Leslie A. Murphy	65	2008	President and CEO, Murphy Consulting, Inc. (2008 present); Certified Public Accountant Member of AICPA’s Governing Council (2008 – present); Member of NACD Advisory Council on Risk Oversight (2012 – present); Director, Detroit Legal News Company (2012 – present).	Yes	Audit (Chair); Compensation	1
Donald R. Parfet	64	2004	Managing Director, Apjohn Group, LLC (2001 present); General Partner, Apjohn Ventures Fund (2003 – present); Director, Rockwell Automation, Inc. (2008 – present); Director, MASCO Corporation (2012 present); Director, Sierra Oncology, Inc. (2015 – present).	Yes	(Lead Director); Audit; Compensation; Governance	3
Hirotoshi Takahashi	47	2015	Director, Intelligence, Ltd. (2008 present); Representative Member of Godo Kaisha Yamashiroya, (2010 – present); Vice President, Japan Association of HR Services Industry (2012 – 2016); Executive Vice President and COO, Temp Holdings Co., Ltd. (2013 – present); Director, TS Kelly Workforce Solutions Limited (2014 present); Director, JAPAN TECSEED CO.,LTD. (2016 – present).	No	-	3

CORPORATE GOVERNANCE HIGHLIGHTS

The Company is committed to good corporate governance, which we believe is important to the success of our business and in advancing shareholder interests. Our corporate governance practices are described in greater detail in the Corporate Governance section. Highlights include:

●	annual election for all Directors
●	5 out of 9 Board members are independent
●	independent Lead Director
●	experienced, diverse Board membership
●	frequent executive sessions of independent Directors
●	average Board attendance of 88% during 2016
●	independent Audit and Compensation Committees
●	strong Board and Committee leadership in the oversight of enterprise risk
●	annual Board, Committee, and Director nominee self-evaluations
●	long-standing commitment toward sustainability
●	policy prohibiting short sales, hedging, pledging, and margin accounts
●	Committees may engage independent advisors at their sole discretion

FINANCIAL AND OPERATING HIGHLIGHTS

EXECUTIVE COMPENSATION HIGHLIGHTS

KELLY SERVICES, INC.

999 West Big Beaver Road

Troy, Michigan 48084-4716

April 10, 2017

QUESTIONS AND ANSWERS ABOUT THE PROXY STATEMENT AND THE ANNUAL MEETING

Q)	WHO IS MAKING THE SOLICITATION IN THIS PROXY STATEMENT?

A)

“Board”) of Kelly Services, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held at its corporate offices in Troy, Michigan on May 10, 2017 for the purposes set forth in the Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and enclosed form of proxy are first being sent to stockholders of the Company is April 10, 2017.

Q)	WHO WILL BEAR THE COST OF THE PROXY SOLICITATION?

A)

The cost of soliciting proxies will be borne by the Company. The solicitation of proxies will be made primarily by mail. The Company may also make arrangements with brokerage houses, custodians, banks, nominees, and fiduciaries to forward solicitation material to beneficial owners of stock held of record by them and to obtain authorization to execute proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

A copy of the Company’s Annual Report and Annual Report on Form 10-K as of January 1, 2017, the close of the Company’s latest fiscal year, has been mailed or otherwise made available to each stockholder of record. The expense of preparing, printing, assembling, and mailing the accompanying form of proxy and the material used in the solicitation of proxies will be paid by the Company. In addition, the Company may reimburse brokers or nominees for their expenses in transmitting proxies and proxy material to principals.

Q)	WHO IS ENTITLED TO VOTE?

A)

Only stockholders of record of our Class B common stock, par value $1.00 per share, at the close of business on March 20, 2017, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Class B common stock is the only class of the Company’s securities with voting rights.

At the close of business on March 20, 2017, the number of issued and outstanding voting securities (exclusive of treasury shares) was 3,437,643 shares of the Class B common stock. Class B stockholders on the record date will be entitled to one vote for each share held of record.

Q)	HOW DO I VOTE?

A)

It is important that the proxies be returned promptly. Therefore, stockholders are urged to execute and return the enclosed form of proxy in the enclosed postage prepaid envelope or vote via the internet, QR code scan, or telephone.

Q)	HOW IS MY VOTE COUNTED?

A)

If a proxy in the accompanying form is properly executed, returned to the Company and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth thereon. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendation of the Company’s Board of Directors on each of the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders and on any other matters that properly come before the Annual Meeting in such manner as may be determined by the individuals named as proxies.

Q)	CAN I REVOKE MY PROXY AFTER I HAVE SUBMITTED IT?

A)

If the enclosed form of proxy is executed and returned by the stockholder, it may nevertheless be revoked by the person giving it by written notice of revocation to the Corporate Secretary of the Company, by submitting a later dated proxy or by appearing in person at the Annual Meeting any time prior to the exercise of the powers conferred thereby.

Q)	WHAT CONSTITUTES A QUORUM?

A)

Pursuant to the Company’s By-laws, the holders of 60% of the issued and outstanding shares of Class B common stock who are entitled to vote at a stockholders’ meeting, in person or represented by proxy, will constitute a quorum. Shares that are present and entitled to vote on any of the proposals to be considered at the Annual Meeting will be considered to be present at the Annual Meeting for purposes of establishing the presence or absence of a quorum for the transaction of business.

Q)	WHAT IS A BROKER NON-VOTE?

A)

A “broker non-vote” occurs if a broker or other nominee indicates on the enclosed proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal, but otherwise has authority to vote at the Annual Meeting. Abstentions and shares subject to broker non-votes will be considered as present for purposes of determining the presence or absence of a quorum at the Annual Meeting.

Q)	HOW IS IT DETERMINED IF A MATTER HAS BEEN APPROVED?

A)

Under the Company’s Restated Certificate of Incorporation, Directors are elected by plurality vote and the nine nominees who receive the greatest number of votes at the Annual Meeting will be elected. Withheld votes and broker non-votes will not be taken into account for purposes of determining the outcome of the election of Directors.

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on such proposal will be required to approve each of the other proposals to be considered at the Annual Meeting. Abstentions will have the effect of negative votes with respect to these proposals. Broker non-votes will not be taken into account for purposes of these proposals.

Q)	WHAT HAPPENS IF ADDITIONAL MATTERS (OTHER THAN THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT) ARE PRESENTED AT THE ANNUAL MEETING?

A)

If any other matters do properly come before the Annual Meeting, all proxies signed and returned by holders of the Class B common stock, if not limited to the contrary, will be voted thereon in accordance with the best judgment of the persons voting the proxies.

Q)	HOW CAN I COMMUNICATE WITH THE BOARD?

A)

Stockholders may communicate with the Board in writing, addressed to the Board of Directors and mailed to the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4716. All written stockholder communications will be summarized and reported to the Board at its regularly scheduled meetings.

Q)	WHAT IS THE DEADLINE TO SUBMIT PROPOSALS TO BE INCLUDED WITH THE COMPANY’S 2018 PROXY?

A)

Proposals of stockholders intended to be included in the Proxy Statement to be prepared by the Company in connection with the Company’s 2018 Annual Meeting of Stockholders must be received by the Corporate Secretary, Kelly Services, Inc., 999 West Big Beaver Road, Troy, Michigan 48084-4716, no later than December 15, 2017.

PROPOSAL 1 - ELECTION OF DIRECTORS

Under our Restated Certificate of Incorporation, the Board of Directors is to consist of no fewer than five and no more than eleven members, the exact number of Directors to be determined from time to time by the Board. The Board has fixed the number of Directors constituting the whole Board at nine, effective as of the date of the Annual Meeting. Directors are elected annually for one year terms.

Director Tenure

Our Board of Directors is responsible for providing stewardship and oversight of the business of the Company.

At its meeting in February 2017, our Board affirmatively determined that Directors R.S. Cubbin, J.E. Dutton, T.B. Larkin, L.A. Murphy, and D.R. Parfet, are independent as that term is defined by the Nasdaq Global Market listing standards, and that none of them had a material relationship with the Company. Each of them is a nominee for election at the Annual Meeting.

B. Joseph White, who has served with distinction as Director since 1995, and as Chairman of the Compensation Committee since 1998, will be retiring from the Board of Directors effective as of the date of the Annual Meeting.

The following table illustrates the tenure of our Director nominees. Director tenure is distributed fairly evenly, resulting in a balanced Board that represents a broad range of perspectives.

Director Tenure

Years as Director

Director Qualifications, Background, and Diversity

The Corporate Governance and Nominating Committee makes recommendations to the Board of Directors regarding its size and composition. The Corporate Governance and Nominating Committee annually reviews with the Board the composition of the Board as a whole and proposes nominees for election to the Board who reflect the balance of qualifications, skills, experience, and personal attributes that may provide the diversity of opinion and thought appropriate to fulfill the Board’s obligations of stewardship and oversight. Recommendations made by the Corporate Governance and Nominating Committee of candidates for consideration as director nominees are based upon specific criteria as well as any other relevant factors that the Committee may from time to time deem appropriate, including the current composition of the Board, the balance of independent and non-independent directors, the need for financial experts on the Audit Committee, and the evaluation of all prospective nominees.

In evaluating Director candidates, the Corporate Governance and Nominating Committee assesses certain competencies, personal attributes and considerations as established by the Board, and in consideration of the current composition of the Board and the Company’s strategic objectives. Director candidates should possess the following competencies and attributes: the highest personal and professional ethics, integrity and values; a reputation, both personal and professional, for maturity, strength of character, and sound judgement; the ability to comply with the Company’s Code of Business Conduct and Ethics; highly accomplished in their respective fields; an understanding of the complexities of business organizations and demonstrated leadership skills; leaders with relevant expertise and experience with complex organizations of similar size and global scope; independence of thought and flexibility, with the ability to state independent opinions in a constructive manner; financial acumen and the ability to read and understand fundamental financial statements; independent director candidates must meet the independence requirements established by Nasdaq and the SEC, and review with the Executive Chairman and Chairman of the Board of Directors or Lead Director, any relationships that might be construed as a conflict of interest; a willingness to devote sufficient time to become knowledgeable about the Company’s business and to carry out the duties and responsibilities of the office; and an intention to serve a sufficient period of time to make a meaningful contribution to the Board and the Company. In addition, the selection of Director nominees will include the following considerations: the Board has sought active and former chief executive officers, chief operating officers, or substantially equivalent level executive officers of a complex organization such as a corporation, university, or major unit of government, or a professional who regularly advises such organizations; in recognition of the nature of the Company’s business, the Board has also sought to have some directors with relevant experience in the business services industry or human resources and workforce solutions field; the resulting Board is a diverse body, with diversity reflecting gender, age, ethnic background, and professional experience; and in light of the Company’s status as a controlled company, the Board has given consideration to the representation of the controlling shareholder.

Of our 9 Director Nominees:

56% are independent	67% are current or former CEOs	44% are women or ethnically diverse	Director ages range from 47 to 83 Median age: 62

The Corporate Governance and Nominating Committee works with the Board of Directors to determine the appropriate mix of experience, qualifications, skills, and attributes that enable a Director to make significant contributions to the Company. This includes diversity in gender, ethnicity, and race as we strive to maintain a Board that is strong in its collective backgrounds, knowledge, and experience. The following table highlights the breadth of experience that each Director brings to the Company. A particular Director may possess additional skills, knowledge, or experience that is not noted below.

Director Experience

Recommended Director Nominees

Listed on the following pages are the names of the persons nominated for election as Directors of the Company, each of whom is currently a Director of the Company, their ages, principal occupations, other public companies of which they are Directors, occupations held during the past five years (unless otherwise stated, the occupations listed have been held during the entire past five years), and the year in which they first became a Director of the Company.

If a nominee is unavailable for election for any reason on the date of the election of the Director (which event is not anticipated), the persons named in the enclosed form of proxy may vote for the election of a person, if any, as may be designated by the Board of Directors. The Director will be elected by a plurality of the votes cast by holders of Class B common stock who are present in person, or represented by proxy, and entitled to vote at the Annual Meeting.

The Board of Directors is responsible for approving Director nominees based on the recommendation of the Corporate Governance and Nominating Committee. The Board has not adopted a policy whereby stockholders may recommend nominees for election because of the Company’s status as a controlled company.

Director Nominees’ Bios

After a review of the individual qualifications and experience of each of our Director nominees and their contributions to our Board, the Board of Directors unanimously recommends that shareholders vote “FOR” the election of all Director nominees to serve for the one-year term ending at the Annual Meeting of Stockholders held after the close of the fiscal year ending December 31, 2017.

Set forth below are the nominees for election at the 2017 Annual Meeting of Stockholders.

Terence E. Adderley Age: 83 Director since: 1962

Board Committees:

●   Governance and Nominating

Principal Occupation and Directorships:

●   Executive Chairman and Chairman of the Board of Directors, Kelly Services, Inc. (1998 - present)

Education:

●   University of Michigan, MA, Business Administration

●   University of Michigan, BA, Business Administration

Terence E. Adderley has had a distinguished fifty-eight year career in the staffing industry with extensive executive management experience including service as the Company’s Chief Executive Officer. He has served as a Director of large publicly held companies and numerous civic and community organizations. Mr. Adderley brings to the Board a keen sense of the staffing industry, economic and labor trends, and fiscal conservatism. He is a member of the Company’s founding family and represents its interests as the controlling stockholder.

Carol M. Adderley Age: 57 Director since: 2010

Board Committees:

●   Governance and Nominating (Vice Chair)

Principal Occupation and Directorships:

●   Writer and Researcher in the Humanities

Education:

●   University of Iowa, MA, English Literature

●   University of Chicago, AM, General Studies in
Humanities, Literature and Social Change

●   University of Western Ontario, BA (Honors), English
and Philosophy

Carol M. Adderley is the daughter of Terence E. Adderley, the controlling stockholder, and the granddaughter of W. R. Kelly, the Company’s founder. It is the opinion of the Board of Directors that it is in the best interests of the Company to have the next generation of the Adderley family serve as a Director of the Company. Ms. Adderley holds advanced degrees in the humanities and is a published author.

Carl T. Camden Age: 62 Director since: 2002

Board Committees:

●   None

Principal Occupation and Directorships:

●   President and Chief Executive Officer, Kelly Services, Inc. (2006 - present)

●   Director, Temp Holdings Co., Ltd. (2006 - present)

●   Director, TopBuild Corp (2015 - present)

Education:

●   The Ohio State University, Ph.D., Communication

●   Central Missouri University, MA

●   Southwest Baptist University, BS

Carl T. Camden has served as Chief Executive Officer of the Company since 2006 and prior thereto as Chief Operating Officer. Mr. Camden has significant experience and expertise in labor markets and labor economics, marketing, and leadership. He serves as a Director of Temp Holdings, Co., Ltd., which is one of the largest staffing firms in Japan and the Asia Pacific market. Mr. Camden also serves on the Board of a publicly held company outside the staffing industry. He led the Company through one of the most difficult economic periods in its history and has strategically positioned the Company to emerge as a leader in workforce solutions.

Robert S. Cubbin Age: 59 Director since: 2014

Board Committees:

●   Audit

●   Compensation (Vice Chair)

Principal Occupation and Directorships:

●   President and Chief Executive Officer, Meadowbrook Insurance Group, Inc. (2002 - 2016)

●   Director, First Merit Corporation (2013 - 2017)

●   Director, Huntington Bancshares Incorporated (2017 - present)

Education:

●   Detroit College of Law, JD

●   Wayne State University, BA, Psychology

Robert S. Cubbin is an attorney with thirty-one years of experience in insurance law. He recently retired as President and Chief Executive Officer of an insurance company. He serves as a Director of one publicly-held company and his extensive expertise in legal, insurance, management, accounting, actuarial, investment, underwriting, reinsurance, and claims experience enhances the Board of the Company.

Jane E. Dutton Age: 64 Director since: 2004

Board Committees:

●   Compensation

●   Governance and Nominating (Chair)

Principal Occupation and Directorships:

●   Robert L. Kahn; Distinguished University Professor of Business Administration and Psychology, The University of Michigan Business School (2007 - present)

Education:

●   Northwestern University, Ph.D. and MA, Organizational Behavior

●   Colby College, BA Sociology

Jane E. Dutton is an expert in the field of organization behavior and has researched and published numerous works on best practices related to engagement, commitment, and productivity of employees. Her understanding of factors contributing to organizational excellence provides the Board with a vital perspective on the Company’s mission to be the world’s best workforce solutions company.

Terrence B. Larkin Age: 62 Director since: 2010

Board Committees:

●   Audit (Vice Chair)

●   Compensation

Principal Occupation and Directorships:

●   Executive Vice President, Business Development, General Counsel and Corporate Secretary, Lear Corporation (2008 - present)

Education:

●   Wayne State University Law School, JD cum laude

●   Michigan State University, BA (High Honors), Finance

Terrence B. Larkin is an attorney with thirty-one years of experience in a business law practice. He is currently a member of the senior management team of a global manufacturing company with responsibility for legal affairs, internal audit, and global business development for mergers, acquisitions, and joint ventures. He brings to the Board a unique combination of complex problem solving skills and global experience, which should well serve the stockholders as the Company continues its transition to a global workforce solutions company.

Leslie A. Murphy Age: 65 Director since: 2008

Board Committees:

●   Audit (Chair)

●   Compensation

Principal Occupation and Directorships:

●   President and CEO, Murphy Consulting, Inc. (2008 - present)

●   Certified Public Accountant

●   Member of AICPA’s Governing Council (2008 - present)

●   Member of NACD Advisory Council on Risk Oversight (2012 - present)

●   Director, Detroit Legal News Company (2012 - present)

Education:

●   University of Michigan, BA, Accounting

Leslie A. Murphy is a certified public accountant, former chair of the American Institute of Certified Public Accountants, and former Group Managing Partner of a major independent registered public accounting firm. The Board has determined that Ms. Murphy qualifies as an “audit committee financial expert” within the meaning of applicable Securities and Exchange Commission regulations and has the leadership skills to chair the Audit Committee. Her analytical capability, understanding of the economics and strategic elements of business, and her expertise in enterprise risk management are especially valuable to the Board.

Donald R. Parfet Age: 64 Director since: 2004

Board Committees:

●   Lead Director

●   Audit

●   Compensation

●   Governance and Nominating

Principal Occupation and Directorships:

●   Managing Director, Apjohn Group, LLC (2001 - present)

●   General Partner, Apjohn Ventures Fund (2003 - present)

●   Director, Rockwell Automation, Inc. (2008 - present)

●   Director, MASCO Corporation (2012 - present)

●   Director, Sierra Oncology, Inc. (2015 - present)

Education:

●   University of Michigan, MBA, Finance

●   University of Arizona, BA, Economics

Donald R. Parfet brings extensive financial and operating experiences to the Board as an executive with responsibilities for numerous global businesses. He now leads business development and venture capital firms focused on the development of emerging medicines. He also serves as a Director of two large publicly held companies, and as the Chairman of the Board of a small publicly held company. His global operating experience, strong financial background, and proven leadership capabilities are especially important to the Board’s consideration of product and geographic expansion.

Hirotoshi Takahashi Age: 47 Director since: 2015

Board Committees:

●   None

Principal Occupation and Directorships:

●   Director, Intelligence, Ltd. (2008 - present)

●   Representative Member of Godo Kaisha Yamashiroya, (2010 - present)

●   Vice President, Japan Association of HR Services Industry (2012 - 2016)

●   Executive Vice President and COO, Temp Holdings Co., Ltd. (2013 - present)

●   Director, TS Kelly Workforce Solutions Limited (2014 - present)

●   Director, JAPAN TECSEED CO.,LTD. (2016 - present)

Education:

●   Waseda University, BA, Department of Literature, Oriental History

Hirotoshi Takahashi serves as Executive Vice President and Chief Operating Officer of Temp Holdings, Co. Ltd., which is listed on the Tokyo Stock Exchange. Temp Holdings, Co. Ltd. and the Company entered into a strategic alliance in 2010. Mr. Takahashi has been designated to serve as Temp Holdings, Co. Ltd.’s representative on the Company’s Board of Directors pursuant to that alliance. He is also the Vice President at Japan Association of HR Services Industry, an organization established to promote the publication of Human Resource related policies to the government and corporations of Japan. Mr. Takahashi’s knowledge of Asia Pacific markets is especially valuable to the Board and management, as the Company serves its customers operating in that region.

CORPORATE GOVERNANCE

Controlled Company Exemption

Under the listing standards of the Nasdaq Global Market, we are deemed a controlled company by virtue of the fact that Terence E. Adderley, the Executive Chairman and Chairman of the Board of Directors, and certain trusts of which he acts as trustee or co-trustee, have voting power with respect to more than fifty percent of our outstanding voting stock. A controlled company is not required to have a majority of its Board of Directors comprised of independent Directors. Director nominees are not required to be selected or recommended for the Board’s consideration by a majority of independent Directors or a Nominating Committee comprised solely of independent Directors, nor do the Nasdaq Global Market listing standards require a controlled company to certify adoption of a formal written charter or Board resolution, as applicable, addressing the nominations process. A controlled company is also exempt from Nasdaq Global Market requirements regarding the determination of Officer compensation by a majority of independent Directors or a Compensation Committee comprised solely of independent Directors. A controlled company is required to have an Audit Committee composed of at least three Directors who are independent as defined under the rules of both the Securities and Exchange Commission (“SEC”) and the Nasdaq Global Market. The Nasdaq Global Market further requires that all members of the Audit Committee have the ability to read and understand fundamental financial statements and that at least one member of the Audit Committee possesses financial sophistication. The independent Directors must also meet at least twice a year in meetings at which only they are present.

Governance Structure

The Company’s leadership is vested in the Executive Chairman and Chairman of the Board of Directors (the Company’s controlling stockholder), a Lead Independent Director, and the Chief Executive Officer, subject to the overall authority of the Board of Directors. The Executive Chairman and Chairman of the Board of Directors’ duties include establishing the schedule of Board meetings; establishing the agenda for Board meetings; presiding over meetings of the Board of Directors and stockholders; and leading the Directors in the exercise of their stewardship and oversight obligations. The Executive Chairman and Chairman of the Board of Directors is also charged with facilitating communication between the Board of Directors and management, both inside and outside of meetings of the Board. As long as the Executive Chairman and Chairman of the Board of Directors is not an independent Director, the independent Directors are required under the Board’s Corporate Governance Principles to elect one of the independent Directors as Lead Director. The Lead Director’s principal duties are to ensure the Board functions independent of management, to preside at meetings of the Board of Directors in the absence of the Executive Chairman and Chairman of the Board of Directors, to assist in the development of the agendas for meetings of the Board, to preside over meetings of the independent Directors in executive session, and to provide feedback to the Executive Chairman and Chairman of the Board of Directors and the Chief Executive Officer on those sessions. The principal responsibilities of the Chief Executive Officer are to develop and lead the Company’s management team to effectively and efficiently produce results that are in keeping with the strategic initiatives and corporate policies established by the Board of Directors.

This leadership approach is intended to serve the interests of all stockholders of this controlled Company, which has historically recognized the importance of an independent majority of its Board of Directors.

We comply voluntarily with the listing standards of the Nasdaq Global Market that otherwise do not apply to controlled companies, except that our Corporate Governance and Nominating Committee is not composed entirely of independent Directors.

Board of Directors Executive Chairman and Chairman of the Board: Terence E. Adderley Lead Director: Donald R. Parfet

Audit Committee All Independent	Compensation Committee All Independent	Governance and Nominating Committee Majority Independent

Committees of the Board

The full text of our Board’s Corporate Governance Principles and the charters of the Board’s three standing committees, which are an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee, are available on the Company’s website at kellyservices.com. The following table sets forth the Board committees and the current members of each.

	Audit	Compensation	Governance and Nominating
Terence E. Adderley			✓
Carol M. Adderley			Vice Chair
Carl T. Camden
Robert S. Cubbin *	✓	Vice Chair
Jane E. Dutton *		✓	Chair
Terrence B. Larkin *	Vice Chair	✓
Leslie A. Murphy *	Chair	✓
Donald R. Parfet * (Lead Director)	✓	✓	✓
Hirotoshi Takahashi
B. Joseph White *		Chair	✓
Number of Meetings Held in Fiscal Year 2016	6	6	3
*	Independent Director

Directors are expected to attend the Annual Meeting of the Stockholders, all Board meetings, and all meetings of the committees on which they individually serve. The Board held seven meetings during 2016. The majority of the Directors attended the 2016 Annual Meeting of Stockholders on May 11, 2016. Director attendance averaged eighty-eight percent of the aggregate number of meetings of the Board of Directors and the committees on which they served during 2016. Only Mr. Takahashi attended fewer than seventy-five percent of the aggregate number of meetings of the Board of Directors. He does not serve on any committee. The independent Directors are required to, and did, meet in meetings at which only they were present at least twice during 2016.

Audit Committee

The Audit Committee is composed of R.S. Cubbin, T.B. Larkin (Vice Chair), L.A. Murphy (Chair), and D.R. Parfet, all of whom are independent Directors. The Audit Committee held six meetings in 2016. The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee’s responsibilities are detailed in its charter, which is posted on the Company’s website at kellyservices.com, and include: monitoring the integrity of the Company’s financial statements, accounting and financial reporting processes, and financial statement audits;, the qualifications, independence, and performance of the Company’s independent registered public accounting firm; the qualifications and performance of the Company’s internal auditors; the Company’s compliance with legal and regulatory requirements; and the Company’s Enterprise Risk Management program that includes systems of disclosure controls, procedures, internal controls over financial reporting and compliance with ethical standards adopted by the Company.

The Audit Committee approves (or ratifies if approved under authority delegated to the Chief Financial Officer (“CFO”)) all audit, audit related, internal control related, tax, and permitted non-audit services of the independent registered public accounting firm prior to engagement. The Audit Committee also serves as the Company’s Qualified Legal Compliance Committee.

The Board has unanimously determined that R.S. Cubbin, T.B. Larkin, L.A. Murphy and D.R. Parfet each have the financial education and experience to qualify as an “Audit Committee financial expert” within the meaning of SEC regulations and as such meet the “financial sophistication” requirements under current Nasdaq Global Market listing standards.

Compensation Committee

The Compensation Committee’s current members are R.S. Cubbin (Vice Chair), J.E. Dutton, T.B. Larkin, L.A. Murphy, D.R. Parfet, and B.J. White (Chair), all of whom are independent Directors. The Compensation Committee is charged with developing the Company’s compensation philosophy and establishing and monitoring compensation programs for all employees. The Compensation Committee held six meetings in 2016.

The Compensation Committee reviews and approves all adjustments in compensation for Senior Officers (defined as Senior Vice President (“SVP”) and above levels) including the administration of base salaries, short-term incentive awards under the Company’s Short-Term Incentive Plan (“STIP”), and long-term incentive awards under the Company’s Equity Incentive Plan (“EIP”). The Senior Officer group includes our Executive Officers, from which the Named Executive Officers are named. The authority of the Compensation Committee is detailed in its charter, which is posted on the Company’s website at kellyservices.com.

To assist the Compensation Committee in making compensation recommendations for Senior Officers, the Company’s Human Resources group provides the Compensation Committee with historical, survey, and benchmark compensation data. The Compensation Committee also relies on the CEO and the other Named Executive Officers to provide performance evaluations and compensation recommendations to assist in its decisions regarding the total compensation of Senior Officers. The Compensation Committee has delegated to the CEO the authority to approve salary recommendations and incentive awards to Officers below the level of SVP.

The Compensation Committee has the authority to retain independent consultants. Retained consultants report directly to the Compensation Committee, which determines the consultants’ scope of work and fees. In 2016, the Compensation Committee retained Pay Governance LLC (the “Consultant”) to provide assistance with the review of Executive and Director compensation. The Compensation Committee conducted an assessment of the Consultant’s independence using factors established by the SEC and Nasdaq Global Market, and affirmed the independence of Pay Governance, LLC.

Compensation Committee Interlocks and Insider Participation

During 2016, none of the Company’s Executive Officers served on the Board of Directors of any entities whose Directors or Officers served on the Company’s Compensation Committee. No current or past Executive Officers of the Company or its subsidiaries serve on the Compensation Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee, whose current members are C.M. Adderley (Vice Chair), T.E. Adderley, J.E. Dutton (Chair), D.R. Parfet, and B.J. White, held three meetings during 2016. The Corporate Governance and Nominating Committee’s responsibilities include: assisting the Board of Directors in identifying individuals qualified to become Directors; recommending to the Board the nominees for the next Annual Meeting of Stockholders or to otherwise fill vacancies and newly created directorships; overseeing the composition, organization, and governance of the Board and its committees; monitoring and evaluating Board and committee effectiveness; and developing and overseeing compliance with the Board’s Corporate Governance Principles, and advising and making recommendations to the Board with respect to corporate governance matters.

Risk Governance and Oversight

The Board’s oversight responsibilities include consideration of strategic issues and risks to the Company as well as management’s actions to address and mitigate those risks. Through its charter, the Audit Committee is charged by the Board with overseeing the Company’s risk assessment and risk management processes. The Audit Committee and Board focus on risk management strategy and risks of greatest significance, and seek to ensure that risks assumed by the Company are consistent with the Company’s risk tolerance and risk appetite.

While the Audit Committee has responsibility for the oversight of the Company’s risk assessment and risk management processes, it is the duty of the Company’s management to assess and manage critical risks, including the execution of its Enterprise Risk Management (“ERM”) program. The Company’s risk-related departments and functions are under the direction of the Senior Vice President, General Counsel, and Chief Administrative Officer.

The Company’s ERM program serves as the primary means of identifying and managing the Company’s key risks. The Company’s ERM team has, among other activities, performed assessments of risks to the Company, participated in the development and execution of mitigation programs for critical risks, facilitated the establishment of a corporate risk appetite and tolerance statement, inclusive of an oversight and monitoring mechanism, established a privacy governance function, and assisted in the integration of risk concepts within the Company’s strategic planning process.

The ERM team reports its findings to the Audit Committee on a quarterly basis, providing both written reports and periodic in-person presentations. Its current activities remain focused on mitigation and oversight of specific risk exposures, analysis of the breadth and effectiveness of existing risk management practices, and maturation of measurement and monitoring practices concerning high-priority strategic and operational risks. Current areas of particular emphasis include cyber security, data privacy, wage-hour risk management, and improvements to the Company’s compliance governance practices.

In addition to the reports submitted quarterly by the Company’s Vice President and Chief Risk, Compliance, and Privacy Officer, the Vice President of Internal Audit independently assesses the Company’s risk management process and separately reports to the Audit Committee the effectiveness of the Company’s risk identification, prioritization, and mitigation processes.

Risk Assessment of Employee Compensation Programs

As set forth in its charter, the Compensation Committee is charged with reviewing the Company’s compensation program risk assessment for all employee compensation programs and to report to the Board any compensation program that is reasonably likely to have a material adverse effect on the Company.

At its February 2017 meeting, the Compensation Committee reviewed management’s Compensation Program Risk Assessment Report. The report was prepared by the Company’s Human Resources group in collaboration with the Company’s Internal Audit Department and Risk Management group. The Company’s Compensation Program Risk Assessment Framework is reviewed and updated as needed to ensure a robust and comprehensive assessment process.

The Company’s Executive Compensation Program Risk Assessment Framework takes into consideration the following guiding factors:

●	Short- and long-term incentive performance measures and equity award types do not encourage excessive risk behavior;

●

A balanced structure with a mix of compensation that includes an appropriate balance of fixed and variable; cash and equity; and variable compensation that is a balance of short- and long-term incentive opportunities;

●

Performance criteria and corresponding objectives include a balance of performance and the quality of such performance; include the appropriate use of top-line vs. bottom-line metrics; and use annual and long-term measures that complement each other;

●	Plans are well-designed and do not include steep payout curves, uncapped incentive payouts, and misaligned payout timing;

●	Incentive plans are tested for multiple scenarios under realistic assumptions to ensure that potential payouts are reasonable relative to results;

●	A thorough and qualitative assessment of how results were achieved and the quality and sustainability of the results is conducted;

●

Validation of the relationship between performance and incentive plan payouts to ensure it falls within the range of competitive practices determined by comparison with a representative peer group and general industry;

●

Implementation of risk-mitigating features such as a clawback policy that applies in the event of the restatement of financial results and a policy that requires a portion of the shares received from incentive award payouts to be retained by the participants through ownership/retention approaches;

●

Incentive plan governance includes involvement at a variety of levels from the Compensation Committee to various corporate functions including HR, Legal, Finance, and the Compensation Committee’s independent consultant; and

●	Potential risk is discussed with the Compensation Committee, recorded in Committee minutes, and discussed in the Compensation Discussion and Analysis section of the Company’s annual Proxy Statement.

To assess the risk of employee compensation programs below the executive level, the Company utilized its Global Incentive Plan Design and Risk Mitigation Framework to consider links to strategy and any risks associated with the design of each incentive plan. The risks associated with each of the following elements of the design and implementation of an incentive plan were considered, as well as the steps in place to mitigate risk and ensure alignment with the Company’s strategic plan:

●

Linkage of incentive measures with business objectives, analysis of total compensation market data, determination of design elements/payout threshold levels, potential range of payouts, and timely and accurate tracking of performance data;

●	Modeling, approval, and communication of incentive plans;

●	Calculation, audit, approval, and communication of incentive payments; and

●	Annual plan reviews to ensure planned design updates align with business goals and budgets, and do not present a material risk to the Company.

After due consideration of management’s 2017 Compensation Program Risk Assessment Report, the Compensation Committee concluded that the Company’s compensation programs do not create a reasonable likelihood of a material adverse effect on the Company.

Board and Committee Evaluation

Annually, the Corporate Governance and Nominating Committee oversees the Board’s and Committees’ evaluation processes and reports results to the Board. The Board and each Committee conduct an evaluation of their respective performance, the purpose of which is to increase the effectiveness of the Board as a whole. The process includes an assessment of the Board and each Committee’s effectiveness and independence, access to and review of information from management, responsiveness to shareholder concerns, maintenance of standards of business conduct and ethics, and relationship with management. The evaluation is intended to facilitate an examination and discussion by the entire Board and each Committee of its effectiveness as a group in fulfilling its charter requirements and other responsibilities. Some of the areas reviewed as part of the evaluation include: Director obligations, roles and responsibilities, Board member qualifications, Board structure, corporate governance, organization performance, culture and ethics, and educational opportunities. Past evaluation outcomes have included defining the skills necessary for future Director candidates, extending the length of various meetings to ensure sufficient discussion time, discussion of potential future Committee participation, establishment of Committee Vice Chairs, and Committee Chair succession.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all Directors, Officers, and employees to help them recognize and deal with ethical issues, deter wrongdoing, provide mechanisms to report dishonest or unethical conduct, and help foster a culture of honesty and accountability. The Code of Conduct was updated in 2016 and addresses conflicts of interest, anti-bribery/anti-corruption, insider trading, corporate opportunities, confidentiality and privacy, protection and proper use of assets, fair dealing, behavior in the workplace, compliance with laws, rules and regulations, and Company policies, risk tolerance, anti-human trafficking, reporting dishonest or unethical behavior, public company reporting requirements, and provides an enforcement mechanism.

The full text of the Code of Conduct is posted on the Company’s website at kellyservices.com. This information is available in print to any stockholder who requests it from the Company’s Investor Relations Department. The Company will disclose future amendments to the Code of Conduct for its Directors and Executive Officers on its website or by filing a current report on Form 8-K within four business days following the date of amendment, or such earlier period as may be prescribed by Nasdaq or the SEC.

Corporate Social Responsibilitty

The Company believes that corporate social responsibility (“CSR”) is a cornerstone of the organization. The Company focuses its CSR efforts in four crucial areas: employees and people, ethics, engagement, and the environment. The Company’s CSR report is posted on the Company’s website at kellyservices.com.

DIRECTOR COMPENSATION

A Director’s base retainer is $150,000. The Lead Director receives an additional retainer of $20,000. The Chair of the Audit Committee receives an additional retainer of $12,500 and the Chairs of the Compensation Committee and the Corporate Governance and Nominating Committee each receive an additional retainer of $7,500. Under the Non-Employee Directors Stock Plan, which was approved at the May 6, 2008 Annual Meeting of Stockholders, the Board of Directors is required to determine annually the percentage of their base retainer that will be issued in shares of Class A common stock and thus meet their stock ownership requirements. At the meeting of the Board of Directors following the 2016 Annual Meeting of Stockholders, the Board agreed that one-third of their adjusted base retainer be issued in shares. In February, 2017, the Compensation Committee approved amending the Company’s Equity Incentive Plan (“EIP”) to include non-employee Director compensation, replacing the terms of the Non-Employee Director Stock Plan and implementing annual limits on non-employee Director compensation. Directors are subject to a stock ownership guideline that is a minimum fair market value of two times the value of the annual retainer (which currently equates to $300,000).

The Directors were not awarded options pursuant to the 1999 Non-Employee Directors Stock Option Plan during 2016.

The following table sets forth the compensation paid to Mr. Adderley in his capacity as Executive Chairman and Chairman of the Board of Directors and to each of the non-officer Directors.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
T.E. Adderley	—	–	–	–	–	$1,029,197	$1,029,197	(2)
C.M. Adderley	$100,009.50	$49,990.50	–	–	–	–	$150,000
R.S. Cubbin	$100,009.50	$49,990.50	–	–	–	–	$150,000
J.E. Dutton	$107,509.50	$49,990.50	–	–	–	–	$157,500
T.B. Larkin	$100,009.50	$49,990.50	–	–	–	–	$150,000
C.L. Mallett, Jr.(3)	$100,009.50	$49,990.50	–	–	–	–	$150,000
L.A. Murphy	$112,509.50	$49,990.50	–	–	–	–	$162,500
D.R. Parfet	$120,009.50	$49,990.50	–	–	–	–	$170,000
H. Takahashi(4)	–	–	–	–	–	–	–
B.J. White(5)	$107,509.50	$49,990.50	–	–	–	–	$157,500

(1) Represents the aggregate fair market value of grants of 2,645 shares of the Company’s Class A common stock having a fair market value of $18.90 per share on the award date of May 12, 2016.

(2) Mr. Adderley is eligible to participate in the Company’s benefit plans and Management Retirement Plan. Other compensation includes base salary of $958,100, employer provided life insurance in the amount of $17,307, the incremental cost to the Company for personal use of airplane totaling $51,636, and a Medicare tax gross-up on the Company’s contributions to the Management Retirement Plan in the amount of $2,157. Mr. Adderley is not eligible to participate in the Company’s Short-Term Incentive Plan or Equity Incentive Plan. The Company also furnishes administrative staff support to Mr. Adderley related to his duties as Executive Chairman and Chairman of the Board of Directors.

(3) Mr. Mallett, Jr. stepped down as a Director effective March 8, 2017.

(4) Takahashi serves as a designated representative on the Board of Directors of the Company without compensation.

(5) Mr. White will be retiring from the Board of Directors effective as of the date of the Annual Meeting, May 10, 2017.

SECURITIES BENEFICIALLY OWNED BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

Under regulations of the Securities and Exchange Commission, persons who have power to vote or dispose of common stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of the common stock.

Set forth in the following table are the beneficial holdings as of the close of business on March 20, 2017, on the basis described above, of each person known by the Company to own beneficially more than five percent of the Class B common stock:

Name and Address of Beneficial Owners	Number of Shares and Nature of Beneficial Ownership	Percent of Class
Terence E. Adderley 999 West Big Beaver Road Troy, Michigan 48084	3,213,265(1)(2)	93.5

(1) Includes 3,139,940 shares held by the Terence E. Adderley Revocable Trust K of which Mr. Adderley is sole trustee and has sole investment and voting power; 71,825 shares in an irrevocable trust, of which he is beneficiary and has no voting and investment power; 1,000 shares held by his spouse of which he has shared voting and investment power; and 500 shares held in five separate trusts of which he is a co-trustee with shared voting and investment power, in which he has no equity interest.

(2) Mr. Adderley is deemed a “control person” of the Company under applicable regulations of the SEC and the listing standards of the Nasdaq Global Market.

Set forth in the following table are the beneficial holdings of the Company’s Class A and Class B common stock on March 20, 2017, on the basis described above, of each Director and nominee, each of the Named Executive Officers as of such date, and all Directors and Executive Officers as a group as of such date.

	Class A Common Stock		Class B Common Stock
Directors and Named Executive Officers(1)	Number of Shares and Nature of Beneficial Ownership	Percent of Class	Number of Shares and Nature of Beneficial Ownership		Percent of Class
T. E. Adderley, Executive Chairman and Chairman of the Board	1,514,686(2)	4.3	3,213,265	(3)	93.5
C. M. Adderley, Director	336,905(4)	1.0	425	(4)	*
C. T. Camden, Director and Executive Officer	455,699	1.3	100		*
R.S. Cubbin, Director	8,734	*	100		*
J. E. Dutton, Director	31,080	*	100		*
T. B. Larkin, Director	19,756	*	100		*
C. L. Mallett, Jr., Director	1,019(5)	*	–		*
L. A. Murphy, Director	26,702	*	100		*
D. R. Parfet, Lead Director	42,056	*	100		*
H. Takahashi, Director	1,576,169(6)	4.5	1,475		*
B. J. White, Director	15,196(7)	*	100		*
T.S. Carroll, Executive Officer	95,930	*	–		*
G. S. Corona, Executive Officer	204,373	*	100		*
P.W. Quigley, Executive Officer	94,814	*	100		*
O.G. Thirot, Executive Officer	52,442	*	–		*
All Directors and Executive Officers as a Group (18 persons)	4,629,359	13.3	3,216,065		93.6

* Less than 1%

(1) Except for Conrad L. Mallett, Jr. and B. Joseph White, each of the named Directors is a nominee for election.

(2) Includes 1,345,202 shares held directly; 30,000 shares in a charitable trust of which Mr. Adderley is a co-trustee with Comerica Bank & Trust, N.A.; 100,000 shares in an irrevocable trust, of which he is a beneficiary; 38,484 shares in five separate trusts of which Mr. Adderley is a co-trustee with Comerica Bank & Trust, N.A.; and 1,000 shares held by his spouse.

(3) Includes 3,139,940 shares held by the Terence E. Adderley Revocable Trust K of which Mr. Adderley is sole trustee and has sole investment and voting power; 71,825 shares in an irrevocable trust, of which he is beneficiary and has no voting and investment power; 1,000 shares held by his spouse of which he has shared voting and investment power; and 500 shares held in five separate trusts of which he is a co-trustee with shared voting and investment power, in which he has no equity interest.

(4) Includes 190,306 shares of Class A stock and 200 shares of Class B stock held in two separate trusts of which Ms. Adderley is one of two individual trustees with Comerica Bank & Trust, N.A. as Corporate Trustee.

(5) Mr. Mallett, Jr. stepped down as a Director effective March 8, 2017.

(6) Mr. Takahashi is the Executive Director of Temp Holdings Co., Ltd (“THD”) which entered into a strategic alliance with the Company in 2010. Mr. Takahashi is the designated representative of THD, which owns the reported shares. Mr. Takahashi disclaims beneficial ownership of the shares held by THD.

(7) Mr. White will be retiring from the Board of Directors effective as of the date of the Annual Meeting, May 10, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s Directors, Executive Officers, and any person who beneficially owns more than 10% of the common stock (collectively, the “Reporting Persons”), are required to report their ownership of the common stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established and pursuant to applicable rules, the Company is required to report in its Proxy Statement any failure to file by these due dates. Based on certifications received from the Reporting Persons, and on copies of the reports that such persons have filed with the SEC, all required reports of Reporting Persons were filed timely with the SEC for 2016, with the exception of late Form 4 filings for Mr. Mallett, Jr. in respect of a total of 13,332 shares of Kelly Class A common stock and 100 shares of Kelly Class B common stock sold in open market transactions during the period from 2011 through 2015. These transactions were reported in a Form 4 filed on February 22, 2017.

PROPOSAL 2 - ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our Executive Officers, named in this Proxy Statement (the “Named Executive Officers”) as disclosed in accordance with the SEC’s rules.

As described in the following Compensation Discussion and Analysis, our executive compensation programs are designed to align the interests of our Executive Officers with those of our shareholders by tying a significant portion of the compensation they receive to Company performance, and by providing a competitive level of compensation in order to attract, retain, and reward Executive Officers, who are critical to the long-term success of our business. Under these programs, our Named Executive Officers are rewarded for the Company’s financial performance, individual performance, and long-term potential, as well as to facilitate retention, and reflect market realities. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the fiscal year 2016 compensation of our Named Executive Officers.

We are asking our stockholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table, and the other related tables and disclosure.”

The say-on-pay vote is advisory; and, therefore, not binding on the Company, the Compensation Committee, or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

The Compensation Discussion and Analysis section of the Proxy Statement describes the objectives and material elements of our executive compensation programs, the compensation decisions the Compensation Committee (the “Committee”) has made under those programs, and provides details of the compensation paid to our Named Executive Officers.

Our Named Executive Officers for 2016, as defined by the SEC, were as follows:

Name	Title
Carl T. Camden	President and Chief Executive Officer
George S. Corona	Executive Vice President and Chief Operating Officer
Olivier G. Thirot(1)	Senior Vice President and Chief Financial Officer
Teresa S. Carroll	Senior Vice President and General Manager, Global Talent Solutions
Peter W. Quigley	Senior Vice President, General Counsel, and Chief Administrative Officer

(1) Mr. Thirot was appointed Chief Financial Officer effective January 1, 2016.

Executive Summary

Fiscal 2016 Performance

We are a leader in providing workforce solutions. The Company offers a comprehensive array of outsourcing and consulting services, as well as world-class staffing on a temporary, temporary-to-hire, and direct hire basis. Serving customers of all sizes in a variety of industries around the globe, we provide employment to nearly half a million people annually. Our global Outsourcing and Consulting Group (“OCG”) delivers integrated talent management solutions to meet customer needs and help achieve both short- and long-term business goals. Using talent supply chain strategies, we help customers plan for and manage their acquisition of contingent and full-time labor, and gain access to service providers and quality talent at competitive rates with minimized risk.

Our long-term strategic objective is to create shareholder value by delivering a competitive profit from providing the best workforce solutions and talent in the industry. To achieve this, we are focused on the following areas:

•	Maintain our core strengths in Commercial staffing in key markets;

•	Grow our Professional and Technical (“PT”) solutions;

•	Enhance our position as a market-leading provider of talent supply chain management in our OCG segment; and

•	Lower our costs through deployment of efficient service delivery models.

2016 was a year of continued progress as we pursued this strategy. Even in the face of slowing revenue, we improved on several key performance indicators, including our conversion rate and free cash flow. In addition, we raised the cash dividend for our shareholders based on our confidence in our execution and completed the expansion of our joint venture with Temp Holdings, forming one of the largest workforce solutions companies in the Asia Pacific region, TS Kelly Asia Pacific. We are running our staffing operations more tightly in line with growth expectations, and we took actions during the second quarter of 2016 in the Americas and EMEA to increase operational efficiency. In OCG, we continued to expand our global client portfolio even as we invest for future growth.

Key performance highlights for 2016 include:

•	Earnings from operations for the full year 2016 totaled $63.2 million, or $66.6 million excluding restructuring expenses, compared to $66.7 million in 2015.

•

Our OCG segment delivered gross profit growth of nearly 12% and we continued to add resources in line with the increased market demand for outsourced solutions with tempered earnings growth in 2016. OCG earned a full-year operating profit of $25.9 million, compared to $28.5 million last year.

•

Conversion rate, or return on gross profit, continues to be a key metric to measure our drive for profitable growth. Our 2016 conversion rate was 7.0%, or 7.4% excluding restructuring expenses, compared to 7.2% in 2015.

•	Cash from operating activities and free cash flow generation increased year over year and we ended the year with no outstanding debt.

Kelly remains focused on executing our strategy with increased speed and precision, making the necessary investments and adjustments to advance that strategy. We have set our sights on becoming an even more focused, consultative and profitable company, and we are reshaping our business to make that vision a reality. We will continue to rebalance our resources to align with our goals for growth, intentionally focusing more of our workforce in roles that drive increased revenue and gross profit for the Company. We will primarily measure our progress against gross profit growth and an improved conversion rate. The goals we have established are based on the current economic and business environment, and may change as conditions warrant.

Key Executive Compensation Program Highlights for Fiscal 2016

The Committee worked with its independent compensation consultant, as described later in this document, to review current compensation programs, including the incentive plans, and made the decisions described below in 2016.

The Board has adopted two plans that provide the framework for all incentive compensation opportunities for our Executive Officers.

•	The Short Term Incentive Plan (“STIP”) provides for annual cash-based incentive opportunities that are based upon the achievement of one or more performance measures, as selected by the Committee.

•

The Equity Incentive Plan (“EIP”) provides the Committee the ability to grant long-term incentive (“LTI”) opportunities, in various award types, that focus on the longer term performance of the Company and align the interests of Executive Officers with those of shareholders. During 2016, the Committee began discussions around amending the EIP and at their meeting on February 15, 2017 approved the following key changes, subject to receiving shareholder approval at the Company’s annual meeting on May 10, 2017:

–	Provide for a share reserve that is a fixed number of shares instead of an “evergreen” which refreshes each year;
–	Add a definition of change-in-control (“CIC”) and provide for the treatment of long-term incentives upon a “double trigger”: a CIC and qualifying termination of employment;
–	Increases the maximum amount of a cash-denominated award to an individual employee from $1,000,000 to $2,500,000 multiplied by the number of years in any applicable performance period(s);
–	Eliminates all provisions for restoration options;
–	Prohibit recycling of stock options/SARs;
–	Prohibit buyouts of stock options/SARs;
–	Require a minimum twelve (12) month performance period for performance awards (Note: Our regular Performance Share Awards have a three-year performance period);
–	Require a minimum twelve (12) month vesting period for stock options/SARs; and
–	Expand the EIP to include non-employee directors and implement individual annual limits on non-employee director compensation.

2016 STIP Design

•

Approved multiple, balanced performance measures for the corporate component of the 2016 STIP and target goals that supported our business strategy and were set substantially higher than 2015 actual results:

–	Earnings from Operations (weighted 50%);
–	Return on Gross Profit (Conversion Rate) (weighted 25%); and
–	Gross Profit for Global OCG + Global PT (weighted 25%).

•	Maintained “gatekeeper” goal that must be achieved in order to earn a payout under any STIP measure (Earnings from Operations measure must achieve at least 60% of target).

•

As in prior years, Executive Officers who are responsible for providing direct leadership to a business unit have 70% of their STIP award opportunity based on the achievement of specific business unit measures and 30% of their award based on the Corporate component.

•

Based upon 2016 results that did not reach threshold levels for the three performance measures of the corporate component of the STIP, and in support of our pay for performance philosophy, the Committee determined there would be no payouts made on the 2016 STIP corporate component.

2016-2018 LTI Design

•	Maintained LTI grant mix that heavily emphasizes at-risk performance-based pay opportunities through the following equity vehicles:
–	Performance Share Units (“PSUs”) – 75% of LTI mix; and
–	Restricted Stock Awards/Units (“RSAs/RSUs”) – 25% of LTI mix.

•

Approved LTI performance measures for the 2016-2018 Performance Share Awards (awards earned, if any, are based on performance assessed over the three-year period) and 2016 target goals that were set substantially higher than 2015 actual results:

–	Return on Sales (weighted 25%);
–	OCG + PT Gross Profit as a percentage of Total Gross Profit (weighted 25%);
–	Global Commercial Gross Profit (weighted 25%); and
–	Relative Total Shareholder Return (“TSR”) (weighted 25%).

•

Accepted management’s request to reduce in value (at date of Committee approval) from the prior year the LTI grant to Senior Officers in support of the Company’s investment strategy and efforts to reduce costs.

2014-2016 LTI Plan

•

Based upon final results for the two performance measures of the 2014-2016 LTI Plan, and in support of our pay for performance philosophy, the Committee determined a threshold level of performance had not been achieved under either measure and there would be no payouts made for the 2014-2016 LTI cycle.

2016 Base Salary Decisions

•

With the exception of Mr. Thirot’s promotional increase that was effective January 1, 2016, no other Named Executive Officer received a base salary increase in 2016. This was in light of management’s and the Board’s views that corporate financial results for 2016 were not at desired levels and management’s decision to move the timing of the Company’s annual total compensation review process for all employees, including the Executive Officers, from October to March, with 2016 being the year of transition to the new timing. Further explanation can be found in the “Base Salary” section of this proxy statement.

•

During the total compensation review process for Executive Officers in December 2016, and similar to 2015, the Committee accepted management’s recommendation that there again be no regular base salary increases for Executive Officers in 2017. This decision reflected a continued conservative approach that both management and the Committee believed was in support of the Company’s investment strategy and is the third year that our Executive Officers have foregone base salary increases, other than promotions or special adjustments.

The Committee believes these actions support the strategic direction of the Company and help position it for long-term success in achieving its goals. All of these compensation decisions and actions are discussed in more detail below.

Compensation Objectives

The Committee continually evaluates our executive compensation programs to ensure that the Company provides market-competitive opportunities that enable us to attract and retain highly qualified individuals to lead the organization and drive business success. Our executive compensation programs are designed to achieve the following objectives:

•	Align a significant portion of compensation with the achievement of multiple performance goals that motivate and reward executives based on Company, business unit, and individual performance results;

•

Attract and retain world-class talent with the leadership abilities and experience necessary to develop and execute business strategies, achieve outstanding results, and build long-term shareholder value;

•	Support the achievement of the Company’s vision and strategy;

•	Create an ownership mindset that closely aligns the interests of management with those of shareholders; and

•	Provide an appropriate balance between the achievement of both short- and long-term performance objectives, with clear emphasis on managing the sustainability of the business and mitigation of risk.

Pay for Performance Framework

The Committee believes that a majority of an Executive Officer’s compensation should be “at risk” and based upon the achievement of corporate and business unit results, as well as individual performance. As a result, Executive Officers participate in incentive programs that provide them with the opportunity to earn awards that are directly tied to the Company’s performance and that drive sustainable long-term shareholder value. The Company’s compensation programs provide an incentive for Executive Officers to meet and exceed performance goals. Executives are held accountable for results and rewarded with above target payout amounts for performance that exceeds target goals. When target goals are not met, award payouts are designed to deliver below target payouts.

CEO and Other Named Executive Officers Pay Mix

The following charts illustrate the 2016 target pay mix of our President and CEO and the other Named Executive Officers combined and includes the pay elements of base salary, STIP, restricted shares and performance shares:

The percentage of target total direct compensation (sum of salary, target STIP, and LTI award opportunities) that is performance-based and “at risk” for our CEO in 2016 is 65.9% (for STIP and Performance Shares). The percentage of target total direct compensation that is performance-based and “at risk” for our other Named Executive Officers on average in 2016 is 56.7%. Beginning in 2015, the Company’s historically conservative approach to granting equity to Executive Officers was modified to ensure that a significant portion of compensation for our CEO and other Executive Officers is performance-based “pay at risk”. This change in design directly supports the Company’s strategic transformation to a more efficient, profitable, growth-focused, and performance-driven organization.

Elements of Compensation for Named Executive Officers

The following table lists the elements of compensation that we provide to our Executive Officers and the objectives for each:

COMPENSATION ELEMENT	CONSIDERATIONS	OBJECTIVES

Base Salary

●    Fixed cash compensation

●    Reviewed annually and adjusted when appropriate

●     Determined based on role and scope of responsibilities, experience, individual performance, and comparison to market-comparable jobs

● Provide competitive compensation for day-to-day responsibilities ● Attract and retain qualified Executive Officers and balance risk-taking

Short Term Incentive Plan (STIP)

●     Cash-based variable compensation

●    Annual performance period

●    Target payout opportunity established as percentage of earnings for each Executive Officer based on role

●     Performance measures selected to align with our business strategy

●    Multiple performance measures include a mix of Company and Business Unit metrics that reflect key operational and financial measures of success

●     “Gatekeeper” goal must be achieved for any award to be earned

● Motivate and reward Executive Officers for achievement of critical performance goals that support the Company’s strategic business objectives

Long Term Incentives (LTI)	Restricted Stock
	● Accounts for 25% of total LTI award opportunity ● Shares vest ratably over four years ● Stock-settled	● Align interest of Executive Officers and shareholders ● Support retention through four-year vesting ● Support meaningful stock ownership
Performance Shares

●    Accounts for 75% of total LTI award opportunity

●    Provides opportunity to earn shares based on achievement of specific performance goals

●    Multiple performance measures

●    Stock-settled

●    Relative TSR measure is for a three-year performance period

●    Financial measures are based on three years of performance (payouts, if any, are based on the aggregation of three one-year goals compared to three years of results)

●    Drive long-term value creation for shareholders

●    Motivate and reward Executive Officers for achievement of strategic business objectives over a longer period of time

●    Align the interests of Executive Officers with the long-term interests of the Company and shareholders

2017 Executive Incentive Plans – Overview of Changes

For the 2017 incentive plan designs, the Company continues to focus on pay-for-performance alignment by using multiple financial measures and TSR to strongly drive our key business objectives and shareholder value. In support of this strategy, the Committee has approved the following:

•	A combination of gross profit and earnings from operations measures, as well as, relative TSR, for the 2017-2019 incentive plan performance measures;

•

The addition of a performance hurdle to the 2017 grant of RSUs for Executive Officers that must be achieved before shares become earned. Dividends on these shares will only be paid upon achievement of the performance hurdle and time vesting requirements; and

•	Several key changes to the EIP, subject to shareholder approval in May 2017, as noted in the Executive Summary.

Details regarding the 2017 incentive plan designs will be presented in our 2018 proxy filing.

Process for Determining Executive Compensation

Role of the Compensation Committee

The Committee designs and administers the Company’s executive compensation programs and policies, and regularly reviews these programs and policies relative to its objectives, applicable new legal and regulatory practices, evolving best practices, and corporate governance trends. As part of its responsibility for executive compensation, the Committee annually reviews and determines the compensation of each of our Senior Officers, including the Named Executive Officers listed in the Summary Compensation Table of this Proxy Statement, based on each individual’s performance including consideration of ethical behavior, relevant market comparisons, and the recommendations of the CEO. The Committee is responsible for reviewing and fully understanding the costs and short- and long-term benefits of the compensation arrangements it considers and approves for Senior Officers.

The Committee and members of the Board of Directors determine the compensation of the CEO. The CEO’s total compensation is comprised of salary, STIP, and LTI award opportunities, and is the same design as the other Named Executive Officers. The CEO does not participate in recommendations or discussions related to his own compensation.

All of the Committee responsibilities are defined in its charter, which can be found on the Company’s website at kellyservices.com.

Role of the Independent Compensation Consultant

Since October 2014, the Committee has engaged Pay Governance LLC as its independent compensation consultant (the “Consultant”). The Committee considers analysis and guidance from the Consultant when making compensation decisions on plan design; the merits of various incentive plan performance measures; Executive Officer pay levels, including that of the CEO, relative to peer group and other market data; composition of peer group companies; stock ownership requirements; and other pay practices. In addition, the Consultant updates the Committee on market trends and best practices in executive compensation and, as requested, provides data and guidance on other items such as non-employee director compensation. The Committee uses its own independent judgment to make all final decisions related to the compensation of the Company’s Executive Officers.

The Consultant attends Committee meetings and regularly communicates with the Executive Chairman and Chairman of the Board, Committee Chairmen, and Vice Committee Chairmen outside of Committee meetings. On occasion, as directed by the Compensation Committee, the Consultant will also meet with the SVP and Chief Human Resource Officer (“CHRO”) and members of the compensation, finance, and corporate governance teams of the Company. The Consultant reports to the Committee on all compensation matters.

An annual assessment of the Consultant’s independence using factors established by Nasdaq Global Market and approved by the SEC is conducted to ensure independence has been maintained. The Consultant provided no services to the Company in 2016 other than services to the Compensation Committee. The Committee reviewed and affirmed the independence of the Consultant as the Compensation Consultant to the Committee and concluded the work performed by the Consultant did not raise a conflict of interest.

Role of Management

The CEO and Executive Vice President (“EVP”) and Chief Operating Officer (“COO”) make recommendations for each of their direct reports who are Executive Officers with regard to elements of their total compensation. They base these recommendations on their assessment of each Executive Officer’s performance, as well as, the performance of their respective business or function. The Committee takes into consideration the recommendations of the CEO and COO when determining the compensation of the other Executive Officers.

In addition, the CFO provides periodic financial updates and information to the Committee, to aid in establishing incentive plan goals and determining payout amounts.

Comparator Data

The Committee understands the significance of its responsibilities and considers a substantial amount of information and input from both internal and external resources as a reference in support of its decision making. The Committee uses third-party survey data for comparably sized general industry companies and available data from a select group of peer companies, in determining the competitive positioning of our compensation programs, and the individual compensation of each of our Named Executive Officers.

Each Executive Officer’s performance is reviewed (see Executive Officer Performance Reviews and Succession Planning below) and compensation decisions are made on an annual basis (or as an Executive Officer’s duties and responsibilities change). Base salaries, target STIP, and target long-term incentive opportunities are benchmarked against a group of comparable executive positions in general industry companies of similar revenue size as reflected in multiple third-party surveys. The Committee generally strives to set target total direct compensation (defined as base salary, target STIP, and target long-term incentive opportunities) for its Named Executive Officers at levels, on average, that approximate the median of the competitive market data, while considering various other factors. Individual target total direct compensation may be above or below the median depending on Company performance, cost considerations, the role’s scope of responsibilities, individual experience and performance, and any succession, retention or internal equity considerations. Prior to 2015, the Company had taken a conservative approach to target long-term incentive opportunities for Senior Officers that were generally well below market median. The 2015 LTI design brought target total direct compensation opportunities, on average, closer to market median levels for our Senior Officers. In support of the Company’s investment strategy and also being mindful of our efforts to reduce cost, management voluntarily requested and the Committee agreed, that the 2016 LTI levels for Senior Officers would be reduced from the prior year levels, as explained further in the Long-Term Incentive section of this proxy statement,

In 2016, a competitive executive compensation analysis was performed which included both an analysis of third-party survey data prepared internally by the Company’s Human Resources group, and a peer group review of CEO pay prepared by the Consultant. Third-party survey data from Aon Hewitt, Equilar, Mercer, and Towers Watson was used to prepare the survey analysis. Specific companies that participated in the third-party surveys were unknown and not a factor in the Committee’s deliberations. The survey analysis was reviewed by the Consultant for the Committee.

The Company considers the officer pay practices of a comparator peer group prepared by the Consultant, which was selected using the following criteria: industry, annual revenues, non-staffing companies considered by shareholder advisory groups as peers, majority are companies headquartered in U.S., multi-national/global companies, and market capitalization. The resulting group of fifteen comparator companies includes direct peers supplemented by other people-intensive businesses with similar margins. This group of companies includes nine companies used by Institutional Shareholder Services (“ISS”) in their 2016 report, which means 60% of companies in our peer group are shared with ISS. Our peer group also includes one additional company that was used by ISS in their 2014 report for the Company. The following comparator group of fifteen companies was used by the Committee as another reference point when reviewing 2016 officer pay practices and levels:

2016 Peer Group
● ABM Industries Incorporated	● Leidos Holdings, Inc.	● Robert Half International Inc.
● Adecco S.A.	● ManpowerGroup Inc.	● R.R. Donnelley & Sons Company
● AMN Healthcare Services Inc.	● On Assignment Inc.	● The Brink’s Company
● Essendant(1)	● Quad/Graphics, Inc.	● TrueBlue, Inc.
● Insperity, Inc.	● Randstad Holding NV	● WESCO International Inc.

(1) United Stationers Inc. changed their name to Essendant effective June 1, 2015.

The third-party survey data and peer group analysis represent “Market Data” when referenced throughout this Compensation Discussion and Analysis. In addition to Market Data and for use as background information, the Human Resources group provides the Committee with comprehensive tally sheets for each Executive Officer, covering up to four years of historical total compensation data and long term incentive grant detail that includes grant date fair value as well as the intrinsic value of outstanding shares. The Committee considers all of the resources provided as part of a holistic process that also includes officer performance and the recommendations of the Company’s CEO and COO regarding total compensation for those executives reporting directly to each of them.

Executive Officer Performance Reviews and Succession Planning

Annually, the Committee conducts a comprehensive Executive Officer performance review that includes identification of succession planning and officer development opportunities. Detailed executive performance review information for each of the Senior Officers, including the Named Executive Officers, is prepared by the CHRO. The performance review information for each of the Executive Officers includes key annual initiatives, performance results, strengths, and development opportunities. The CEO reviews the performance of the other Executive Officers who report to him and presents their individual performance assessments, development plans, and succession strategies to the Committee. Similarly, the COO presents to the Committee the individual performance assessments for his direct reports. During the individual performance assessments, the Committee asks questions, renders advice, and makes recommendations on matters that include individual development needs, succession planning, and retention. The Company’s Executive Chairman and Chairman of the Board, and the Committee Chair, present the performance review for the CEO to the other Committee members. None of the Executive Officers are present when their performance is being discussed by the Committee. Each Executive’s individual performance assessment is used by the Committee, together with the compensation analysis discussed in the previous section and the recommendations of the CEO and COO, to determine compensation for the Executive Officers.

The Company’s succession plan is updated annually in connection with the performance assessments and is approved by the Board. The plan documentation includes all executives at the SVP level and above, as well as their potential successors from within the Company in case of an unexpected disability or departure of a Senior Officer. Documentation includes detailed executive performance review information as discussed above, readiness assessments, and at least one potential successor for each role. Any changes to the plan during the year also require the approval of the Board.

Compensation Programs: Decisions and Actions in 2016

Base Salary

Base salaries for the Named Executive Officers are intended to be competitive with Market Data to ensure that the Company can attract and retain the executives necessary to successfully lead and manage the organization. Base salaries generally fall within a range (+/- 15%) around the median of salaries in the Market Data, as individual base salaries will vary based upon the factors described below. Based on Market Data, we determined that the base salaries of our Named Executive Officers were within this competitive range of the 2016 market medians for comparable roles. Base salary is only one component of target total direct compensation and may be affected by other components to ensure that target total direct compensation meets compensation objectives.

The Committee reviews the base salaries of Executive Officers, including the Named Executive Officers, on an annual basis (or as an Executive Officer’s duties and responsibilities change). Base salaries are determined by the Committee for each of the Executive Officers based on various factors, including the scope and responsibilities of the role, an individual’s experience and performance in the role, their current level of pay compared to Market Data, internal pay equity, the recommendation of the CEO and COO, and consideration of the Company’s salary adjustment budget.

Olivier G. Thirot – Promotion

On December 2, 2015, the Committee appointed Mr. Thirot to Senior Vice President and Chief Financial Officer, effective January 1, 2016. As a result of this promotion, Mr. Thirot received an increase to his base salary, STIP target and LTI opportunity for 2016. He received a salary increase of 5.1%, resulting in a new base salary of $515,000. His STIP target was increased from 65% to 75% of base salary and his LTI target opportunity was increased in recognition of his appointment and to more closely reflect market competitive compensation opportunities for the role.

Mr. Thirot moved from Swiss payroll and benefits to U.S. payroll and benefits effective January 1, 2017. With this in mind and following a review of Mr. Thirot’s total compensation and benefits situation, the Committee approved a special increase to his base salary effective January 1, 2017, which represented the partial offset of several allowances he had previously received as a Swiss employee. At the same time, the Committee approved an increase in LTI grant value for Mr. Thirot, beginning with his 2017 grant, in order for his target total direct compensation opportunity to move closer to market competitive levels. Mr. Thirot did not benefit from these changes during 2016 and as such, details are not reported here, but will be included in the Compensation Discussion and Analysis of our 2018 Proxy disclosure.

Management elected to move the timing of the Company’s annual total compensation review process for all employees, including the Executive Officers, from October to March in order to coincide with the timing of any potential incentive award payouts. The timing alignment of compensation elements was intended to reinforce the Company’s pay for performance philosophy and provide each employee with their “total compensation” overview. With 2016 being a year of transition for the timing change, a total compensation review was not conducted and no associated salary increases were provided. In December 2016, the Committee conducted its annual review of base salaries of the Senior Officers, including Named Executive Officers, and considered the recommendation of management that the Senior Officers not receive regular base salary increases in March 2017. The Committee supported this recommendation and did not provide the Senior Officers with salary increases during the annual total compensation review process in early 2017. This decision reflected a conservative approach that both management and the Committee believed was in support of the Company’s investment strategy.

In consideration of the factors noted above, the following base salaries for the Named Executive Officers were approved by the Committee in 2016:

Named Executive Officer	2015 Base Salary	2016 Base Salary	Adjustment %
Carl T. Camden	$1,000,000	$1,000,000	0.0%
George S. Corona	$655,000	$655,000	0.0%
Olivier G. Thirot	$490,192	$515,000	5.1%
Teresa S. Carroll	$500,000	$500,000	0.0%
Peter W. Quigley	$500,000	$500,000	0.0%

Notes:

•	Mr. Thirot’s compensation has been converted from Swiss Francs (CHF) to U.S. Dollars (USD) using the Company’s budgeted currency exchange rate of 1.0369 in effect for 2016.

•	Amounts represent base salaries in effect on December 31 of each applicable year.

Annual Cash Incentive

The Committee believes that the Named Executive Officers should have a meaningful percentage of their total compensation earned through annual “at risk” performance-based incentives. The percentage of target total compensation at risk under the terms of the STIP increases significantly as the individual executive’s responsibilities and influence on overall corporate performance results increase. The STIP is designed to encourage executives to meet and exceed the Company’s short-term goals that align with overall corporate strategy and improve shareholder value.

The STIP target opportunity is established as a percentage of each individual’s actual base salary earnings and is targeted near the median Market Data, but may vary based upon individual factors, internal equity and other considerations. STIP payments for all participants are capped at 200% of the target incentive award opportunity. In December 2016, the Committee reviewed the target incentive opportunity for each of the Named Executive Officers and found that all were appropriately positioned relative to the Market Data.

The following table shows the 2015 and 2016 STIP target opportunities, as a percent of base salary, for our Named Executive Officers:

Named Executive Officer	2015 STIP Target %	2016 STIP Target %
Carl T. Camden	130%	130%
George S. Corona	90%	90%
Olivier G. Thirot	65%	75%
Teresa S. Carroll	70%	70%
Peter W. Quigley	70%	70%

Note:

•	Mr. Thirot’s incentive target was increased effective January 1, 2016 due to his appointment to CFO.

In the months leading up to year end, the Committee reviews and determines the objectives, performance measures, and other terms and conditions of the STIP for the following plan year. For 2016, similar to the prior year’s incentive plan redesign, the Committee approved the use of multiple performance measures to comprise the corporate component of the STIP. The Committee selected multiple financial measures in the STIP that aligned to the business objectives and value creation, provided balance, ensured a strong pay-performance linkage, and improved line of sight for Senior Officers, including the Named Executive Officers. Measures selected were: earnings from operations, in order to maximize the Company’s earnings; return on gross profit (also referred to as “conversion rate”), in order to focus on expense control; and gross profit for Global OCG plus gross profit for Global PT, selected to maximize profitability (net of the cost of services) and growth for our higher margin businesses. Payout for threshold performance under the corporate component of STIP is 50% of an Executive Officer’s target payout, with zero payout earned for performance below threshold. Achievement of target performance results in target payouts for the Executive Officers. Each additional performance increment above target earns prorated incentive payouts up to the maximum of 200% of target. The 2016 STIP design includes a ‘gatekeeper’ goal which must be achieved in order to earn a payout under any measure. The gatekeeper goal is earnings from operations with a required level of achievement of at least 60% of target.

Performance measures used for purposes of STIP are the same as defined in the Company’s GAAP financial statements, excluding special items such as: changes in accounting principles, gains or losses on acquisitions or divestitures, changes in budget due to acquisitions or divestitures, restructuring expenses, and other unusual items, which are defined as such and quantified in the financial statements and/or footnotes to the Company’s Annual Report on Form 10-K. Adjustments would apply only to unbudgeted items. For the business unit gross profit measure, constant currency (using the Company’s 2016 budgeted currency exchange rate) was used to determine values in establishing achievement of the incentive plan goals for 2016.

In February 2016, the Committee determined and approved threshold, target, and maximum performance goal levels for the 2016 STIP. The threshold goals were set at stretch levels for which the Committee believed it was appropriate to start earning incentives; target goals were set at the budgeted levels, which the Committee considered were “challenging but achievable”; maximum goals were set at significant stretch levels for which the Committee believed the earning of two times target payouts was warranted. The goals at threshold, target, and maximum for the 2016 STIP, as well as resulting performance for each measure of the corporate component were as follows:

$ in millions

		2016 Performance Goals (1)				Weighted
Corporate Component Performance Measures	Weighting	Threshold	Target	Maximum	2016 Actual Results	2016 Payout (% of Target)
Earnings from Operations	50.0%	$79.232	$88.035	$132.053	$66.655	0.0%
Return on Gross Profit	25.0%	8.975%	9.325%	11.075%	7.356%	0.0%
Gross Profit - Global OCG + Global Professional & Technical (PT)	25.0%	$391.136	$411.722	$514.653	$382.712	0.0%
	100%					0.0%

(1)	As adjusted for unusual items related to the Company’s joint venture in July 2016.

Messrs. Camden, Corona, Quigley, and Thirot’s STIP opportunity was based 100% upon the performance measures of the corporate component, as shown above.

Ms. Carroll’s STIP opportunity was based 30% on the corporate component measures and 70% on the business unit measures for which she is accountable. Payout results for the business unit measures for Ms. Carroll were impacted positively by increased gross profit rates in the Recruitment Process Outsourcing (“RPO”), Business Process Outsourcing (“BPO”), and Contingent Workforce Outsourcing (“CWO”) businesses, and were negatively impacted by increased SG&A expense as a result of costs related to additional sales resources and also due to bad debt expense. Performance results for each of Ms. Carroll’s business unit measures are as follows:

$ in millions

		2016 Performance Goals				Weighted
Corporate Component and Business Unit Performance Measures	Weighting	Threshold	Target	Maximum	2016 Actual Results	2016 Payout (% of Target)
Corporate Component Performance Measures	30.0%		see details above			0.0%
Americas SAO + Global OCG Gross Profit $	35.0%	$326.335	$362.595	$453.244	$346.209	17.5%
Americas SAO + Global OCG Contribution	35.0%	$53.600	$66.999	$100.499	$58.786	12.25%
	100%					29.75%

Under the terms of the STIP, the Committee retains the right in its discretion to reduce a STIP award based on Company, business unit, or individual performance. The Committee has no discretion to increase a STIP award for Named Executive Officers (though the Committee may approve a special bonus for Named Executives Officers on a discretionary basis to recognize exceptional performance or actions not related to objectives set forth in the STIP; in 2016, no discretionary bonus awards were made to Named Executive Officers). Any awards made under the STIP are subject to the Company’s Incentive Compensation Recovery (“Clawback”) Policy.

Based on these performance results, at its February 15, 2017 meeting, the Committee reviewed and approved payments to the Named Executive Officers in accordance with the STIP provisions as follows:

Named Executive Officer	2016 Base Salary Earnings	2016 STIP Target % of Salary	2016 Payout as a Percentage of Target	2016 STIP Payout
Carl T. Camden	$1,000,000	130%	0.0%	$0
George S. Corona	$655,000	90%	0.0%	$0
Olivier G. Thirot	$515,000	75%	0.0%	$0
Teresa S. Carroll	$500,000	70%	29.75%	$104,125
Peter W. Quigley	$500,000	70%	0.0%	$0

Notes:

•	Mr. Thirot’s compensation has been converted from Swiss Francs (CHF) to U.S. Dollars (USD) using the Company’s budgeted currency exchange rate of 1.0369 in effect for 2016.

Long-Term Incentives

The EIP provides for long-term incentives that reward executives for achieving the Company’s long-term growth and profitability goals. Such compensation is also intended to help the Company retain key employees, and it gives those employees shared financial interests with the Company’s shareholders that are believed to positively influence their job performance and longer-term strategic focus. The EIP allows for grants of equity and non-equity awards to key employees. The Committee approved a redesign of the Company’s long-term incentives in 2015 that included updated performance measures, a greater portion of performance-based compensation, and target opportunities for the Named Executive Officers that were set, on average, to be near market competitive levels.

The Committee believes that compensation programs for the Company’s Senior Officers should include strong alignment between pay and performance, with a significant portion of “at risk” pay. As a result, the design of the 2016 long-term incentives for Senior Officers, including the Named Executive Officers, mirrored the 2015 grants, with grant levels based 75% on performance shares (at target) and 25% on restricted stock in order to create award opportunities that heavily emphasize performance. As noted previously, this was a significant design change from the Company’s pre-2015 long-term incentive awards that were weighted primarily on grants of restricted stock and had a minority weighting on a cash-settled performance-based plan. The updated incentive mix emphasizes performance-contingent awards that are delivered through performance shares and places a reduced weighting on restricted shares.

Prior to 2015, target long-term incentive opportunities for Senior Officers were generally below market median. The overall target number of shares granted to Senior Officers under the 2015 long-term incentive awards brought target total direct compensation opportunities, on average, to be near market median levels. The target number of shares granted to each Senior Officer in 2015, including the Named Executive Officers, were based on an established value for each officer level. Target LTI grant levels, in terms of the number of shares, for nearly all Senior Officers were reduced for the 2016 grant by approximately 15% from the 2015 target share grant levels. (Mr. Thirot’s grant level is not comparable to 2015, since he was in a different role at the time of the 2015 grants.) This change was made at the request of management and with the approval of the Committee, as both believed it was an approach that supported the Company’s investment strategy and efforts to reduce cost. The number of target shares granted to each Named Executive Officer can be found in the “Grants of Plan-Based Awards” table, later in this document. The actual value realized for the grant will be based upon achievement of the performance measures of the performance share awards and the price of the Company’s stock.

Under the terms of the EIP, the Committee retains the right in its discretion to reduce an LTI award based on individual performance. The Committee has no discretion to increase an LTI award for Named Executive Officers. LTI grants are designed to comply with the requirements of Section 162(m) of the Internal Revenue Code (the “Code”) and any performance-based awards made under the EIP are subject to the Company’s Clawback Policy.

Performance Shares

Performance shares provide Senior Officers with the opportunity to earn shares, from zero to 200% of their target opportunity, based on achievement of pre-established measures and goals. For 2016, the Committee selected the following equally weighted performance measures for the performance shares: return on sales, in order to maximize margins from revenues; gross profit for the combined Outsourcing and Consulting Group (OCG) and PT businesses as a percentage of total Company gross profit, to grow high margin businesses; gross profit for the Global Commercial business, to maintain focus on the core business; and TSR relative to the S&P Small Cap 600 Index, to reward relative TSR performance. The Committee believed that these performance measures were aligned with the business strategy and shareholder interests, and also provided balance with STIP measures across the strategic business objectives of the Company.

For the 2016 grant of performance shares, the three financial measures: return on sales, gross profit for the combined OCG and PT businesses as a percentage of total Company gross profit, and gross profit for the Global Commercial business, were established to have three-year goals, which would be developed by aggregating one-year performance goals for each of the years in the performance period 2016 - 2018. This design was selected due to the desire to have multi-year accountability to performance results but recognizing the challenges, at this time, of establishing traditional three-year goals in an uncertain environment. In February 2016, the Committee approved goals at threshold, target, and maximum levels of performance for each of the measures for 2016. Goals for the measures in subsequent years of the performance period will be established within the first ninety days of each of the years, 2017 and 2018. At the end of the performance period 2016-2018 (i.e., in early 2019), goals and results will be aggregated and averaged (or added) as appropriate, for each of the three financial measures, to determine achievement and earning, if any, of shares. The relative TSR measure of the performance shares is a three-year goal with vesting at the end of the 2016-2018 performance period, provided that a threshold level of performance for this measure is achieved. The following table illustrates performance periods for each of the measures for the 2016 performance shares:

Measures	2016	2017	2018
• Return on Sales • OCG + PT Gross Profit as a % of Total Gross Profit • Gross Profit $: Global Commercial	Three-year performance is assessed based on the average (for % measures) or sum (for $ measures) of the annual goals set at the start of each year, relative to three years’ of results
• Relative TSR	Three-calendar year Performance Period

The following target number of performance shares were awarded for each performance measure to the Named Executive Officers in 2016:

Target Number of Performance Shares Awarded
	Financial Measures
Name	Return on Sales	Gross Profit: OCG + PT as % of Total GP	Gross Profit $: Global Commercial	Relative TSR	Total Number of Performance Shares @ Target
Carl T. Camden	25,500	25,500	25,500	25,500	102,000
George S. Corona	11,156	11,156	11,156	11,156	44,625
Olivier G. Thirot	6,375	6,375	6,375	6,375	25,500
Teresa S. Carroll	6,375	6,375	6,375	6,375	25,500
Peter W. Quigley	6,375	6,375	6,375	6,375	25,500

For achievement of threshold performance, 50% of target performance shares would be earned, for achievement of target performance, 100% of target performance shares would be earned and for achievement of maximum performance or higher, 200% of target performance shares would be earned under the 2016 long term incentive design. The threshold goals were set at levels for which the Committee believed it was appropriate to start earning incentives; target goals were set at budgeted levels, which the Committee considered were “challenging but achievable”; maximum goals were set at significant stretch levels for which the Committee believed the earning of two times target payout was warranted. Straight line interpolation occurs for achievement of performance between threshold and target, and between target and maximum.

Shares that are subject to the relative TSR measure have a three-year performance period, 2016–2018. TSR combines share price appreciation plus the value of reinvested ex-date dividends and is expressed as a percentage. For the 2016 performance shares, TSR will be calculated based on the average adjusted closing stock price for the twenty consecutive trading days immediately prior to the beginning and end of the three-year measurement period, January 1, 2016 to December 31, 2018. Shares are earned based on the Company’s TSR at the end of the three-year performance period relative to that of the S&P Small Cap 600 Index. In order to encourage appreciation of the Company’s share price, the calculated award will be reduced by 50% if at the end of the performance period the Company’s TSR is negative, indicating it has declined over the three-year period.

Performance awards are granted in the form of Performance Share Units (“PSUs”). Performance shares are not eligible for dividends or dividend equivalents. In the event of a Senior Officer’s termination of employment due to death, disability, normal retirement, or termination not for cause, they will receive a prorated award of performance shares based on actual results achieved, if any. Normal retirement is defined as age 62 with at least five years of service. In order to be eligible for a prorated award due to termination by the Company not for cause, a Senior Officer must have been employed for at least one year after the date the grants were approved by the Committee. The prorated amount is based on the number of whole months in the performance period that were worked by the Senior Officer prior to termination divided by 36. Any performance shares earned under any measure will vest in early 2019, following approval by the Committee.

Restricted Stock

Restricted stock is considered by the Committee to be an effective vehicle to support the Company’s long-term compensation objectives:

•	Alignment with shareholder interests;

•	Facilitate retention through an extended pro-rata vesting structure; and

•	Support meaningful stock ownership.

At its February 17, 2016 meeting, the Committee approved restricted stock grants for Senior Officers, including the Named Executive Officers, which vest ratably over four years, as detailed in the Summary Compensation Table and the Grants of Plan Based Awards Table. This grant of restricted shares represents 25% of each Senior Officer’s target long-term incentive grant. The Company believes that restricted stock awards are an important component of total compensation for our Named Executive Officers and the four-year, pro-rata vesting feature supports the Company’s retention objective. Restricted stock awards are forfeited upon voluntary termination, normal retirement, and involuntary termination with or without cause, and vesting is not accelerated in the case of a change in control. Restricted stock awards are prorated in the event of termination due to death or disability.

No special grants, outside of the long-term incentive awards granted to all Senior Officers, were made to any of the Named Executive Officers during 2016.

Long-Term Incentive for 2014-2016

The long-term incentive design that was used to grant awards in 2012, 2013, and 2014 was a performance-based long-term cash incentive plan for Senior Officers, including the Named Executive Officers, except for Mr. Thirot who was not a Senior Officer at the time these grants were made. This LTI design was replaced with the equity-based design explained above, beginning with the 2015 grant. The prior design provided for grants of cash-based performance awards that vested based upon achievement of specific Company performance measures over a three-year period. Specific performance goals for each grant were established by the Committee for each three-year performance period. During 2016, there was only one outstanding grant remaining under this LTI design, the final performance period covering fiscal years 2014 through 2016. The measures for the performance period included a balance of performance as measured by Cumulative After-Tax Earnings and Return on Sales (ROS) in the final year of the performance period, each weighted equally at 50%. A threshold level of performance must be attained on at least one measure in order to earn a payout under the plan. Award amounts earned are based on the level of achievement for each of the performance measures. These levels and final performance results for the 2014-2016 performance period are provided in the following chart:

$ in millions

Opportunity Per Participant by Performance Level (Cash Value)				Performance Levels and Goals				Performance Results and Funding Level
CEO	COO	EVP	SVP	Performance Levels	Cumulative After-Tax Earnings (weighted 50%)	Return on Sales (weighted 50%)	Payout as % of Target	Cumulative After-Tax Earnings Result	Funding Level (as % of Target)	Return on Sales	Funding Level (as % of Target)
$112,500	$87,500	$62,500	$37,500	Threshold	$150,000	1.5%	50%
$225,000	$175,000	$125,000	$75,000	Target	$250,000	2.5%	100%	$144.467	0.00%	1.263%	0.00%
$337,500	$262,500	$187,500	$112,500	Maximum	$300,000	3.0%	150%

After consideration of Company performance for 2016, the final fiscal year of the three-year 2014 - 2016 LTI performance period, and consistent with our pay for performance philosophy, the Committee determined that there would be no payout for this performance period as threshold performance was not achieved for either measure.

Retirement Benefits

Highly compensated employees in the U.S. are not eligible to participate in the Company’s qualified 401(k) plan. In order to provide a competitive total compensation package, the Company has established the Management Retirement Plan (the “MRP”). The MRP is a U.S. nonqualified defined contribution/deferred compensation plan available to all highly compensated employees, including the Named Executive Officers, as outlined by Section 414(q)(1)(B)(i) of the Code. Employees who are working in the U.S. while on an international assignment, are not eligible to participate in the MRP. All participants in the MRP can elect to defer from 2% to 25% of their annual base earnings and 2% to 50% of their annual incentive earnings. Matching contributions by the Company equal 50% of the first 10% of base salary and annual cash incentives deferred by a participant. Other than the MRP, there are no other retirement income plans available to the Company’s highly compensated employees in the U.S. The MRP provides all participants, including the Named Executive

Officers, with a tax gross-up of Medicare taxes incurred on contributions to the plan. The Medicare tax gross-up provides for parity with other employees who are eligible to participate in the Company’s tax-qualified 401(k) plan and therefore do not pay Medicare tax on Company contributions.

Mr. Thirot’s Retirement Benefits

As a resident of Switzerland, Mr. Thirot participates in the Swiss Social Insurance System (“Swiss System”) that provides retirement, disability, and death benefits. His retirement benefit includes contributions that he makes to the fund, as well as company contributions that are made to the fund on his behalf. Mr. Thirot did not participate in any U.S.-based retirement plans during 2016.

Health and Welfare Benefits

The health and welfare plans, including Company-provided life insurance, provided to the U.S. Named Executive Officers are the same plans available to all regular staff employees.

Mr. Thirot’s Health and Welfare Benefits

During 2016, Mr. Thirot received a health care allowance as part of his Swiss compensation that was intended to help defray the cost of obtaining health care coverage for himself and his family in Switzerland. Residents in Switzerland are required to carry health care coverage, however, it is not common for Swiss companies to provide this benefit to their employees. The Company’s Swiss entity does not provide health care coverage to its employees. While on assignment in the U.S., Mr. Thirot pays employee premiums for health care coverage for himself and his dependents under an international plan established for employees who are on international assignments. Under the Swiss System, Mr. Thirot’s spouse is eligible to receive benefits in the event of his death from sickness or accident. He was not a participant in the U.S. life insurance program during 2016.

Perquisites

A modest level of perquisites is available to Named Executive Officers:

Perquisite	Benefit	Usage in 2016
Company Aircraft	To facilitate conducting the Company’s business and provide a competitive advantage, a private aircraft service is available. Senior Officers may utilize the aircraft service for business purposes. On rare occasions, an executive may use the aircraft service for personal non-business purposes.	No personal use of private aircraft by Named Executive Officers in 2016.
Executive Physical	To ensure Senior Officers monitor their health and general well-being, an annual physical examination is provided at the Company’s expense. Senior Officers also have the ability to use their own physician to perform the required tests and evaluations, in lieu of using the selected facilities. For those Senior Officers, expenses were processed through their employee health care coverage and not through the executive physical program.	Two Named Executive Officers utilized the executive physical program in 2016.
Vacation Facility	Two Company-owned condominiums are available on a limited basis to employees at the Vice President level and above.	Three Named Executive Officers used the vacation facility in 2016.

The aggregate amount of perquisites provided in 2016 for each of the Named Executive Officers, with the exception of Mr. Thirot, was less than $10,000 and therefore only Mr. Thirot’s usage is reported in the Summary Compensation Table.

Mr. Thirot’s International Assignment

Mr. Thirot is provided with certain benefits as a result of his international assignment. In light of his promotion to CFO and transition to being a U.S.-based employee, the initial assignment benefits provided to Mr. Thirot were reduced for 2016. The housing and utilities allowances, as well as his home leave benefits, were discontinued effective January 1, 2016. The

Company continues to provide tax support to Mr. Thirot and these amounts are included in the “All Other Compensation” column of the Summary Compensation Table of this Proxy Statement and are explained in detail in the footnotes of that table.

Executive Severance Plan

In order to provide a mechanism to ensure retention of the Named Executive Officers, the Board of Directors, upon the recommendation of the Committee, adopted an Executive Severance Plan (the “Severance Plan”) in April 2006 for a limited number of Executive Officers. Of this original group of Executive Officers, only Mr. Camden and Mr. Corona remain as participants in the Severance Plan. The Severance Plan provides severance benefits in the event a participant’s employment is terminated under certain circumstances as explained and illustrated in the section Potential Payments Upon Termination. The Company does not provide other special benefits upon a change in control or upon termination following a change in control.

Under the terms of the Severance Plan covering the two eligible Named Executive Officers, each would be entitled to severance payments and benefits in the event that he experiences a “qualifying termination” (i.e., termination without cause by the Company as is defined in the Severance Plan). Termination for “good reason” as defined in the Severance Plan is a qualifying termination only applicable to Mr. Camden. In the event of a termination for any reason, eligible Named Executive Officers would be entitled to any earned compensation owed but not yet paid as of the date of termination. Eligible Named Executive Officers would also be entitled to payment of vested benefits, if any. Details of the Severance Plan are provided in the Potential Payments Upon Termination section of this Proxy Statement.

Effective March 31, 2017 the Committee gave notice to terminate the Plan pursuant to the Plan’s termination provision, which requires written notice to participants of its intent not to renew. At the same time, the Committee approved the Senior Executive Severance Plan for the Company’s Named Executive Officers. The new plan provides financial protection to this limited group of participants, in the event of a qualifying termination of employment. Further details of this plan will be provided in the Company’s 2018 proxy statement.

Mr. Thirot’s Severance Benefit

Under the terms of Mr. Thirot’s Swiss employment agreement, if he had been terminated by the Company, other than for willful misconduct, on or prior to December 31, 2016, he would have been provided with either three months’ notice or three months of salary in lieu of notice, at the Company’s discretion. In December 2016, Mr. Thirot and the Company mutually agreed that effective January 1, 2017, his employment relationship with the Company’s Swiss entity, including his Swiss employment agreement, would be terminated. Beginning in 2017, Mr. Thirot is paid from the Company’s U.S, payroll and he participates in U.S. benefit programs. As such, he does not currently participate in a severance program. Severance benefits, if any, would be determined at the discretion of the Compensation Committee as explained in the section, Potential Payments Upon Termination of this document.

Executive Compensation Governance

Annual Say on Pay Vote

The frequency of the Company’s Say on Pay vote is annually and, as such, the Committee considers the shareholder advisory vote on executive compensation as disclosed in the Company’s proxy statement each year and determines whether the voting results warrant consideration of changes in the pay programs for named executive officers. Based on the results of the 2016 vote, with 98.9% of the shares represented at the meeting approving the proposal, the Committee concluded that its executive compensation decisions were supported by shareholders and that the Company’s compensation programs did not require material changes in response to the vote.

Stock Ownership and Retention Requirements

The Committee seeks to encourage meaningful stock ownership by the Company’s executives so as to align their interests more closely with shareholders’ interests. The Committee periodically reviews the Stock Ownership Plan requirements to ensure the design is consistent with market practice. In consideration of the Company’s new LTI design that provides Senior Officers with the opportunity to earn a greater number of shares through the addition of performance share awards and to ensure guidelines are in line with current market practice and those of our peers, the Committee approved new executive stock ownership and retention requirements at its February 17, 2016 meeting. The new requirements are expressed as a multiple of base salary for each level of Senior Officer and more closely reflect current market practices, as determined by research performed by the Consultant.

2016 Minimum Stock Ownership Requirements
Multiple of Base Salary
CEO	COO/EVP	SVP
6x	3x	1.5x

Under the 2016 ownership requirements, Senior Officers are required to hold all (100%) of the after-tax shares acquired upon equity award vesting until compliance with the requirements is achieved. Shares counted toward achievement of ownership requirements include: directly owned shares (including those held in retirement plans), shares held by family or trusts, and 60% of unvested restricted stock, restricted stock units, and earned unvested performance shares. Although there is not a fixed compliance period, it is anticipated that new Senior Officers will likely reach the guidelines within five years from their start date. The Committee reviews each executive’s progress towards and compliance with the share ownership requirements on an annual basis. If the required level of ownership is not achieved within a reasonable period of time or an executive fall out of compliance with the requirements, the Committee can eliminate or adjust the amount of any future equity awards. Stock ownership levels must be maintained as long as the executive is employed by the Company and is a participant in the Stock Ownership Plan.

As of January 1, 2017, all Named Executive Officers met their stock ownership requirement under the current requirements. Effective commencing in February 2017, the CFO’s stock ownership requirement was increased to three times base salary (up from 1.5 times base salary).

Incentive Compensation Recovery (“Clawback”) Policy

To support the Company’s focus on compensation program governance, the Committee approved implementation of a Clawback Policy at its February 17, 2011 meeting. This policy applies to awards granted under STIP and EIP on or after January 1, 2011 to officers of the Company who are subject to Section 16(b) of the Securities Exchange Act of 1934. These officers are required to repay or forfeit, to the fullest extent permitted by law and as directed by the Committee, any performance-based annual or long-term incentive compensation, based on the achievement of financial results that were subsequently restated due to the Company’s material non-compliance with the financial disclosure requirements of the federal securities laws, provided the amount of incentive compensation that would have been received or earned would have been lower had the financial results been properly reported. If necessary, we plan to modify our policy to comply with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), when the SEC or Nasdaq implements rules and regulations. The Clawback policy was included as part of the Company’s updated Insider Trading Policy and Section 16 Compliance Procedures in 2016.

Hedging and Pledging of Shares

The Company’s Insider Trading Policy and Section 16 Compliance Procedures as updated in August 2016, strictly prohibits the Company’s Directors and all employees, including the Executive Officers, from engaging in hedging, monetization, or other derivatives or speculative transactions in securities of the Company. This includes short sales, failing to deliver Company securities sold, put or call options, equity swaps, collars, forward sale contracts, exchange funds, holding Company securities in a margin account, or pledging Company securities as collateral for a loan. The EIP does not allow the pledging, sale, assignment or transfer of shares in any manner, except if the Committee determines that a transfer will not violate any requirements of the SEC or IRS. The Committee may permit an inter vivos transfer by gift to, or for the benefit of, a family member of the grantee.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Code places a limit of $1 million on the amount of nonperformance-based compensation that can be deducted for tax purposes for the CEO and the other three highest paid executives (excluding the CFO) listed in the Summary Compensation Table. However, tax deductibility is only one factor considered in any decision regarding executive compensation. In order to best serve the Company and the interests of its shareholders, the Company may determine that payment of non-deductible compensation is necessary and appropriate to provide rewards consistent with the overall philosophy and objectives of the compensation program.

Compensation Committee Report

Prior to and at its meeting held on March 21, 2017, the Compensation Committee reviewed and discussed the Compensation Discussion and Analysis presented in this Proxy Statement. Based on its review and subsequent discussions with management, the Committee approved the Compensation Discussion and Analysis and directed management to include it in this Proxy Statement.

This report is submitted by the Compensation Committee of the Board of Directors.

B. JOSEPH WHITE, CHAIR ROBERT S. CUBBIN, VICE CHAIR JANE E. DUTTON TERRENCE B. LARKIN LESLIE A. MURPHY DONALD R. PARFET

Summary Compensation Table 2016

As discussed previously, the “Stock Awards” amounts for 2016 and 2015 reflect primarily performance-contingent award opportunities that are only earned if specific financial and relative TSR goals are achieved, whereas, the 2014, “Stock Awards” were only subject to continued employment.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards (2)(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (4)(5) ($)	Total ($)
Carl T. Camden	2016	1,000,000	-	2,274,600	-	-	-	147,058	3,421,658
President and Chief	2015	1,000,000	-	2,651,200	-	1,539,200	-	139,237	5,329,637
Executive Officer	2014	1,000,000	-	1,229,600	-	1,404,000	-	120,732	3,754,332

George S. Corona	2016	655,000	-	995,138	-	-	-	82,835	1,732,972
Executive Vice President	2015	655,000	-	1,159,900	-	697,968	-	80,072	2,592,940
and Chief Operating Officer	2014	655,000	-	768,500	-	636,700	-	75,782	2,135,982

Olivier G. Thirot (6)	2016	515,000	-	568,650	-	-	-	736,270	1,819,920
Senior Vice President and Chief Financial Officer	2015	481,032	-	331,400	-	342,722	-	295,811	1,450,965

Teresa S. Carroll	2016	500,000	-	568,650	-	104,125	-	48,902	1,221,677
Senior Vice President and General Manager, Global Talent Solutions	2015	482,227	-	662,800	-	228,220	-	43,799	1,417,046

Peter W. Quigley	2016	500,000	-	568,650	-	-	-	57,838	1,126,488
Senior Vice President, General	2015	482,227	-	662,800	-	392,921	-	51,297	1,589,246
Counsel, and Chief Administrative Officer	2014	419,250	-	308,700	-	294,300	-	38,006	1,060,256

(1) Represents 2014, 2015, and 2016 actual base salary earnings.

(2) Grant date fair value is determined by multiplying the number of shares granted by the Market Value (“MV”) on the grant date. MV is determined by the closing price on the date of grant. The MV for the Restricted Stock awards granted to all Named Executive Officers on February 17, 2016 is $16.44, on February 11, 2015 is $17.65, and on October 1, 2014 is $15.37. The target Performance Share awards that are based on financial measures were valued using the closing stock price on the date of grant, discounted because these shares are not eligible for dividends. The resulting value for the 2016 grant on February 17, 2016 is $15.85, and for the 2015 grant on May 6, 2015 is $16.31. The target Performance Share awards that are based on the relative TSR measure are valued using a Monte Carlo valuation method, effective the date of grant. The value for the 2016 grant on February 17, 2016 is $19.73, and for the 2015 grant on May 6, 2015 is $16.01. Please reference the Company’s 2016 10-K filing for details of the assumptions used in the Monte Carlo valuation. The MV for the September 15, 2014 grant to Mr. Thirot is $17.03 and the grant to Mr. Quigley on November 10, 2014 is $15.63.

(3) The maximum number of shares and award value for Performance Share awards for the 2016-2018 performance period is 200% of target shares granted. The table below shows the maximum number of shares and value based on the values of $15.85 for Performance Share awards based on financial measures, and $19.73 for Performance Share awards based on the relative TSR measure, as explained in the previous footnote.

Name	Maximum Number of Performance Shares	Maximum Value of Performance Shares
Carl T. Camden	204,000	$3,431,280
George S. Corona	89,250	$1,501,185
Olivier G. Thirot	51,000	$857,820
Teresa S. Carroll	51,000	$857,820
Peter W. Quigley	51,000	$857,820

(4) Amounts for Named Executive Officers (other than Mr. Thirot) include premiums paid for life insurance, dividends on unvested restricted shares, company matching contributions to the MRP, and Medicare tax gross-ups on those MRP contributions. (See table below.) No highly compensated employees as outlined by Section 414(q)(1)(B)(i) of the Internal Revenue Code, including the Named Executive Officers, are eligible to participate in the Company’s tax-qualified retirement plan. Company contributions to the MRP include the Company match on participant deferrals as explained in the Retirement Benefits section of this document. The total value of perquisites provided to each Named Executive Officer (other than Mr. Thirot) in 2016 was less than $10,000 and, in accordance with reporting regulations, were not required to be included here.

Name	Group Term Life Premiums	Dividends on Restricted Shares	Company Matching Contributions	MRP Medicare Gross-ups	Total All Other Compensation
Carl T. Camden	$1,980	$44,444	$96,176	$4,458	$147,058
George S. Corona	$1,729	$24,575	$54,119	$2,412	$82,835
Teresa S. Carroll	$1,320	$9,463	$36,411	$1,708	$48,902
Peter W. Quigley	$1,320	$9,806	$44,646	$2,066	$57,838

(5) The amount reported for Mr. Thirot includes his representation allowance, supplemental health care allowance, and a supplemental contribution to the government-mandated occupational pension benefit program paid through Swiss payroll; dividend equivalents paid to Mr. Thirot during 2016; the value of unused Swiss vacation time paid to Mr. Thirot in December 2016 as a result of his moving from Swiss payroll and benefits to U.S. payroll and benefits effective January 1, 2017; the incremental cost of his personal use of the Company-owned vacation property in 2016; the cost of his executive physical; and the following costs associated with his international assignment from Switzerland to the U.S.: tax preparation fee of $13,183, visa support expense: $3,999, credit for repayment of home leave in the amount of $2,634, and tax gross-ups/payments, net of tax recoveries (from prior years received in 2016) of US federal and Michigan state taxes made by the Company on Mr. Thirot’s behalf under the Company’s tax equalization policy totaling $648,386. Final tax recoveries related to the 2016 reporting year will be reflected in the future reporting year in which the 2016 tax obligation is finalized.

Name	Represen- tation Allowance	Supplemental Health Care	Supplemental Pension Contributions	Dividend Equivalents on Restricted Share Units	Vacation Payout	Use of Vacation Property	Executive Physical	International Assignment Costs	Total All Other Compensation
Olivier G. Thirot	$18,664	$7,466	$10,505	$6,323	$28,611	$467	$1,300	662,934	$736,270

(6) Amounts reported for Mr. Thirot are converted from Swiss francs to U.S. dollars at an exchange rate of 1 CHF = 1.0369 USD. This is the rate used by the Company for budgeting purposes in 2016.

Grants of Plan-Based Awards 2016 (1)

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units (5) (#)	Grant Date Fair Value of Stock and Option Awards (6) ($)
Name	Grant Date (2)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Carl T. Camden	STIP	650,000	1,300,000	2,600,000
	2/17/2016				51,000	102,000	204,000		1,715,640
	2/17/2016							34,000	558,960
George S. Corona	STIP	294,750	589,500	1,179,000
	2/17/2016				22,313	44,625	89,250		750,593
	2/17/2016							14,875	244,545
Olivier G. Thirot	STIP	193,125	386,250	772,500
	2/17/2016				12,750	25,500	51,000		428,910
	2/17/2016							8,500	139,740
Teresa S. Carroll	STIP	101,500	350,000	700,000
	2/17/2016				12,750	25,500	51,000		428,910
	2/17/2016							8,500	139,740
Peter W. Quigley	STIP	175,000	350,000	700,000
	2/17/2016				12,750	25,500	51,000		428,910
	2/17/2016							8,500	139,740

(1) The Company did not grant stock options during the 2016 fiscal year. Accordingly, this column has been eliminated from the table.

(2) Long-Term incentive grants to Named Executive Officers, consisting of Restricted Shares and Performance Shares, were approved by the Committee at its February 17, 2016 meeting.

(3) Payout for threshold performance under the STIP is 50% of target opportunity for Messrs. Camden, Corona, Quigley, and Thirot. 2016 STIP payouts for each of these Named Executive Officers were based 100% on corporate measures and goals. Additional business unit measures are included in the 2016 STIP goals for Ms. Carroll, that have payouts for threshold performance equal to 20% of her target opportunity. Therefore, the weighted average payout for all measures at a threshold level of performance is equal to 29% of her target opportunity. For the corporate measures, each additional increment above the threshold earns prorated incentive payments up to the maximum as discussed in the Compensation Discussion and Analysis in the Annual Cash Incentive section. For Ms. Carroll’s business unit measures, there is no prorating between payout levels of the payout schedule. STIP maximum payout for all Named Executive Officers is 200% of target opportunity with an individual maximum payout of no more than $3,000,000 as required under the terms of the amended and restated STIP, effective February 12, 2015.

(4) Performance Shares granted in 2016 are earned based upon achievement of three financial measures and a relative TSR measure. These four measures are equally weighted. Achievement of a threshold level of performance on any measure results in 50% of the target shares being earned. Achievement of the maximum level of performance on any measure results in 200% of the target shares being earned by the Named Executive Officer.

(5) Restricted Stock Awards granted February 17, 2016 vest ratably on each of the first four anniversaries of the date of grant (25% per year).

(6) Grant date fair value is determined by multiplying the number of shares granted by the MV on the grant date. MV is determined by the closing price on the date of grant. The MV for the Restricted Stock awards granted on February 17, 2016 is $16.44. The target Performance Share awards that are based on financial measures were valued using the closing stock price on the date of grant, February 17, 2016, discounted because these shares are not eligible for dividends, resulting in a value of $15.85. The target Performance Share awards that are based on the relative TSR measure were valued at $19.73 using a Monte Carlo valuation method, effective the date of grant, February 17, 2016.

Outstanding Equity Awards at Fiscal Year End 2016 (1)

		Stock Awards
Name	Grant Year	Number of Shares or Units of Stock That Have Not Vested(2)(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
Carl T. Camden	2016	34,000	779,280	51,000	1,168,920
	2015	122,127	2,799,151	20,000	458,400
	2014	40,000	916,800
	2013	20,000	458,400

George S. Corona	2016	14,875	340,935	22,312	511,391
	2015	53,430	1,224,616	8,750	200,550
	2014	25,000	573,000
	2013	12,500	286,500

Olivier G. Thirot	2016	8,500	194,820	12,750	292,230
	2015	15,266	349,897	2,500	57,300
	2014	8,500	194,820
	2013	325	7,449

Teresa S. Carroll	2016	8,500	194,820	12,750	292,230
	2015	30,532	699,793	5,000	114,600
	2014	7,500	171,900
	2013	3,750	85,950

Peter W. Quigley	2016	8,500	194,820	12,750	292,230
	2015	30,532	699,793	5,000	114,600
	2014	7,500	171,900
	2013	5,000	114,600

(1) The Company did not grant stock options during the 2016 fiscal year. All previously outstanding granted stock options for the Named Executive Officers expired during the 2014 fiscal year. As a result, there are no outstanding options to report and, accordingly, these columns have been eliminated from the table.

(2) All outstanding restricted stock grants vest ratably over 4 years. The number of outstanding shares has been determined as of December 31, 2016.

(3) 2015 total includes performance shares earned based upon the level of achievement for both financial measures for 2015. These shares will vest in early 2018.

(4) The market value is determined based on the closing market price of our common shares on the last trading day of the 2016 fiscal year, December 30, 2016 ($22.92).

(5) 2015 performance shares that are based upon achievement of the relative TSR measure, whose performance will not be known until early 2018 at the end of the three year performance period 2015-2017. 2016 performance shares that are based upon achievement of financial measures and the relative TSR measures based on the performance period 2016-2018, as explained in the Long-Term Incentives section of this Proxy Statement. Threshold levels are shown here.

Option Exercises and Stock Vested 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Carl T. Camden	-	-	68,750	1,284,463
George S. Corona	-	-	41,875	787,356
Olivier G. Thirot	-	-	6,625	120,405
Teresa S. Carroll	-	-	15,000	275,525
Peter W. Quigley	-	-	15,000	274,888

(1) Value Realized on Vesting is calculated by multiplying the shares vested times the stock closing price on the day of vesting.

Nonqualified Deferred Compensation 2016

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last Fiscal Year End(5) ($)
Carl T. Camden	192,352	96,176	292,834	0	4,711,319
George S. Corona	108,237	54,119	27,915	0	1,774,664
Teresa S. Carroll	72,822	36,411	110,670	17,837	1,382,646
Peter W. Quigley	89,292	44,646	69,668	0	1,038,478

(1) Executives may defer a percentage of their base salary (up to 25%) and annual incentive earnings (up to 50%) for retirement. These amounts, as applicable, are reported as a part of the salary or incentive earnings found in the Summary Compensation Table.

(2) Registrant Contributions in Last Fiscal Year above represent Company matching contributions (50% of the first 10% of salary and annual incentive deferrals), and they are also reported as All Other Compensation in the Summary Compensation Table.

(3) Represents actual earnings from the investment of the prior year aggregate balance plus the earnings on current year executive and Company contributions. The aggregate earnings are based on investment options that are also offered to employees who participate in the Company’s tax-qualified 401(k) plan and are not “above market”; therefore, they are not included in the Summary Compensation Table.

(4) Participants may elect to receive distributions after separation from service, the later of a specified age and separation of service or a scheduled in-service distribution. Amounts may be paid as a lump sum, monthly installments for up to 20 years, or a combination of the two as elected by the participant. Ms. Carroll received a scheduled in-service distribution from her account in 2016.

(5) Amounts reported in this column include the following amounts that have been reported in the Summary Compensation Table for fiscal years 2006-2016: Carl T. Camden ($2,429,395), George S. Corona ($1,091,837); named in the proxies for fiscal years 2013 - 2016: Peter W. Quigley ($432,218); named in the proxies for fiscal years 2015 - 2016: Teresa S. Carroll ($372,711).

Potential Payments Upon Termination 2016

Summary of Potential Payments

This section describes the potential additional payments and benefits under our compensation and benefit plans and arrangements to which the Named Executive Officers would be entitled upon termination of employment under certain circumstances. Named Executive Officers would also be entitled to vested benefits and generally available benefits under our various plans and arrangements, as discussed after the Potential Payments Upon Termination table. The Company does not maintain employment agreements with our Named Executive Officers. The Company did not provide special protections or benefits under any of our compensation or benefits plans upon a change in control or upon a termination following a change in control during 2016. Messrs. Camden and Corona participate in the Executive Severance Plan as described in detail below. The table following the narrative discussion summarizes the amounts payable upon termination under certain circumstances to our current Named Executive Officers, assuming that the executive’s employment terminated on January 1, 2017, the last day of our fiscal year.

Executive Severance Plan

The Company maintains an Executive Severance plan for a limited number of Executive Officers. Messrs. Camden and Corona are the only remaining participants in the plan. The table below reflects the different elements payable under the Severance Plan if a Named Executive Officer, who is a party to the Severance Plan, would experience a qualifying termination. All continuation amounts would be paid over the salary continuation period in compliance with Section 409A. Messrs. Quigley and Thirot, and Ms. Carroll are not participants in the Executive Severance Plan. Severance benefits for Mr. Quigley and Ms. Carroll, if any, would have been determined at the discretion of the Compensation Committee based upon the individual facts and circumstances at the time of their separation from the Company. Separation benefits for Mr. Thirot during 2016 were defined in the terms of his Swiss employment agreement.

If the eligible Named Executive Officer experienced a qualifying termination under the Severance Plan in 2016, the Named Executive Officer would have been entitled to a payment that is based on the target incentive amount established under the Company’s annual incentive plan for the year in which the Named Executive Officer’s termination occurs. This payment would be adjusted on a pro-rata basis according to the number of calendar days the eligible Named Executive Officer was actually employed during such plan year. In February 2017, the Committee approved an amendment to the plan that provides for a payment, if any, that is based on actual performance achieved under the Company’s annual incentive plan for the year in which the eligible Named Executive Officer’s termination occurs, and not the target incentive amount. The Named Executive Officer would not be eligible to receive a payment under the terms of the STIP for the year in which his/her termination occurs, or for a recently completed performance year if termination occurs before incentive payments are made, since a participant must be employed on the date the STIP award is paid following the completion of the performance period.

The eligible Named Executive Officer would receive salary continuation payments in an amount equal to such multiple as may be identified in the Severance Plan times the Named Executive Officer’s base salary. Mr. Camden is eligible for a severance multiple of two and Mr. Corona is eligible for a severance multiple of one. Only Mr. Camden is eligible to receive incentive continuation payments, that are based on his target STIP amount and severance multiple of two. The combination of salary continuation (and incentive continuation if applicable) amounts would be paid by the Company in installments over the severance period and in accordance with the Company’s standard payroll practice, subject to the requirements of Section 409A. The Company would provide comparable medical, dental, vision, and hospitalization benefits to the eligible Named Executive Officer and his eligible dependents for the severance period, provided the Named Executive Officer continues to pay the applicable employee rate for such coverage.

The eligible Named Executive Officer will be entitled to receive reimbursement for professional outplacement services actually incurred during the initial 12-month period following termination, not to exceed $10,000.

The eligible Named Executive Officers, as a condition to receiving payments under the Severance Plan, are required to agree not to directly or indirectly, individually or in any capacity or relationship, engage in any business or employment, or aid or endeavor to assist any business or legal entity, that is in direct competition with the business of the Company for the 12 months following termination.

During this period, the eligible Named Executive Officers must also agree to not induce any employee of the Company to terminate employment with the Company, nor knowingly offer employment to any person who is or who was employed by the Company unless such person has ceased to be employed by the Company for a period of at least six months.

Named Executive Officers covered under the Severance Plan may not disparage, slander, or injure the business reputation or goodwill of the Company. Noncompliance may result in the loss of severance benefits.

Event and Amounts	Carl T. Camden ($)	George S. Corona ($)	Olivier G. Thirot ($)	Teresa S. Carroll ($)	Peter W. Quigley ($)
Involuntary Termination (For Cause)
No other payments due
Voluntary Termination
No other payments due
Normal Retirement (Age 62 and 5 Years of Service)
Performance Shares (Equity-Based)(1)	2,798,176
Total	2,798,176
Involuntary Termination (Not For Cause)
Cash Severance (2)	4,600,000	655,000	128,750
STIP Payout in Year of Termination (3)	1,300,000	589,500
Performance Awards (Cash-Based) (4)	0	0		0	0
Performance Shares (Equity-Based)(1)	2,798,176	1,224,202	447,182	699,544	699,544
Benefits Continuation (5)	22,075	10,512
Outplacement Services (6)	10,000	10,000
Total	8,730,252	2,489,214	575,932	699,544	699,544
Termination For Good Reason
Cash Severance (2)	4,600,000
STIP Payout in Year of Termination (3)	1,300,000
Benefits Continuation (5)	22,075
Outplacement Services (6)	10,000
Total	5,932,076
Death or Disability
Performance Awards (Cash-Based) (4)	0	0		0	0
Performance Shares (Equity-Based)(1)	2,798,176	1,224,202	447,182	699,544	699,544
Restricted Shares (7)	598,464	304,355	94,797	135,434	163,695
Total	3,396,640	1,528,557	541,979	834,978	863,239
Termination Following a Change-in-Control
No other payments due

(1) In the event of a Named Executive Officer’s termination of employment due to disability, death, normal retirement (defined as age 62 with five years of service), or termination by the Company without Cause, at the end of the performance period and following approval by the Compensation Committee, the Named Executive Officer (or the Named Executive Officer’s beneficiary) would receive a pro rata portion of the equity-based Performance Award that would have otherwise vested if employment had continued until the end of the performance period, based on the portion of the performance period that the officer was employed and based on the performance level achieved. Amounts shown below are prorated for 2015 performance shares based on financial measures that were earned but not yet vested and a target level of performance shares that are based on the relative TSR measure with performance to be determined in early 2018, and for the 2016 performance shares a prorated target level of performance for all measures as performance is not yet known and will be determined at the end of the performance period in early 2019 (assuming the December 30, 2016 stock value of $22.92).

(2) The value of cash severance includes base salary continuation for Messrs. Camden and Corona, and incentive continuation for Mr. Camden. Base Salary continuation is calculated by taking the annual salary times the relevant severance plan multiple according to the Severance Plan. Incentive continuation is calculated by taking the annual target incentive times the relevant severance plan multiple as provided in the Severance Plan. Under the terms of Mr. Thirot’s Swiss employment agreement, if he is terminated by the Company, other than for willful misconduct, he will be provided with either three months’ notice or three months of salary in lieu of notice, at the Company’s discretion. The table shows the severance benefit if the Company elects to provide three months of salary in lieu of notice.

(3) The value of pro-rata target incentive with respect to year of termination represents the calculated target incentive for the Named Executive Officers if they had terminated on January 1, 2017. If the termination date is other than the last day of the Company’s fiscal year, incentive earned would equal the target incentive prorated for the number of days worked in the year.

(4) In the event of a Named Executive Officer’s termination of employment due to disability, death or termination by the Company without Cause, at the end of the performance period the Named Executive Officer (or the Named Executive Officer’s beneficiary) would receive a pro rata portion of the cash-based Performance Award that would have otherwise vested if employment had continued until the end of the performance period, based on the portion of the performance period that the officer was employed and based on the performance level achieved. Based on Company performance for the three-year 2014-2016 performance period, a threshold level of performance was not achieved for either measure, resulting in no payout.

(5) The value of the healthcare benefit provided is calculated as the Company-paid portion of the medical plan cost, times the number of months eligible according to the Severance Plan. Costs include medical, dental, and vision (assumes no change in Health Plan or coverage type) and assumes a 10% health care coverage cost increase in second year (as applicable). Executive continues to make normal employee contributions during the severance period.

(6) Represents the maximum allowed benefit for reimbursement of outplacement services for participants in the Severance Plan.

(7) In the event of a Named Executive Officer’s termination of employment due to disability or death, the Named Executive Officer (or the Named Executive Officer’s beneficiary) would receive a pro-rata settlement of unvested restricted stock outstanding at the time of termination. For each grant of restricted stock, the number of restricted shares settled would equal the total number of restricted shares originally granted times the ratio of days employed since the grant date divided by total number of days in the vesting period less the number of restricted shares already settled on the anniversary dates of the grant. The value of this pro-rata settlement (assuming the December 30, 2016 stock value of $22.92) is shown in the table.

The Named Executive Officers would also be entitled to the vested benefits included in the Outstanding Equity Awards at Fiscal Year-End table and the Nonqualified Deferred Compensation table. In addition, the amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment or certain types of termination of employment. These include accrued salary and vacation pay, and life insurance benefits.

PROPOSAL 3 - ADVISORY VOTE TO APPROVE THE FREQUENCY OF THE COMPANY’S EXECUTIVE COMPENSATION

The Dodd-Frank Act enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this Proposal, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation on a one year, two year, or three year basis.

After careful consideration of this Proposal, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote for a one year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this Proposal.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of once every year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”

The option of one year, two years, or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

The Board of Directors recommends a vote “FOR” the option of once every year as the frequency with which stockholders are provided an advisory vote on executive compensation as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

PROPOSAL 4 - APPROVE THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN

The Company adopted the Kelly Services, Inc. Equity Incentive Plan (the “Plan” or the “Equity Incentive Plan”) in 2005. The Equity Incentive Plan has been amended by action of the Company’s Board of Directors on several occasions since its adoption. The most recent amendment was adopted by the Board of Directors on February 16, 2017, subject to the approval of our stockholders at the 2017 Annual Meeting. The Plan provides for the grant to key employees and non-employee directors of the Company of options to purchase shares of Class A stock and other equity-based awards, which may include incentive stock options, non-qualified stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units, performance awards denominated in cash amounts, performance shares, performance share units, or other stock-based awards (collectively, “Awards”).

The amended and restated Plan sets forth the following changes and requirements:

•       Expands the terms of the Plan to include non-employee directors by consolidating the Non-Employee Director Stock Award Plan and implements individual annual limits on non-employee director compensation:

– Grant date fair value of annual equity awards cannot exceed $500,000; and

– Value of annual cash compensation cannot exceed $500,000.

• Provides for a share reserve that is a fixed number of shares, replacing the Plan’s “evergreen” provision;

– Requests a maximum number of shares available for awards of 4,700,000 shares.

• Adds definition of change-in-control (“CIC”) and provides for the treatment of long-term incentive awards upon a “double trigger”; a CIC and qualifying termination of employment;

– Provides for full vesting of restricted shares/units;

– Provides for full vesting of performance shares and cash awards, both at target; and

– Provides for immediate vesting or payout (at target for performance shares) if awards are not assumed.

•	Increases the maximum amount of a cash-denominated award to an individual employee from $1,000,000 to $2,500,000 multiplied by the number of years in any applicable performance period(s);

•	Eliminates all provisions for restoration options;

•	Prohibits the recycling of stock options and SARs;

•	Prohibits the buyout of stock options and SARs;

•	Require a minimum of twelve-month performance period for performance awards (Note: Our regular Performance Share Awards have a three-year performance period);

•	Requires a minimum twelve-month vesting period for stock options and SARs; and

•	Extends the expiration date of the Plan with respect to Nasdaq requirements, for a new ten year period ending February 15, 2027.

The above changes were made in order to be consistent with current market practices and reflect the Company’s objectives for maintaining a strong alignment between pay and performance. A summary of the principal features of the Equity Incentive Plan is set forth below. This summary is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit A to this proxy statement.

The Board of Directors is asking the Company’s stockholders to approve the Equity Incentive Plan, as amended and restated. The Plan is intended to allow the Committee to pay compensation that may be exempt under the qualified performance-based compensation exception under Section 162(m) of the Code, if shareholders approve the Plan. Treasury Regulations require stockholder approval of the Plan at least every five years for this purpose. Nasdaq regulations require that shareholders approve the entire plan at least every ten years. It is our intent that approval of the amended and restated Plan satisfy the requirements of both provisions.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Company’s Amended and Restated Equity Incentive Plan in substantially the form set forth in Exhibit A.

Description of the Equity Incentive Plan

The following summary outlines the principal features of the Equity Incentive Plan.

Purpose. The purpose of the Plan is to provide for long-term incentive or other performance related compensation to selected key employees and directors of the Company or an affiliated entity of the Company for their contributions to the Company’s growth and profitability. Such compensation is intended to help the Company attract and retain superior individuals, and to give those individuals shared financial interests with the Company’s stockholders that are believed to positively affect their job performance.

Eligibility. The persons who are eligible to receive Awards pursuant to the Plan are key employees and directors of the Company or any affiliated entity of the Company who are designated by the Committee (as defined below) from time to time. The Company estimates that approximately 100 officers would currently be eligible for Awards under the Plan. The Plan also provides for modest discretionary stock awards on an exception basis for employees below the officer level.

Administration. The Equity Incentive Plan is administered by the Compensation Committee of the Board or any other committee designated by the Board to establish the necessary performance goals and administer the Plan (the “Committee”). The Committee must be comprised of two or more “non-employee” directors within the meaning of Rule 16b-3 of the SEC. In addition, to the extent that the Company determines it desirable to qualify Awards granted under the Plan as “performance-based compensation” under Code Section 162(m), the Committee must be comprised solely of two or more “outside directors” within the meaning of Code Section 162(m).

The Committee may delegate to the chief executive officer of the Company, if also a director, authority to grant Awards under the Plan to employees who are not required to report transactions in Company stock (“Section 16 Reporting Persons”) or who are not senior vice presidents or officers of higher rank.

Award Types. The Equity Incentive Plan permits the Committee to grant, in its discretion, incentive stock options, non-qualified stock options, SARs, restricted shares, restricted share units, performance awards denominated in cash amounts, performance shares, performance share units, additional shares, or other stock-based awards, each of which is described hereafter.

Maximum Number of Shares Awardable Under the Plan. The Equity Incentive Plan was designed as a so-called “evergreen” plan in that it did not specify a maximum number of shares of Class A stock that may be issued and made subject to issuance over the life of the Plan. Instead, it provided that, at any given time, the maximum number of shares that may be issued and made subject to future issuance shall equal 15% of the number of shares of Class A stock that were outstanding (exclusive of treasury shares) as of the end of the immediately preceding Company fiscal year (rounded downward if necessary to eliminate fractional shares), reduced to take into account various Awards made during the period consisting of the immediately preceding four complete fiscal years of the Company and its then-current fiscal year to date (the “Adjustment Period”), and increased by the number of shares as to which stock options granted during the Adjustment Period have since expired or terminated for any reason other than exercise of such options or related SARs or by any shares transferred to the Company to satisfy the exercise price of any options. Stock options, SARs and other equity-based Awards assumed by the Company in a merger or acquisition of another company would not count against the shares available for Award under the Plan.

Commencing with the Company’s 2017 shareholders meeting, the maximum number of shares of Company stock that may be issued or delivered pursuant to awards under the Equity Incentive Plan will be 4,700,000. Shares issued or delivered pursuant to an award may be authorized but unissued shares, treasury shares, including shares purchased in the open market, or a combination of the foregoing. With respect to awards granted on or after the Company’s 2017 shareholders meeting, the following shares shall also be available for an award under the Plan: shares covered by an award that expires or is forfeited, canceled, surrendered or otherwise terminated without issuance of such shares and the release of the “substantial risk of forfeiture” under section 83 of the Code, if applicable; shares covered by an award that is settled only in cash; shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become employees or directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its affiliates (except as may be required by reason of Section 422 of the Code or the rules and regulations of any stock exchange or other trading market on which the shares are listed); and any shares from awards exercised for or settled in vested and non-forfeitable shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement. The following shares issued or delivered under this Plan shall not again be available for grant as described above: shares tendered in payment of the exercise price of an option; shares withheld by the Company or any affiliated entity to satisfy a tax withholding obligation; and shares repurchased by the Company with option proceeds.

In addition, the number of shares covered by outstanding incentive stock options, plus the number of shares issued in settlement of exercised incentive stock options under the Plan, may not exceed 4,000,000 shares.

Cash Denominated Award Limits. The maximum amount payable with respect to a cash-denominated performance award to any single employee during any performance period is $2,500,000 multiplied by the number of years included in such performance period. The maximum amount of cash compensation that may be paid, taking any deferrals into account for the year of deferral, to any single director with respect to each twelve-month period beginning with each annual shareholder meeting is $500,000.

Equity Awards to Directors. The maximum fair market value, as determined on the date of grant, of Company stock that may be granted to any single director with respect to each twelve-month period beginning with each annual shareholder meeting is $500,000.

Incentive Stock Options. Incentive stock options entitle the holder to purchase a certain number of shares of Class A stock at an exercise price specified at the time the option is granted. The exercise price per share of Class A stock that may be purchased under an incentive stock option may not be less than 100% of the fair market value of a share of Class A stock on the date the option is granted (110% in the case of certain stockholders). The aggregate fair market value of all shares of Class A stock subject to incentive stock options that become exercisable for the first time during any year may not exceed $100,000.

Non-Qualified Stock Options. Non-qualified stock options, which are stock options that are not incentive stock options, entitle the holder to purchase a certain number of shares of Class A stock at an exercise price which is at least equal to 100% of the fair market value of a share of Class A stock on the date the option is granted.

Number of Shares Underlying Options. The maximum number of shares that may be granted as options (whether or not in tandem with SARs) during any consecutive five calendar years to any single employee is 750,000.

Exercisability of Options. At the time of grant, the Committee will specify the time at which any portion of an option first becomes exercisable and the latest date on which the option may be exercised, provided that no option shall be exercisable prior to twelve (12) months of continued service by a grantee following the date of grant, except as otherwise provided in the option award or this Plan for termination of service due to death or disability. The expiration date for any incentive stock option granted to a 10% owner will not be longer than five years after the date of grant, and the expiration date for any other option will not be longer than ten years after the date of grant. The Committee shall determine the disposition of the grant of each option in the event of the death, disability or other termination of employment of an employee or termination of service as a director. The Committee may, in its discretion, accelerate the exercisability of any portion of an option or provide for automatic acceleration of exercisability upon the occurrence of such events as it may specify, such as upon the death or disability of a grantee.

Option Price. The Committee will determine the exercise price per share of options but in no event will the exercise price be less than the fair market value of a share of Class A stock on the date the option is granted. Except as otherwise limited by the Committee at the time of grant, payment for shares of Class A stock purchased upon exercise of an option shall be made on the effective date of such exercise by one or a combination of the following means: (1) entirely in cash; (2) by delivery of whole shares of Class A stock owned by the option holder for more than six months on the date of surrender; or (3) pursuant to a cashless exercise program implemented by the Company in connection with the Plan.

Restriction on Repricing. Absent stockholder approval, neither the Committee nor the Board of Directors has the authority to reprice any Option or SAR after the date of the initial grant with a lower exercise price in substitution for the original exercise price.

SARs. SARs are rights that, when exercised, entitle the holder to the appreciation in value of the number of shares of Class A stock specified in the grant from the date granted to the date exercised. An exercised SAR may be settled in cash or stock, or any combination of cash and stock, as specified by the holder. SARs may be either stand-alone SARs, which are not granted in conjunction with an option, or tandem SARs, which may be granted at the same time as or subsequent to the time that its related option is granted. The exercise price of a tandem SAR will be the exercise price per share under the related option (but not less than the fair market value of a share of Class A stock on the date of the grant of the SAR), and the exercise price per share subject to a stand-alone SAR will not be less than the fair market value of a share of Class A stock on the effective date of grant of the SAR. No stand-alone SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and no SAR shall be exercisable prior to twelve (12) months of continued service by a grantee following the date of grant, except as otherwise provided in the option award or this Plan for termination of service due to death or disability. A SAR will be exercisable after a grantee’s termination of employment or service to the extent and during such period as determined in the Committee’s discretion, and as set forth in the Award agreement evidencing such SAR. Tandem SARs related to an incentive stock option are exercisable only when the fair market value of a share of Class A stock exceeds the exercise price of the incentive stock option. The maximum number of shares that may be granted in connection with stand-alone SARs during any consecutive five year period to a single employee is 750,000.

Restricted Shares. Restricted shares consist of shares of Class A stock issued under the Plan that are subject to certain restrictions established by the Committee, which may include the achievement of performance goals specified by the Committee from a list stated under “Performance Awards to Named Executive Officers” below, which are designated as subject to the requirements of Section 162(m) of the Code. Restricted stock awards may not be disposed of by the recipient until the restrictions imposed by the Committee have lapsed. If a grantee remains an employee or director throughout the restriction period (which may not be less than 12 months), and upon satisfaction of any other restrictions imposed by the Committee, the restricted stock award will become fully vested. If the grantee ceases to be an employee or director during the restriction period due to death or disability, the Award shall be vested in proportion to the then elapsed portion of the restriction period, and the remainder of the Award will be forfeited, unless the Committee determines to waive the forfeiture. If the grantee otherwise ceases to be an employee or director during the restriction period, the Committee shall determine the disposition of the Award. The grantee of restricted shares will receive any cash dividends paid with respect to such shares during the restriction period. Any non-cash dividends will be retained by the Company and will be paid upon the vesting of the restricted shares.

Restricted Share Units. Restricted share units are awards that may consist of Class A stock, cash equivalents of Class A stock, or a combination of both. Payout of a restricted share unit award is subject to certain restrictions established by the Committee, which may include the achievement of performance goals specified by the Committee from a list stated under “Performance Awards to Named Executive Officers” below, which are designated as subject to the requirements of Section 162(m) of the Code. If a grantee remains an employee or director throughout the restriction period (which may not be less than 12 months), and upon satisfaction of any other restrictions imposed by the Committee, the Award shall be settled in cash, whole shares of Class A stock, or a combination of cash and stock, as the Committee shall determine.

Number of Shares in connection with Restricted Shares and Restricted Share Units. The maximum number of shares subject to restricted shares and restricted share units that may be granted to any employee with respect to a single performance period during any consecutive five calendar years is 750,000.

Performance Awards Generally. The following terms apply to all “performance awards” granted under the Plan. Performance awards may be either cash-denominated performance awards or performance shares or performance share units, which are denominated in shares of Class A stock or share units. All performance awards are subject to forfeiture if performance goals are not attained. The value of any such stock awarded will be the fair market value of the stock on the date of settlement. At the time of grant, the Committee shall establish one or more performance periods of no less than twelve (12) months with respect to the performance award. If the performance award is granted during the first fiscal quarter of the Company’s fiscal year, the performance period will begin on the first day of the fiscal year, and can also be based on calendar years. For grants made after the first fiscal quarter of the Company’s fiscal year, the Committee can also use the performance period that starts on the first day of the fiscal year or calendar year, and the Committee can choose to prorate the grants. Otherwise, the performance period will begin on the date of grant or such other period selected by the Committee. At the time of grant, the Committee will also establish one or more business performance goals for the performance period, and the weight to be given each such goal. All performance goals established by the Committee must also be approved by the Board. The initial performance goals may be modified or adjusted during the performance period in light of previously unforeseen transactions, events or circumstances occurring after the initial performance goals are established.

Performance Awards to Directors or Employees Other than Named Executive Officers. The following terms apply only to performance awards granted to directors or employees who are not named executive officers and to performance awards that the Committee otherwise does not designate as subject to the requirements of Section 162(m) of the Code, as explained in more detail in the following section entitled “Performance Awards to Named Executive Officers.” As soon as practicable after the end of a performance period, the Committee will determine the extent to which the performance goals for the related performance award were attained. If the Committee determines that the performance goals were fully attained, and, subject to the terms of any applicable Award agreement, if the grantee of the performance award has remained an employee or director throughout the applicable performance period, and any other conditions imposed by the Committee are satisfied, the performance award will become fully vested according to its terms. However, if the grantee did not remain employed by or in service to the Company throughout the performance period due to the director or employee’s death, disability, termination by the Company without “cause” (as such term is defined later in this section), or following normal retirement as defined by the Committee, then as soon as practicable following termination of employment or service (but not earlier than after the applicable performance periods are completed and the date the Committee determines that the performance goals are attained), the grantee will be entitled to receive a pro-rata portion of the part of his or her performance award that would have otherwise vested if the grantee’s employment or service had continued until the end of the performance period, provided that in the event of a termination by the Company without “cause”, the grantee must have been an employee or director for at least one year after the date the grants were approved by the Committee. If the grantee reaches normal retirement age as defined by the Committee, the grantee will become eligible for a prorated performance award under the terms of the award, provided that the performance goals are attained. The remainder of such grantee’s performance award will be forfeited unless the Committee decides to waive such forfeiture. If the grantee ceases to be an employee or director during the applicable performance period for any reason other than death, disability, termination by the Company without cause or normal retirement, the Committee shall determine the disposition of the performance award at the end of the performance period, which disposition may include forfeiture of all or a portion of the Award. Performance awards that vest will be settled during, or soon after, the year the vesting date occurs, and no later than two and one-half months after the end of the year in which vesting occurs. “Cause” means the occurrence of any one or more of the following: (i) the grantee’s willful and continued failure to substantially perform his duties after a written demand and opportunity to explain and defend and cure; (ii) the grantee’s gross negligence or willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; (iii) the grantee’s conviction of, or plea of guilty or nolo contendere, to any felony or to any other crime which involves the personal enrichment of the grantee at the expense of the Company; and (iv) the grantee’s material breach of the Company’s Code of Business Conduct and Ethics.

At the end of the performance period, the Committee may recommend a grant of additional shares of Class A stock to the grantee of a performance award that is to be settled in shares if the grantee is then an employee and the Committee determines that satisfaction of the performance goals so warrants. Additional shares awarded to a grantee shall be immediately vested and shall be issued to the grantee as soon as practicable after the grant.

An Award of performance share units or any cash-denominated performance award that vests shall be settled in cash, whole shares of Class A stock or a combination of cash and stock, as the Committee shall determine, as soon as practicable after the vesting date.

Performance Awards to Named Executive Officers. In order to facilitate exemption of compensation paid in connection with performance awards to named executive officers of the Company (which includes the chief executive officer and the three other most highly compensated executive officers other than the chief executive officer or the chief financial officer) from the $1 million tax deduction limit imposed by Code Section 162(m), the Plan requires that such Awards be “performance-based” and that certain other requirements be met. In addition, if an Award of restricted shares, restricted share units, or other stock-based awards are intended to qualify as “performance-based,” then all requirements described under this subsection will apply to such Awards. The requirements included in this section also extend to any Award to an employee of the Company that the Committee reasonably believes may become a named executive officer if the Committee designates the Award to be subject to the Section 162(m)’s requirements.

Performance awards may be granted to Named Executive Officers only during the first 90 days of the Company’s applicable performance period, except in limited circumstances. Subject to the general limits on Award amounts, the maximum number of performance shares and/or performance share units that may be granted to any given executive officer with respect to a single performance period is 500,000.

At or prior to the grant of any performance award to a named executive officer, the Committee shall establish one or more objectively determinable performance goals for the Award relating to one or more of the following areas of Company performance over the relevant performance period: earnings (which includes net profits, operating earnings, and net income, and may be calculated before or after taxes, interest, depreciation, amortization or taxes) or earnings per share of Class A stock; revenues; gross profits; cash flow; return on revenues, gross profits, sales, assets or equity; customer or employee retention; customer satisfaction; expenses or expense levels; one or more operating ratios; stock price; market share; capital expenditures; net borrowing, debt leverage levels, credit quality or debt ratings; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; the Company’s Quality Management System; shareholder return; organizational health/productivity; sales volume; and/or brand or product recognition/acceptance. The Committee may elect to determine such performance goals on an annual or cumulative basis, or based on some other portion of the performance period.

At the same time, the Committee shall establish a “payout” schedule for each performance goal established for the performance award, which shall be a predetermined range from threshold performance amount or level of the target performance award, performance shares and/or performance share units constituting the Award (if actual Company results for the period do not at least equal a threshold performance amount or level specified by the Committee, then payout will be zero) to maximum performance amount or level of such target Award and shall be structured so as to permit objective determination of payouts over the full range of actual Company results.

In connection with the establishment of the performance goal(s), at the time a performance award is granted, the Committee shall specify which (if any) types or categories of extraordinary, unusual, non-recurring, or other items or events shall be excluded or otherwise not taken into account when actual Company results relating to such goal(s) are calculated. The only adjustments in actual Company results which thereafter shall be permissible for purposes of applying the payout schedule shall be objectively determinable adjustments for the items or events so specified.

The Committee may establish other preconditions to the payout of Awards, including preconditions the satisfaction of which may call for subjective determinations by the Committee to reduce an award. The payout on any performance award may also be reduced if, in the Committee’s judgment, the individual performance of the named executive officer during the performance period has not warranted the payout so calculated. Further, awards made to newly hired or promoted Named Executive Officers can be reduced at the discretion of the Committee. In no event shall the payout on any performance award exceed the payout permissible under the Award’s payout schedule nor shall any additional shares or additional cash amount be granted to any named executive officer under the Plan so long as Code Section 162(m) remains in effect and the award is intended to qualify as “qualified performance-based compensation” within the meaning of Code Section 162(m).

With respect to a named executive officer who is newly hired or is promoted by the Company during the performance period, the Committee will grant a Performance Award, or adjust a Performance Award previously granted, to the named executive officer for the performance period pursuant to the provisions of the Plan; provided, however, that no Performance Award will be granted or adjusted in a manner as to cause any award to fail as “qualified performance-based compensation” within the meaning of section 162(m)(4)(C) of the Code and Section 1.162-27 of the Treasury Regulations promulgated thereunder.

A named executive officer who is granted a Performance Award more than 90 days after the beginning of the performance period, either because the named executive officer is newly hired or is promoted into a named executive officer position, will be granted a Performance Award under the Plan for the performance period based on the threshold, target, and maximum levels established by the Committee during the first 90 days of the performance period for similar employees at the new or promoted named executive officer’s award level, with the number of threshold, target, and maximum shares that can be earned at each level pro-rated based on the ratio of the number of full months remaining in the performance period on and after the date of hire or promotion (as applicable) to the total number of months in the performance period. For any award level created between the award levels for which the Committee has established the threshold, target, and maximum levels, straight-line interpolation will be used to determine the pro-rated number of threshold, target, and maximum shares.

If a named executive officer is promoted after the beginning of a performance period, the named executive officer’s outstanding Performance Award granted for the performance period will be adjusted, effective as of the date of the promotion, based on the threshold, target, and maximum levels established by the Committee during the first 90 days of the Performance Period for similar employees at the named executive officer’s new award level. The adjustments to each named executive officer’s Performance Award will be pro-rated on a monthly basis, with the number of threshold, target, and maximum shares for the named executive officer’s original position applicable for the number of full months preceding the effective date of the promotion and the number of threshold, target, and maximum shares for the named executive officer’s new position applicable for the remaining number of months in the performance period. For any award level created between the award levels for which the Committee has established the number of threshold, target, and maximum shares as described above, straight-line interpolation will be used to determine the pro-rated number of threshold, target, and maximum shares.

As soon as practicable following the completion of the performance period applicable to a performance award, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting final value of the performance award earned by the named executive officer.

If a performance award is granted to a named executive officer and the grantee ceases to be an employee before the end of the performance period due to the grantee’s death, disability, termination by the Company without “cause” (as defined previously) or following normal retirement as defined by the Committee, then as soon as practicable following termination of employment (but not earlier than after the applicable performance periods are completed and the date the Committee determines that the performance goals are attained), the grantee will be entitled to receive a pro-rata portion of the part of his or her performance award that would have otherwise vested if the grantee’s employment had continued until the end of the performance period, provided that in the event of termination by the Company without cause, the grantee had been an employee for at least one year after the date the grants were approved by the Committee. If the grantee reaches normal retirement age as defined by the Committee, the grantee will become eligible for a prorated performance award under the terms of the award, provided that the performance goals are attained. The remainder of such grantee’s performance award will be forfeited. If the grantee ceases to be an employee during the performance period for any reason other than death, disability, termination by the Company without cause or normal retirement, the grantee will immediately forfeit his or her performance award in its entirety. Performance awards that vest will be settled during, or soon after, the year that the vesting date occurs, and no later than two and one-half months after the end of the year in which vesting occurs.

Foreign Awards. The Committee may modify the terms of an Award that is an option, SAR, restricted share, restricted share unit, or performance award, for grant to an employee or director who is subject to the tax or other laws of a country other than the United States, and may grant such modified Award, and structure and grant other types of Awards related to appreciation in value of Class A stock, to such an employee or director, as the Committee determines necessary or desirable in order to provide such grantee with benefits and incentives comparable to those that would be provided the grantee if the grantee were not subject to such foreign laws, but any such modification may not be made in a manner that would cause non-compliance with the Code provisions relating to non-qualified deferred compensation plans.

Other Stock-Based Awards. The Committee may, in its sole discretion, grant Awards of Class A stock or Awards that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of Class A stock. These other stock-based awards will be in such form, and dependent on such conditions, as the Committee shall determine, including the right to receive shares of Class A stock (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event, the attainment of performance objectives and/or other criteria specified by the Committee. Any other stock-based award will be paid either no later than two and one-half months after the end of the year in which the Award vests or in a lump-sum payment at a specified time. The maximum number of other stock-based awards that may be granted to any named executive officer during any consecutive five calendar years is 750,000. At the time of the grant of other stock-based awards to employees, the Committee shall require a period of no less than twelve (12) months of continued service by an employee following the date of grant, except as otherwise provided in the award or the Plan for death, Disability, or change-in-control, or with respect to 5 percent (5%) of the maximum number of shares of Company Stock that may be issued or delivered pursuant to the Plan.

Director Awards. In addition to any other award that might be granted to a director, each director who is elected at the annual stockholders meeting, whose term continues thereafter, or who is elected between annual stockholders meetings shall receive a portion of his or her annual retainer (or pro-rated annual retainer for a director elected between annual stockholders meetings) in the form of Company stock in a percentage (up to a maximum of 100%) of the annual retainer as determined by the Board at the annual stockholders meeting (or at such other time as determined by the Board). Unless deferred pursuant to a deferral program adopted by the Company for directors, with respect to those directors elected at the annual meeting of stockholders, or whose term continues thereafter, the portion of the annual retainer to be paid in the form of Company stock shall be paid on the first business day next following the date of the annual meeting of stockholders and with respect to any director elected to the Board between annual meetings, the portion of the annual retainer to be paid in the form of Company stock will be paid on the first business day following his or her election to the Board. Unless otherwise determined by the Board, the number of shares of Company stock issued to a director shall be determined by multiplying (x) the annual retainer (or pro-rated annual retainer for a director elected between annual stockholders meetings) provided to such director for the year by (y) the percentage established by the Board for the year and dividing the product of (x) and (y) by the fair market value of a share of Company stock on the date of issue. Fractional shares resulting from this formula shall be rounded, up or down, to the nearest whole share at the sole discretion of the Board. The Board shall determine whether any Award to Directors shall be subject to any restrictions.

Nontransferability. No Award may be sold, assigned, pledged, hypothecated or otherwise transferred in any manner except that, if the Committee determines that a transfer will not violate any requirement of the SEC or IRS, the Committee may permit an inter vivos transfer by gift to or for the benefit of a family member of the grantee. Upon the death of a grantee, outstanding Awards granted to such grantee may be exercised only by the executor or administrator of the grantee’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution.

Overriding Precondition; Potential Forfeiture. In order for any Award to become vested or exercisable, (1) the grantee of an Award must not engage in any activity that, in the opinion of the Committee, is in competition with any activity of the

Company or any affiliated entity of the Company or that is otherwise inimical to the best interests of the Company and that has not been approved by the Board of Directors or the Committee and (2) the grantee must furnish the Committee with all information confirming satisfaction of the foregoing condition that the Committee reasonably requests. If the Committee determines that a grantee has engaged in any of the foregoing prohibited activity, all of the grantee’s then outstanding Awards shall immediately be cancelled and forfeited. The above provision provides that for a period of twelve months following the termination of a grantee’s employment, the grantee agrees to abide by the non-competition and non-solicitation terms as specified in the Plan; and that the grantee agrees to abide indefinitely by the confidentiality and non-disparagement terms as specified in the Plan. In the event of a violation of this provision, the Company retains all rights to seek monetary damages against a grantee or to seek other equitable remedies against the grantee.

Adjustments Upon Changes in Capitalization. In the event of a reorganization or recapitalization, merger, consolidation or similar transaction involving the Company, a stock-on-stock dividend or split, spin-off, reverse split or combination of Class A stock, a rights offering, or any other change in the corporate or capital structure of the Company, the Board shall make such adjustments as it may deem appropriate in the number and kind of shares available for issuance in the aggregate and to any individual under and pursuant to the Plan (including in settlement of incentive stock options), the number and kind of shares covered by outstanding options and the per share exercise price of such options, the numbers of outstanding SARs and share units and the terms of foreign Awards. Any adjustment with respect to an incentive stock option in connection with a transaction to which Code Section 424(a) (or its successor) applies shall be made in accordance with such Code Section unless the Board specifically determines otherwise.

Change-in-Control Definition. “Change in Control” means, unless otherwise provided in the applicable award agreement, the occurrence of any of the following events,

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the Class B Common Stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (i), unless the Board adopts a resolution stating that such events constitute a Change in Control, the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (IV) transfers of shares of Company stock shown as beneficially owned by Terence E. Adderley, and any subsequent transfers of such shares, (V) an acquisition by an underwriter who temporarily holds securities pursuant to an offering of such securities, or (VI) any acquisition pursuant to a transaction which complies with clauses (A), (B), and (C) of paragraph (iii) below; or

(ii) Individuals who, at the beginning of any period of twenty-four (24) consecutive months, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Class B Common Stock of the Company or the Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the Class B Common Stock of the Company or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Class B Common Stock of the Company or the Outstanding Company Voting Securities, as the case may be; (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, more than twenty percent (20%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such Corporate Transaction, except with respect to any Person who had such ownership in the Company prior to the Corporate Transaction; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the documentation or action of the Board resulting in a Corporate Transaction; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Application of Change-in-Control The Committee may, in its sole discretion and without the consent of a grantee of an award, either by the terms of the award or by resolution adopted prior to the occurrence of a change-in-control, determine whether and to what extent outstanding awards under the Plan shall be assumed, converted or replaced by the resulting entity in connection with the change-in-control (or, if the Company is the resulting entity, whether such Awards shall be continued by the Company), in each case subject to equitable adjustments in accordance with Section 14 of the Plan.

To the extent outstanding awards granted under the Plan are assumed, converted or replaced by the resulting entity in the event of a change-in-control (or, if the Company is the resulting entity, to the extent such awards are continued by the Company) as provided in Section 15(a) of the Plan, then, except as otherwise provided in the applicable award or in another written agreement with the grantee, or in a Company severance plan, if any: (i) Any such outstanding awards that are subject to performance goals shall be converted to service-based awards by the resulting entity based on the shares of Company stock payable as if the target level performance goal had been achieved, such converted awards will continue to vest and become exercisable or be paid (as applicable) based on continued service during the remaining vesting period; (ii) All other such outstanding awards shall continue to vest and become exercisable or be paid (as applicable) based on continued service during the remaining vesting period, if any; and (iii) Notwithstanding the foregoing, if the employee’s employment is involuntarily terminated without cause, as determined by the Committee, within two years after such change-in-control, all such outstanding awards shall become vested and exercisable or be paid (as applicable) in full, effective as of the date of such termination, and any such awards that are options or SARs shall be cancelled as of the date of termination of employment.

To the extent outstanding awards granted under the Plan are not assumed, converted or replaced by the resulting entity in connection with a change-in-control (or, if the Company is the resulting entity, to the extent such awards are not continued by the Company) in accordance with Section 15(a) of the Plan, then, except as otherwise provided in the applicable award or in another written agreement with the grantee, or in a Company severance plan, if any, then, effective immediately prior to the change-in-control: (i) All service-based and performance-based vesting restrictions with respect to all such outstanding awards shall lapse, with any applicable performance goals deemed to be satisfied as if “target” performance had been achieved, and all such awards shall become fully vested and exercisable or be paid, as applicable, effective as of the date of such change-in-control; and (ii) All such outstanding awards that are options or SARs shall be cancelled in accordance with Section 15(d) effective on the change-in-control.

The Committee may, in its sole discretion and without the consent of the grantee of an award, either by the terms of the award or by resolution adopted prior to the occurrence of the change-in-control, provide that any outstanding award (or a portion thereof) shall, upon the occurrence of such change-in-control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a change-in-control) in an amount equal to the excess, if any, of the fair market value of the shares subject to the award, over any exercise price related to the award, which amount may be zero if the fair market value of a share on the date of the change-in-control does not exceed the exercise price per share of the applicable awards.

Any action or determination to be taken by the Committee in connection with a change-in-control shall be taken prior to such change-in-control. For purposes of Section 15(b) of the Plan, the cancellation of an award and subjecting a cash equivalent amount to the remaining vesting schedule based on continued service will be treated as a conversion of an award that is assumed.

Notwithstanding any provision of this Plan to the contrary, and except as otherwise provided in the award, if (i) an award is considered a “deferral of compensation” (within the meaning of Section 409A of the Code), (ii) the award becomes vested or restrictions lapse, expire or terminate upon the occurrence of a change-in-control, and (iii) either such change-in-control is not treated as a “change in ownership” of the Company, a “change in the effective control” of the Company or a “change in the effective ownership of a substantial portion of the assets” of the Company (within the meaning of Section 409A of the Code) or payment of the award is not otherwise permitted upon the change-in-control under Section 409A of the Code without the imposition of taxes and penalties, then even though such award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the change-in-control, payment of the vested award will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the grantee on the earliest of: (A) the grantee’s “separation from service” with the Company (as defined for Section 409A of the Code), provided that if the grantee is a “specified employee” (determined pursuant to the Company’s policy for determining specified employees in accordance with Section 409A of the Code), the payment date shall be the first day of the seventh (7th) month after the date of the grantee’s separation from service; (B) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code); or (C) the grantee’s death.

Section 15 of the Plan shall not apply to any other stock-based awards or director awards granted pursuant to Section 11 of the Plan that are not subject to any vesting restriction and payment is deferred pursuant to the Company’s Management Retirement Plan or the Non-Employee Directors Deferred Compensation Plan.

Duration; Amendment or Termination of Plan. The Plan is effective upon approval of the Board of Directors (subject to approval of the Company’s stockholders) and will continue in effect for a term of 10 years unless terminated by the Board. Following approval of the Company’s stockholders, the expiration date of the Plan is February 15, 2027. The Board of Directors may amend, suspend or terminate the Plan at any time; provided, that no amendment shall adversely affect the rights of any grantee or holder of an Award then outstanding and unvested without the consent of the grantee or holder, unless the amendment or termination is necessary to comply with applicable law. Notwithstanding the foregoing, the Plan will not be amended without the approval of the Company’s stockholders to increase the maximum aggregate number of shares of Class A stock that may be issued under the Plan, to change the class of persons eligible to receive incentive stock options, or to make any other amendment that would require approval of the Company’s stockholders under applicable law.

Federal Income Tax Consequences of the Equity Incentive Plan

The following discussion is designed to provide a general summary of the material federal income tax consequences, as of the date of this proxy statement, with respect to Awards granted under the Equity Incentive Plan. In addition to the tax consequences described below, (i) officers and directors of the Company subject to Section 16 of the Exchange Act may be subject to special rules regarding the income tax consequences of their Awards and (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable federal tax rules, including those relating to the $1 million limitation on deductible compensation under Code Section 162(m).

Incentive Stock Options. If a stock option under the Plan is treated as an incentive stock option, the optionee generally recognizes no taxable income as a result of the grant or exercise of the option. However, an amount equal to the difference between the fair market value of the stock on the date of exercise and the exercise price is classified as an item of alternative minimum taxable income in the year of exercise for purposes of the alternative minimum tax.

The Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an incentive stock option, regardless of the applicability of the alternative minimum tax to the optionee. The Company will be entitled to a deduction, however, to the extent that ordinary income is recognized by the optionee upon a disqualifying disposition (as described below).

Upon a sale or exchange of the shares at least two years after the grant of an incentive stock option and one year after exercise of the option, gain or loss will be recognized by the optionee equal to the difference between the sale price and the exercise price. Such gain or loss will be characterized for federal income tax purposes as a long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances.

If an optionee disposes of shares acquired from the exercise of an incentive stock option prior to completion of either of the above holding periods, the optionee will have made a “disqualifying disposition” of the shares. In such event, the optionee will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee on a disqualifying disposition.

The optionee also will recognize capital gain or loss (long or short-term, depending on the length of time the stock was held) on such disqualifying disposition in an amount equal to the difference between (i) the amount realized by the optionee upon such disqualifying disposition of the stock and (ii) the exercise price, increased by the total amount of ordinary income, if any, recognized by the optionee upon such disqualifying disposition (as described in the second sentence of the preceding paragraph).

Non-Qualified Stock Options.     An optionee generally recognizes no taxable income as the result of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, an optionee generally will recognize ordinary income for federal income tax purposes equal to the excess, if any, of the then fair market value of the shares over the exercise price, subject to withholding of income and applicable employment taxes. The Company will generally be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the exercising optionee.

Upon a sale of shares acquired pursuant to the exercise of a non-qualified stock option, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss (long- or short-term, depending on the length of time the stock was held). Long-term capital gain is subject to a lower federal income tax rate than is applied against short-term capital gain.

Restricted Shares; Additional Shares.     The federal income tax treatment of individuals who receive property in connection with the performance of services is governed by Code Section 83. That section requires that the recipient of the property recognizes income from the transfer in an amount equal to the excess of the fair market value of the property received over the amount (if any) paid for the property. Income is recognized by the recipient in the first year in which the rights of the recipient to the property become “vested,” i.e., are transferable or are no longer subject to a substantial risk of forfeiture, whichever occurs first. The income is taxable at ordinary income rates and is subject to withholding of income and applicable employment taxes at the time of vesting.

Under the Equity Incentive Plan, employees will not pay any consideration for stock transferred to them as restricted shares or additional shares. If additional shares are granted to a recipient without restrictions, the recipient will recognize ordinary income (calculated as described in the preceding paragraph) in the recipient’s taxable year in which the additional shares are granted. If restricted shares are granted subject to a substantial risk of forfeiture, then unless an election is made under Code Section 83(b), as described in the next paragraph, recipients of restricted shares will recognize taxable income as of each date on which they become vested in restricted shares in the amount of the fair market value of the shares then vesting.

If stock is granted subject to restrictions, employees may elect under Code Section 83(b) to report as taxable income in the year of Award an amount of ordinary income equal to the stock’s fair market value at the time of the Award. If such an election is made, the employee is not required thereafter to report any further compensation income upon becoming vested in the stock covered by the election. Such an election must be made within 30 days of receipt of the stock. Such election may not be revoked except with the consent of the Internal Revenue Service. Employees making this election will be subject to withholding with respect to the taxable income they recognize at the time the stock is awarded to them and for applicable employment taxes.

The Company will generally be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the employee.

Employees will recognize gain upon the disposition of stock equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to the stock under the principles set forth above. That gain will be taxed as long or short-term capital gain, depending on the length of time the stock was held.

If an employee disposes of his or her stock for an amount less than the amount of ordinary income recognized with respect to the stock, he or she will generally recognize a capital loss (long or short-term, depending on the length of time the stock was held) equal to the difference between any ordinary income recognized with respect to the stock under the principles described previously and the amount realized upon disposition of the stock. An employee’s capital loss is subject to certain limitations on tax deductibility. If an employee forfeits unvested stock upon termination of employment for which a Code Section 83(b) election has been made, he or she will generally recognize a capital gain or loss equal to the difference between the amount, if any, paid by the employee for the stock and the amount received as a result of the forfeiture, but no loss or deduction is allowed with respect to the amount previously included in income as a result of the Code Section 83(b) election. As stated above, employees will not pay consideration for stock transferred to them as restricted shares and, accordingly, no deduction will be available if the restricted shares are forfeited.

SARs.     Recipients of SARs generally should not recognize income until such rights are exercised. Upon exercise, the employee will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. Employees will be subject to withholding of income and applicable employment taxes with respect to income recognized upon exercise of a SAR.

The Company will generally be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the employee.

Performance Awards and Restricted Share Unit Awards. An employee generally will recognize no income upon the grant of a performance award or restricted share unit award. Upon the settlement of such Awards, employees normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any non-restricted shares received. Such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the settlement date, will be taxed as capital gain or loss, long or short-term, depending on the length of time the stock was held.

The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the employee on the settlement date.

Additional Information Regarding Plan Benefits

Awards under the Equity Incentive Plan are based on the Company’s performance. Accordingly, future Awards under the Plan are not determinable at this time. Reference is made to the tables captioned “Summary Compensation Table 2016”, “Grants of Plan-Based Awards 2016”, “Outstanding Equity Awards at Fiscal Year End 2016”, “Option Exercises and Stock Vested Fiscal Year 2016” at pages 50 through 54 of this proxy statement for detailed information on Awards and exercises of Awards by certain executive officers under the Equity Incentive Plan during the three most recent fiscal years.

Market Price of the Common Stock

As of December 30, 2016, the market value of the Class A stock was $22.92 per share, based on the closing price of the Class A stock as reported by the Nasdaq Global Market.

Equity Compensation Plan Information

The following table shows the number of shares of our common stock that may be issued upon the exercise of outstanding options, warrants and rights, the weighted-average exercise price of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under our equity compensation plans as of the 2016 fiscal year end.

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (2)
Equity compensation plans approved by security holders(1)	–	–	2,759,351
Equity compensation plans not approved by security holders(3)	–	–	–
Total	–	–	2,759,351

(1) The equity compensation plans approved by our stockholders include our Equity Incentive Plan, Non-Employee Director Stock Option Plan, and Non-Employee Director Stock Award Plan.

The number of shares to be issued upon exercise of outstanding options, warrants and rights excludes 653,243 shares of restricted stock, 287,896 shares of financial measure performance awards earned but not yet vested, as well as 497,250 shares of financial measure performance awards and 415,750 shares of total shareholder return performance awards at maximum level (200%) granted to employees and not yet earned or vested at January 1, 2017.

(2) The Equity Incentive Plan provided that the maximum number of shares available for grants, including stock options and restricted stock, is 15 percent of the outstanding Class A common stock, adjusted for plan activity over the preceding five years.

The Non-Employee Director Stock Option Plan provides that the maximum number of shares available for settlement of options is 250,000 shares of Class A common stock.

The Non-Employee Director Stock Plan provides that the maximum number of shares available for Awards is one-quarter of one percent of the outstanding Class A common stock.

(3) We have no equity compensation plans that have not been approved by our stockholders.

Required Vote

This proposal will be approved if it receives the affirmative vote of the holders of a majority of the Company’s Class B common stock present in person or by proxy and entitled to vote at the Annual Meeting. For purposes of this stockholder vote, any shares that are the subject of a so-called “broker non-vote” will not be considered present, but any shares for which an abstention is registered will be considered present. Therefore, any broker non-vote on the proposal will have no effect on the outcome of the vote, while any abstention registered with respect to the proposal will have the same effect as a vote “Against” the proposal.

PROPOSAL 5 - RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2017 FISCAL YEAR

On an annual basis, the Audit Committee (the “Committee”) approves and appoints the independent registered public accounting firm. During its February 15, 2017 meeting, PricewaterhouseCoopers LLP (“PwC”) was appointed to audit the consolidated financial statements of the Company for the year ending December 31, 2017. This firm has served as the Company’s independent registered public accounting firm for many years and is considered to be well qualified. The reappointment process for the independent registered public accounting firm includes an annual assessment that takes into consideration, but is not limited to, a review of the following:

1.	Quality of services and sufficiency of resources provided by the auditor
●	Knowledge and skills to meet the Company’s audit requirements
●	Partner rotation (every 5 years)
●	Appropriate audit engagement partner
●	Engagement letter compliance
●	Industry experience
●	Results of consultations
●	Audit cost (fee negotiations included)

2.	Communication and interaction during the engagements
●	Professional and open dialog
●	Accessibility
●	Current accounting developments conversations

3.	Independence, objectivity, and professional skepticism
●	Assessment of audit evidence
●	Internal Audit reliance

The Board of Directors seeks ratification of the appointment of PwC. The representatives of the firm are expected to be present at the Annual Meeting and will be available to respond to all appropriate questions.

Audit and Non-Audit Fees

The Committee is responsible for the compensation (including negotiations) of the independent registered public accounting firm and requires pre-approval of all audit and non-audit services prior to engagement by the Company. In conjunction with the pre-approval, the Committee considers whether non-audit services are consistent with the rules and regulations of the SEC on auditor independence. The authority of the Committee is detailed in its charter, which is posted on the Company’s website at kellyservices.com.

The table below displays the fees incurred from the audit and non-audit services provided by PwC.

	2016 ($)	2015 ($)
Audit Fees	3,904,889	3,190,568
Audit Related Fees	29,147	57,431
Tax Fees	140,200	298,000
All Other Fees	1,800	1,800
Total	4,076,036	3,547,799

Audit Fees: Audits and quarterly reviews of our consolidated financial statements, statutory audits, attestation of controls, issuance of consent, and assistance with review of documents filed with the SEC.

Audit Related Fees: Technical assistance with new accounting standards and services associated with international regulatory reporting.

Tax Fees: Tax and transfer pricing consulting.

All Other Fees: Accounting research.

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended January 1, 2017, the Audit Committee has:

(1) reviewed and discussed the audited financial statements with management;

(2) discussed with PwC, the matters required to be discussed by the statement on Public Company Accounting Oversight Board AU Section 380 Communication With Audit Committees; and

(3) received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board at its February 15, 2017 meeting that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended January 1, 2017 filed with the SEC. The Board approved this inclusion.

THE AUDIT COMMITTEE

LESLIE A. MURPHY, CHAIR

ROBERT S. CUBBIN

TERRENCE B. LARKIN

CONRAD L. MALLETT, JR.

DONALD R. PARFET

EXHIBIT A

DRAFT 3/~~16~~10/~~15~~17

KELLY SERVICES, INC.

EQUITY INCENTIVE PLAN

(As Amended and Restated February ~~12, 2015~~15, 2017)

Section 1 — Purposes

This KELLY SERVICES, INC. EQUITY INCENTIVE PLAN (the “Plan”) provides for long-term incentive stock-related or other performance-related compensation to selected key employees and directors of the Company or an Affiliated Entity for their contributions to the Company’s growth and profitability. Such compensation is intended to help the Company attract and retain superior ~~employees~~individuals, and it gives those ~~employees~~individuals shared financial interests with the Company’s stockholders that are believed to positively affect their job performance.

Section 2 — Definitions and Rules of Construction

(a) The terms in quotation marks below have the following meanings under the Plan:

“Additional Shares” means immediately vested shares of Company Stock awarded pursuant to Section 9A(c) of the Plan.

“Affiliated Entity” means a corporation, partnership or other business enterprise in which the Company ~~directly or indirectly has a significant equity interest under United States generally accepted accounting principles.~~ has control as defined in Rule 405 of the Securities Act of 1933.

  “Annual Retainer” means the total amount payable in cash or Company Stock to a Director as an annual retainer (excluding meeting fees and committee fees) for services provided by the Director to the Company.

“Award” means a Restricted Award, Performance Award, Other Stock-Based Award, award of Additional Shares, Option, SAR, grant of Company Stock to Directors, or Foreign Award granted under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means the occurrence of any one or more of the following:

(i) The grantee’s willful and continued failure to substantially perform his or her duties with the Company (other than any such failure resulting from the grantee’s Disability), after a written demand for substantial performance is delivered to the grantee, by the Board or the Chief Executive Officer of the Company, that specifically identifies the manner in which the Board or the Chief Executive Officer believes that the grantee has not substantially performed his or her duties, and the grantee has been given an opportunity, within thirty (30) days following grantee’s receipt of such notice, to meet in person with the Board (or its designee) to explain or defend the alleged act or acts, or failure or failures to act relied upon by the Company and, to the extent such cure is possible, the grantee has not cured such act or acts or failure or failures to act within the thirty (30) day period;

~~;~~

(ii) The grantee’s gross negligence or willful engagement in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise;

(iii) The grantee’s conviction of, or plea of guilty or nolo contendere, to any felony or to any other crime which involves the personal enrichment of the grantee at the expense of the Company; and

(iv) The grantee’s material breach of the Company’s Code of Business Conduct and Ethics.

Notwithstanding the above, for purposes of this provision, no act or failure to act shall be considered “willful” or “intentional” unless done or omitted to be done, by the grantee in bad faith or without reasonable belief that the grantee’s act or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the grantee in good faith and in the best interests of the Company.

“Change in Control” means unless otherwise provided in the applicable Award Agreement, the occurrence of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (A) the Class B Common Stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this paragraph (i), unless the Board adopts a resolution stating that such events constitute a Change in Control, the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (IV) transfers of shares of Company stock shown as beneficially owned by Terence E. Adderley, and any subsequent transfers of such shares, (V) an acquisition by an underwriter who temporarily holds securities pursuant to an offering of such securities, or (VI) any acquisition pursuant to a transaction which complies with clauses (A), (B), and (C) of paragraph (iii) below; or

(ii) Individuals who, at the beginning of any period of twenty-four (24) consecutive months, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Class B Common Stock of the Company or the Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the Class B Common Stock of the Company or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the Class B Common Stock of the Company or the Outstanding Company Voting Securities, as the case may be; (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, more than twenty percent (20%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such Corporate Transaction, except with respect to any Person who had such ownership in the Company prior to the Corporate Transaction; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the documentation or action of the Board resulting in a Corporate Transaction; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or any other committee designated by the Board to administer this Plan. The Committee shall be comprised of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Securities and Exchange Commission. Further, to the extent that the Company determines it desirable to qualify Awards granted hereunder as “qualified performance-based compensation” within the meaning of Section 162(m), the Committee shall be comprised solely of two or more “outside directors” within the meaning of Section 162(m).

“Company” means Kelly Services, Inc.

“Company Stock” means the Class A Common Stock, $1.00 par value, of the Company.

  “Director” means any individual who is a member of the Board and is not an Employee.

“Disability” means the total and permanent inability of an Employee by reason of sickness or injury to perform the material duties of such Employee’s regular occupation with his or her Employer where such inability has existed for at least six continuous months.

“Employee” means an employee of the Company or an Affiliated Entity.

“Employer” means the Company or the Affiliated Entity which employs an Employee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, for any given date, the ~~closing market~~last sale price for a share of Company Stock as ~~a Nasdaq Stock Market LLC security reported by the National Association of Securities Dealers, Inc. Automated Quotation System~~reported by The NASDAQ Stock Market (“Nasdaq”) for that date (or if no such prices are so reported for such date, for the latest preceding date on which such sale prices were so reported). If the Fair Market Value for a given date cannot be determined by reference to a Nasdaq price report, it shall be determined by the reasonable application of a reasonable valuation method that satisfies the requirements of Treasury Regulation Section 1.409A-1(b)(iv)(B).

“Foreign Award” means an award granted pursuant to Section 10 of the Plan.

“Incentive Stock Option” or “ISO” means an Option that meets the requirements of Section 422 of the Code (or any successor provision) and that is identified as intended to be an ISO in the written agreement evidencing the Option.

“Named Executive Officer” means, for purposes of Section 9B, an Employee who is the chief executive officer or among the three highest compensated officers (other than the chief executive officer or the chief financial officer) of the Company for any given fiscal year, whose compensation is subject to disclosure under Exchange Act rules, and who is a Section 16 Reporting Person, and any other ~~Employee of the Company~~individual who is included in the definition of “covered employee” for purposes of Section 162(m) of the Code pursuant to Treasury Regulations or other Internal Revenue Service guidance.

“Nonqualified Stock Option” or “NQSO” means an Option that is not an ISO.

“Option” means an Option to purchase Company Stock granted pursuant to Section 6 of the Plan.

“Other Performance Award” means a cash-denominated award granted under Section 9A or 9B of the Plan which, until vested, is subject to forfeiture.

“Over-10% Owner” means an owner of over 10% of the total combined outstanding voting power of all classes of capital stock of the Company.

“Performance Award” means an award of Performance Shares, Performance Share Units or Other Performance Award.

“Performance Shares” and “Performance Share Units” mean, respectively, shares of Company Stock and Share Units granted under Section 9A or 9B of the Plan which, until vested, are subject to forfeiture.

“Protected Information” means trade secrets, confidential and proprietary business information of the Company and Affiliated Entities, and any other information of the Company, including, but not limited to, customer lists (including potential customers), sources of supply, processes, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by the Company and its agents or employees, including the grantee; provided, however, that information that is in the public domain (other than as a result of a breach of this Plan) is not Protected Information.

  ~~“Restoration Option” means an Option granted under, and subject to the conditions set forth in, Section 6(f) of the Plan.~~

“Restricted Award” means an award of Restricted Shares or Restricted Share Units.

“Restricted Shares” and “Restricted Share Units” mean, respectively, shares of Company Stock and Share Units granted under Section 8 of the Plan which, until vested, are subject to forfeiture.

“Rule 16b-3” means Securities and Exchange Commission Rule 16b-3, as amended.

“Section 16 Reporting Person” means a person required by Section 16 of the Exchange Act and related rules to file reports concerning such person’s ownership of and transactions in Company equity securities.

“Section 162(m)” means Section 162(m) of the Code (or any successor), together with the related U.S. Department of Treasury regulations.

“Share Unit” means a unit available for award under the Plan which: (1) upon vesting or payout, shall entitle the holder to receive from the Company for each Share Unit vested or paid, a share of Company Stock, and (2) until settled after vesting, or until forfeited, shall entitle the holder to be paid by the Company the equivalent of any cash dividend paid on Company Stock to which the holder would have been entitled if, on the date of grant of such Share Unit, the grantee of the Share Unit had instead been granted a Restricted Share or Performance Share; provided, however, that with respect to Performance Share Units, any cash dividend equivalent shall either be not accrued and payable or be subject to the vesting restrictions applicable to the related Award, at the discretion of the Committee when the Award is granted.

“Solicitation” means to solicit, divert or attempt to solicit or divert from the Company and its ~~Aaffiliated~~Affiliated Entities, any work or business related to the employee staffing and consulting services business, which includes, but is not limited to, direct placement, outplacement, outsourcing, recruitment, recruitment process outsourcing, temporary staffing services, management services, vendor on-site, vendor management, and consulting services (the “Company’s Business”), or otherwise related to any activity that is in competition with the Company and its Affiliated Entities, from any client or customer, or potential client or customer, of the Company and its Affiliated Entities for either grantee or any other entity that may employ, engage, or associate with grantee in any fashion, or have any contact, through business-oriented social networking sites or otherwise, with any client or customer, or potential client or customer, of the Company and its Affiliated Entities for either grantee or any other entity that may employ, engage or associate with grantee in any fashion, for purposes of influencing any such client or customer, or potential client or customer, to not use or not continue to use the Company or its Affiliated Entities for work or business related to the Company’s Business (provided, however, that notwithstanding anything to the contrary contained in this ~~Agreement~~Plan, a grantee may own up to two percent (2%) of the outstanding shares of the capital stock of a company whose securities are registered under Section 12 of the Securities Exchange Act of 1934). For purposes of this section, “client(s)” or “customer(s)” of the Company and its Affiliated Entities, shall mean any individual, corporation, limited liability company, partnership, proprietorship, firm, association, or any other entity that the Company or its Affiliated Entities has invoiced during the preceding twelve (12) months, and “potential client(s) or customer(s)” shall be any individual, corporation, limited liability company, partnership, proprietorship, firm, association, or any other entity that the grantee knew or should have known was a potential customer through personal knowledge or had any personal exposure through Company meetings or marketing efforts, during the preceding twelve (12) months.

“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 7 of the Plan which, upon exercise, shall entitle the holder to receive from the Company the Fair Market Value of a share of Company Stock on the exercise date minus the Fair Market Value of such a share on the date of grant.

(b) References in this Plan to the “issuance” of shares, to shares “issued” or “issuable,” and the like, include transfers of treasury shares as well as new issuances of authorized but previously unissued shares.

Section 3 — Administration

(a) General. The Plan shall be administered by the Committee, subject to the express limitations set forth in the Plan. The Committee may, by majority vote, grant Awards and determine the type, amount and other terms and conditions of each Award. The Committee shall have authority to prescribe the forms of written agreements to evidence Awards, to interpret the Plan and the provisions of such agreements, to adopt administrative rules and procedures concerning administration of the Plan and to take such other action as it determines to be necessary, advisable, appropriate or convenient for the administration of the Plan in accordance with its purposes, including certifying whether any performance measures have been met.

The Committee may delegate to the chief executive officer of the Company, if also a director, some or all of its authority to grant Awards under the Plan to Employees who are not Section 16 Reporting Persons or Senior Vice Presidents or officers of higher rank, in which case actions taken by the chief executive officer pursuant to such delegated authority shall have the same effect as if taken by the Committee. The chief executive officer shall periodically notify the Committee of any grants made pursuant to such delegation of authority.

The Committee may delegate performance of recordkeeping and other ministerial functions concerning the Plan and its day-to-day operations to such persons as it may specify from time to time.

(b) Repricing. ~~Absent~~Except for adjustments made pursuant to Sections 14 and 15, absent stockholder approval, neither the Committee nor the Board shall approve a program providing for ~~either~~ (i) the cancellation of outstanding Options and/or SARs ~~and~~in exchange for cash or the grant in substitution therefore of new Options and/or SARs having a lower exercise price ~~or~~, (ii) the amendment of outstanding Options and/or SARs to reduce the exercise price thereof~~. This paragraph shall~~, or (iii) the payment, at the time of exercise of an Option or SAR, of a cash bonus or grant or sale of another Award. This paragraph is intended to prohibit the repricing of “underwater” Options or SARs without stockholder approval and will not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Code Section 424.

(c) Interpretation and Construction. If an Award is intended to qualify performance-based compensation under Section 162(m), any provision of the Plan that would prevent such Award from so qualifying shall be established and administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

Section 4 — Eligibility for Awards; No Requirement of Uniformity

Any type of Award may be granted to any Employee or Director at any time, except that Foreign Awards may be granted only as permitted under Section 10 of the Plan. The type, amount, timing and other terms and conditions of Awards made to a grantee need not be uniform, comparable or proportionate among grantees.

Section 5 — Maximum Number of Shares; Other Award Limits

(a) Maximum Number of Shares. For purposes of this section, “Affected Shares” are shares of Company Stock that have been issued as Restricted Shares or Units, Performance Awards, Additional Shares or similar Foreign Awards or that have been made subject to future issuance in settlement of Options (whether or not with related SARs), Share Units or Foreign Awards. For a given date, the “Adjustment Period” comprises the Company’s current fiscal year to date, plus its four immediately preceding fiscal years.

The total number of Affected Shares awarded through the Company’s 2017 shareholders meeting shall never exceed 15% of the number of outstanding shares of Company Stock (exclusive of treasury shares) at the end of the immediately preceding Company fiscal year (rounded downward, if necessary to eliminate fractional shares)

  (i) minus the sum, for the Adjustment Period, of the numbers of:

(A) Shares awarded as Restricted Shares or Performance Awards

(B) Share Units awarded

(C) Shares made subject to Option grants ~~(including Restoration Options)~~

(D) Shares issued or granted for future issuance as Foreign Awards.

  (ii) plus the sum, for the Adjustment Period, of the numbers of:

(A) Shares as to which Options have expired or terminated for any reason other than exercise of such Options or of related Tandem SARs

(B) Shares as to which Restricted Awards and Performance Awards have been both granted and forfeited

(C) Shares transferred to the Company (actually or constructively) to satisfy the exercise price of outstanding Options.

Stock options, SARs and other equity-based awards assumed by the Company in a merger or acquisition of another company shall not count against the shares available for Award under the Plan.

Commencing with the Company’s 2017 shareholders meeting, the maximum number of shares of Company Stock that may be issued or delivered pursuant to Awards under the Plan shall be 4,700,000. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing.

The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 14.

(b) ISO Award Limits. The number of shares covered by outstanding ISOs plus the number of shares issued in settlement of exercised ISOs under this Plan may not exceed 4,000,000 shares.

(c) Options, SARs, Restricted Awards, Performance Awards and Other Stock-Based Awards. The number of shares of Company Stock subject to an Option, SAR, Restricted Award, Performance Award or Other Stock-Based Award shall be specified at the time of grant. Subject to the limits on Award amounts set forth in Section 5(b) above, this Section 5(c) and any adjustment under Section 14 of the Plan: (i) the maximum number of shares of Company Stock that may be granted as Options (whether or not in tandem with SARs) during any consecutive five calendar years to any single Employee shall be 750,000; (ii) the maximum number of shares of Company Stock that may be granted in connection with stand-alone SARs during any consecutive five calendar years to any single Employee shall be 750,000; (iii) the maximum number of shares of Company Stock that may be granted in connection with Other Stock-Based Awards during any consecutive five calendar years to any single Employee shall be 750,000; (iv) the maximum number of shares of Company Stock subject to Restricted Awards that may be granted to any single Employee with respect to a single performance period during any consecutive five calendar years to any single Employee shall be 750,000; ~~and~~ (v) the maximum number of shares of Company Stock subject to Performance Shares and/or Performance Share Units that may be granted to any single Employee with respect to a single performance period is 500,000 and (vi) the maximum Fair Market Value (determined on the grant date) of Company Stock that may be granted to any single Director with respect to each twelve-month period beginning with each annual shareholder meeting is $500,000.

(d) Cash Denominated Award Limits. The maximum amount of an Other Performance Award payable with respect to any single Employee shall be $~~1,000,000~~2,500,000 multiplied by the number of years included in any applicable performance period(s) (and any applicable fraction for any portion of a performance period of less than one year) relating to such Awards. The maximum amount of cash compensation that may be paid (taking any deferrals into account for the year of the deferral) to any single Director with respect to each twelve-month period beginning with each annual shareholder meeting is $500,000.

(e) Share Usage. In addition to the number of shares of Company Stock provided for in Section 5(a) with respect to Awards granted on the date of or after the Company’s 2017 shareholders meeting, the following shares shall be available for Awards under the Plan: (i) shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such shares and the release of the “substantial risk of forfeiture” under Section 83 of the Code, if applicable; (ii) shares covered by an Award that is settled only in cash; (iii) shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees or Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its Affiliates (except as may be required by reason of Section 422 of the Code or the rules and regulations of any stock exchange or other trading market on which the Shares are listed); and (iv) any Shares from Awards exercised for or settled in vested and nonforfeitable Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement. Notwithstanding the foregoing, the following shares issued or delivered under this Plan shall not again be available for grant as described above with respect to Awards granted on the date of or after the Company’s 2017 shareholders meeting: Shares tendered in payment of the exercise price of an Option, shares withheld by the Company or any Affiliated Entity to satisfy a tax withholding obligation, and shares that are repurchased by the Company with Option proceeds. Without limiting the foregoing, with respect to any SAR that is settled in shares, the full number of shares subject to the Award shall count against the number of shares available for Awards under the Plan regardless of the number of shares used to settle the SAR upon exercise. This Section 5(e) shall apply to the number of shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Treasury regulations relating to Incentive Stock Options under the Code.

Section 6 — Options

(a) Incentive Stock Options and Nonqualified Stock Options. At the time of the grant of an Option, the Committee shall specify whether it is intended to be an Incentive Stock Option or a Nonqualified Stock Option, and the agreement evidencing such Option shall designate the Option accordingly. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the shares with respect to which ISOs are exercisable for the first time by the grantee during any calendar year exceeds $100,000 (or such other amount as permitted by Code Section 422(d)) such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 6(a), ISOs shall be taken into account in the order in which they were granted. The Committee may prescribe such terms and conditions for an ISO grant, other than those specified in the Plan, as it deems desirable to qualify the Option as an incentive stock option under the Code. If an Option (or any portion thereof) intended by the Committee to be an ISO fails to qualify as an ISO, either at the time of grant or subsequently, such failure to qualify shall not invalidate the Option (or such portion), and instead the nonqualified portion (or, if necessary, the entire Option) shall be deemed to have been granted as a Nonqualified Stock Option regardless of its designation in the grant and in the Option agreement.

(b)  Exercisability. The time at which any portion of an Option first becomes exercisable (which may be at or after the date of grant) and the latest date on which the Option may be exercised (the “expiration date”) shall be as specified at the time of grant~~.~~, provided that no Option shall be exercisable prior to twelve (12) months of continued service by a grantee following the date of grant, except as otherwise provided in the Option Award or this Plan for termination of service for death or Disability, or pursuant to Section 15. However, the expiration date for any ISO granted to an Over-10% Owner may be no later than five years after the grant, and the expiration date for any other Option may be no later than ten years after the date of grant. The Committee may, in its discretion, accelerate the exercisability of any portion of an Option or provide for automatic acceleration of exercisability of any portion of an Option upon the occurrence of such events as it may specify, such as upon the death or Disability of a grantee. However, no acceleration of exercisability of any portion of an ISO shall be effective without the consent of the Option holder if such acceleration would cause the ISO or any other ISO of such holder (or any portion thereof) to become a Nonqualified Stock Option. During the lifetime of the grantee of an Option, the Option may be exercised only by the grantee or the grantee’s legal representative.

(c)  Exercise Price. Unless a higher price is specified at the time of grant, the per share exercise price of each Option shall be the Fair Market Value of a share of Company Stock on the date of grant, except that the per share exercise price of any ISO granted to an Over-10% Owner shall be at least 110% of such Fair Market Value on the grant date.

(d) Exercise Procedures and Payment. The holder of an exercisable Option (or Option portion) may exercise it in whole or in part by complying with such procedures for exercise as are then in effect and tendering payment in full of the aggregate exercise price for the number of shares in respect of which the Option is then being exercised. Except to the extent further restricted or limited at the time of grant, payment may be made (1) entirely in cash, (2) by delivery of whole shares of Company Stock owned by the Option holder for more than six months on the date of surrender, (3) pursuant to a cashless exercise program implemented by the Company in connection with the Plan or (4) by any combination of the foregoing methods of payment. Any shares delivered in payment shall be valued at their Fair Market Value on the date of delivery.

(e) Effect of Employment or Service Termination. The Committee shall determine the disposition of the grant of each Option in the event of the disability, death or other termination of employment of an Employee or termination of service as a Director.

~~(f)   Restoration Options. Subject to the provisions below, the Committee may provide that an Option shall also carry with it a right to receive another Option (a “Restoration Option”) in certain circumstances. A Restoration Option may be created at the time of grant of an Option (for purposes of this paragraph, an “original Option”) that is not itself a Restoration Option at the time a Restoration Option arises (so as to provide a subsequent Restoration Option to it), or at any other time while the grantee continues to be eligible for Awards and the original or Restoration Option (the “prior Option”) is outstanding. In addition to any other terms and conditions (including additional limitations on exercisability) that the Committee deems appropriate, each Restoration Option shall be subject to the following:~~

~~(i)  A Restoration Option may arise only if, earlier than six months before the expiration date of the prior Option, the grantee exercises the prior Option (or a portion thereof) while still an Employee and pays all or some of the relevant exercise price in shares of Company Stock that have been owned by the grantee for at least six months prior to exercise~~

~~(ii)   The number of shares subject to the Restoration Option shall be the number of whole shares delivered in exercise of the prior Option, except that the number will be reduced to the extent necessary for the Plan to comply with the limitations imposed by Section 5 of the Plan~~

~~(iii)  The Restoration Option shall arise and be granted (if ever) at the time of payment of the relevant exercise price in respect of the prior Option~~

~~(iv)  The per share exercise price of the Restoration Option shall be the Fair Market Value of a share of Company Stock on the date the Restoration Option arises~~

~~(v) The expiration date of the Restoration Option shall be the same as that of the prior Option~~

~~(vi)  The Restoration Option shall first become exercisable six months after it arises~~

~~(vii) The Restoration Option shall be a Nonqualified Stock Option.~~

Section 7 — Stock Appreciation Rights

(a) Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Stand-Alone SAR”). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

(b) Exercise Price. The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (i) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option (but not less than the Fair Market Value per share of Company Stock on the effective date of grant of the SAR) and (ii) the exercise price per share subject to a Stand-Alone SAR shall not be less than the Fair Market Value of a share of Company Stock on the effective date of grant of the SAR.

(c) Exercisability and Termination.

(i) Tandem SARs. Tandem SARs shall be exercisable as follows, subject to such other provisions as the Committee may specify when the Tandem SAR is granted:

(A) The only persons entitled to exercise such SARs shall be the holder of the related Option or such holder’s legal representative

(B) The expiration date of such SARs shall be the same as that of the related Option

(C) SARs shall be exercisable if (and only if) and to the extent that the related Option is then exercisable, except that SARs shall not be exercisable by a Section 16 Reporting Person at any time within six months after the date on which the SARs were granted even if the related Option is then exercisable

(D) Exercise of SARs shall automatically terminate the related Option with respect to the same number of shares as the number of SARs being exercised

(E) Exercise, cancellation or termination of an Option shall automatically terminate the same number of related SARs as the number of shares with respect to which the Option is being exercised, canceled or terminated

(F) Tandem SARs related to an Incentive Stock Option shall be exercisable only when the then Fair Market Value of a share of Company Stock exceeds the exercise price of the Incentive Stock Option.

(ii) Stand-Alone SARs. Stand-Alone SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award agreement evidencing such SAR; provided, however, that no Stand-Alone SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR~~.~~, and further provided that no SAR shall be exercisable prior to twelve (12) months of continued service by a grantee following the date of grant, except as otherwise provided in the SAR Award or this Plan for termination of service for death or Disability, or pursuant to Section 15.

(d) Exercise Procedures and Settlement Elections.  Exercisable SARs may be exercised at any time in accordance with such exercise procedures as are then in effect. Except to the extent further restricted at the time of grant, at or prior to exercise of SARs, the holder may elect to have the exercised SARs settled (1) entirely in cash, (2) to the extent possible, in whole shares of Company Stock and the balance in cash, or (3) partially in cash in an amount specified by the holder and the balance in whole shares of Company Stock plus cash in lieu of any fractional share. If no election is made, the SARs shall be settled in any of the foregoing manners as the Committee shall determine. For purposes of settlement, shares of Company Stock shall be valued at their Fair Market Value as of the settlement date.

(e) Effect of Termination of Employment. A SAR shall be exercisable after a grantee’s termination of employment to the extent and during such period as determined by the Committee, in its discretion, and as set forth in the Award agreement evidencing such SAR.

Section 8 — Restricted Awards

(a) General. Awards of Restricted Shares are awards of actual Company Stock, while Awards of Restricted Share Units are awards that may consist of Company Stock, cash equivalents of Company Stock, or a combination of both. The restrictions that may be imposed relate to possession, vesting and conditions to vesting, payment of dividends and potential forfeiture.

(b) Restriction Period. At the time of grant of a Restricted Award, the Committee shall establish a period of no less than twelve months with respect to such Restricted Award, which period (the “restriction period”) shall commence on the date of grant or such other date selected by the Committee. The Committee may provide for such restriction period to lapse in installments. The Committee may impose such restrictions or conditions to the vesting of a Restricted Award as it, in its sole discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any Restricted Award, that the grantee or the Company achieves such performance goals as the Committee may specify. If a Restricted Award is intended to qualify as “qualified performance-based compensation” under Code Section 162(m), all requirements set forth in Section 9B that otherwise apply to Performance Awards must also be satisfied with respect to such Restricted Award in order for a grantee to be entitled to payment.

(c) Vesting and Forfeiture.    If the grantee of a Restricted Award remains an Employee or Director throughout the applicable restriction period, and any other conditions imposed by the Committee are satisfied, the entire Restricted Award shall become fully vested and no longer subject to forfeiture at the end of the restriction period. If the grantee ceases to be an Employee or Director during the restriction period due to death or Disability (including during the first twelve months following the date of grant), the Award shall be vested in proportion to the then elapsed portion of the restriction period, and the remainder of such Award shall be forfeited, unless the Committee determines to waive such forfeiture, in whole or in part, and vest those Shares or Units. If the grantee otherwise ceases to be an Employee or Director during the restriction period, the Committee shall determine the disposition of the Award.

(d) Restricted Share Certificates and Dividends or Distributions.  Restricted Shares shall be issued to the grantee as promptly as practicable after the grant, but the certificates representing such Restricted Shares shall bear an appropriate legend and shall be held by the Company. Non-cash dividends or other distributions upon Restricted Shares shall be retained and held by the Company, pending vesting or forfeiture of the Restricted Shares. Such retained non-cash dividends and other distributions shall be vested or forfeited, as the case may be, upon the vesting or forfeiture of such Restricted Shares. Non-cash dividends and other distributions that vest shall be distributed to the grantee of the Restricted Shares as promptly as practicable after the vesting date. The grantee of Restricted Shares shall be entitled to receive any cash dividends paid with respect to such Shares during the restriction period.

(e) Settlement of Restricted Share Units.  An Award of Restricted Share Units that vests shall be settled in cash, whole shares of Company Stock (valued at Fair Market Value as of the settlement date), or a combination thereof, as the Committee shall determine. The mode of settlement shall not violate the Plan’s limitations on available shares or any limitations imposed by the Committee at the time of grant of the Award or at any other time while the Award is unvested and the grantee is still an Employee or Director. Restricted Share Units that vest shall be settled in full during the year that the vesting date occurs, and no later than two and one-half months after the calendar year in which vesting occurs.

Section 9A — Performance Awards and Additional Shares in General

(a) Performance Period and Goals. At the time of grant of a Performance Award, the Committee shall establish one or more performance periods of no less than twelve (12) months with respect to such Performance Award. If the Award is granted during the first fiscal quarter of the Company’s fiscal year, the performance period will commence on the first day of that fiscal year and can also be based on the calendar years. For grants made after the first fiscal quarter of the Company’s fiscal year, the Committee can also use the performance period that starts on the first day of the fiscal year or calendar year, pro-rated as determined by the Committee. Otherwise, the performance period will commence on the date of grant or such other period selected by the Committee. At the time of grant of the Performance Award, the Committee shall also establish one or more business performance goals for the performance period and, if it establishes more than one, the weight to be given each such goal (collectively, “performance goals”). The initial performance goals with respect to a Performance Award may be modified or adjusted during the performance period in light of previously unforeseen transactions, events or circumstances occurring after the initial performance goals are established. All performance goals shall be subject to the approval of the Board.

(b) Performance Assessment, Vesting and Forfeiture. As soon as practicable after the end of a performance period for a Performance Award, the Committee shall determine the extent to which the performance goals for that Award were attained. Subject to the terms of any applicable award agreement (which terms shall govern), if the grantee of a Performance Award remains an Employee throughout the applicable performance period, and any other conditions imposed by the Committee are satisfied, the Performance Award (or any applicable portion thereof based on the extent the performance-goals are satisfied) shall become vested according to its terms and no longer subject to forfeiture at the end of the applicable performance period. If the grantee ceases to be an Employee during the performance period due to his or her death, Disability or termination by the Company without Cause, then shortly after termination of employment or service for these reasons (but not earlier than after the applicable performance periods are completed and the date the Committee determines that the performance goals are attained) the grantee shall be entitled to receive a pro-rata portion of the portion of the Performance Award that would have otherwise vested if his or her employment or service had continued until the end of such performance period, based on the portion of the performance period that the grantee was employed by the Company, and the remainder of such Performance Award shall be forfeited, unless the Committee determines to waive such forfeiture in whole or in part; provided, however, that in the event of a termination by the Company without Cause, the Committee has no such discretion to waive such forfeiture if the grantee is a Named Executive Officer or an individual that the Committee reasonably believes may become a Named Executive Officer and designates the Performance Award as subject to Section 162(m)’s requirements (a “Prospective NEO”). In the event of termination by the Company without Cause, the grantee must be employed for at least one year after the date the grants were approved to be entitled to a pro rata award. If a grantee who is not a Named Executive Officer otherwise ceases to be an Employee during the applicable performance period for any reason other than death, Disability, or termination by the Company without Cause, or other than following normal retirement, as defined by the Committee, the Committee shall determine the disposition of the Performance Award.  ~~If~~Except as stated in the applicable award agreement, if a grantee who is a Named Executive Officer otherwise ceases to be an Employee during the performance period for any reason other than death, Disability termination by the

Company without Cause, or following normal retirement, as defined by the Committee, the Performance Award will be forfeited in its entirety. Performance Awards that vest shall be settled during the year that the vesting date occurs, and no later than two and one-half months after the year in which vesting occurs.

(c) Additional Shares.  At the end of the performance period, the Committee may recommend a grant of Additional Shares to the grantee of a Performance Award that is settled in Company Stock if the grantee is then an Employee and is not a Named Executive Officer, and the Committee determines that satisfaction of the performance goals so warrants. Additional Shares awarded to a grantee shall be immediately vested and shall be issued to the grantee as soon as practicable after the grant.

(d) Other Matters.  The provisions of Section 8(d) of the Plan shall also apply to Performance Shares, and the provisions of Section 8(e) shall also apply to Performance Share Units. The Committee may make interim grants of Awards to new Employees in a fair and equitable manner. The Committee may, in its sole discretion, settle any vested and payable Other Performance Award (1) entirely in cash, (2) to the extent possible, in whole shares of Company Stock and the balance in cash, or (3) partially in cash in an amount specified by the Committee and the balance in whole shares of Company Stock. For purposes of settlement, shares of Company Stock shall be valued at their Fair Market Value as of the settlement date.

Section 9B — Performance Awards to Named Executive Officers

(a) Special Provisions Applicable.  Notwithstanding other provisions of the Plan, the provisions of this Section 9B shall apply to all Performance Awards granted to Named Executive Officers that are intended to qualify as “qualified performance-based compensation” and that are not subject to the tax deduction limit imposed by Section 162(m). Except as superseded by this Section 9B and unless otherwise stated, all provisions of the Plan applicable to Performance Awards shall also apply to such Performance Awards granted to Named Executive Officers.

(b) Timing of Grants.  Performance Awards may be granted to Named Executive Officers only during the first 90 days of the Company’s applicable performance period, except in limited circumstances. .

(c)  Performance Objectives and Payout Schedules.  At or prior to the grant of each Performance Award to a Named Executive Officer or Prospective NEO, the Committee shall establish one or more objectively determinable performance goals (which may be annual, cumulative or based on some other portion of the performance period) for the Award relating to one or more or any combination of the following areas of Company or other business unit performance, either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies, over the relevant performance period.

(i) Earnings (which includes net profits, operating profits, operating earnings, and net income, and which may be calculated before or after taxes, interest, depreciation, amortization or taxes, as specified at the time of the any Performance Award is granted) or earnings per share of Company Stock;

(ii)  Revenues;

(iii) Gross Profits;

(iv) Cash flow;

(v)Return on revenues, gross profits, sales, assets or equity;

(vi) Customer or employee retention;

(vii)Customer satisfaction;

(viii) Expenses or expense levels;

(ix) One or more operating ratios;

(x)Stock price;

(xi) Market share;

(xii)Capital expenditures;

(xiii) Net borrowing, debt leverage levels, credit quality or debt ratings;

(xiv) The accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions;

(xv) The Company’s Quality Management System;

(xvi) Shareholder return;

(xvii) Organizational health/productivity;

(xviii) Sales volume; and/or

(xix) Brand or product recognition/acceptance

At the same time, the Committee shall establish a payout schedule for the Performance Award, which shall be a predetermined range from threshold performance amount or level of the target Other Performance Award, Performance Shares and/or Performance Share Units constituting the Award (if actual Company results for the period do not at least equal threshold performance amount or level specified by the Committee, then payout will be zero) to maximum performance amount or level of such Award (if actual Company results for the performance period at least equal the threshold performance goal(s) established) and shall be structured so as to permit objective determination of payouts over the full range of actual Company results. At the time any Performance Award is granted, the Committee shall specify which (if any) types or categories of extraordinary, unusual, non-recurring, or other items or events shall be excluded or otherwise not fully taken into account when actual Company results relating to such goal(s) are calculated, and the only adjustments in actual Company results which thereafter shall be permissible for purposes of applying the established payout schedule for the Performance Award shall be objectively determinable adjustments for the items or events so specified.

(d)No Discretion to Increase Awards or Waive Forfeitures.    The Committee may establish other preconditions to payout of a Performance Award to a Named Executive Officer, including preconditions that may call for subjective determinations by the Committee. The otherwise scheduled payout on any Performance Award granted to a Named Executive Officer may be reduced by the Committee to the extent it deems appropriate if, in the Committee’s judgment, the Named Executive Officer’s individual performance during the performance period has not warranted the scheduled payout. However, for so long as Code Section 162(m) may require, the payout on any Performance Award granted to a Named Executive Officer that is intended to qualify as “qualified performance based compensation” shall not exceed the payout permissible under the Award’s payout schedule, and no Additional Shares or additional cash amount shall be granted to any Named Executive Officer.

(e) Promotions and New Hires.  With respect to a Named Executive Officer who is newly hired or is promoted by the Company during a performance period, the Committee shall grant a Performance Award, or adjust a Performance Award previously granted, to such Named Executive Officer for such performance period pursuant to the provisions of this Section 9B(e); provided, however, that no Performance Award shall be granted or adjusted in such a manner as to cause any such award to fail as “qualified performance-based compensation” within the meaning of section 162(m)(4)(C) of the Code and Section 1.162-27 of the Treasury Regulations promulgated thereunder.

(i)~~.~~  Pro-Rated Performance Awards for Newly-Eligible Executives. A Named Executive Officer who is granted an Performance Award more than 90 days after the beginning of the performance period, either because the Named Executive Officer is newly hired or is promoted into a Named Executive Officer position, will be granted a Performance Award under the Plan for such performance period based on the number of maximum, target, and threshold levels established by the Committee during the first 90 days of the performance period for similar Employees at the new or promoted Named Executive Officer’s award level, with the number of maximum, target, and threshold number of shares that can be earned at each level pro-rated based on the ratio of the number of full months remaining in the performance period on and after the date of hire or promotion (as applicable) to the total number of months in the performance period. For any award grade created between the award grades for which the Committee has established the maximum, target, and threshold levels, straight-line interpolation shall be used to determine the pro-rated number of maximum, target, and threshold shares in accordance with this Section 9B(e).

(ii)~~.~~ Adjustments to Outstanding Performance Awards. If a Named Executive Officer is promoted after the beginning of a performance period, such Employee’s outstanding Performance Award granted for such performance period will be adjusted, effective as of the date of such promotion, based on the number of maximum, target, and threshold levels established by the Committee during the first 90 days of the Performance Period for such Employee’s award level. The adjustments to each such Named Executive Officer’s Performance Award shall be pro-rated on a monthly basis, with the number of maximum, target, and threshold shares for the Employee’s original position and the original achievement levels applicable for the number of full months preceding the effective date of the promotion and the number of maximum, target, and threshold shares for the Employee’s new position applicable and the revised achievement levels for the remaining number of months in the performance period. For any award created between the levels for which the Committee has established the number of maximum, target, and threshold shares as described above, straight-line interpolation shall be used to determine the pro-rated number of maximum, target, and threshold shares in accordance with this Section 9B(e).

(iii)~~.~~  Negative Discretion. Notwithstanding any other provision of this Section 9B(e), the Committee retains the discretion to reduce the amount of any Performance Shares, including a reduction of such amount to zero. By way of illustration, and not in limitation of the foregoing, the Committee may, in its discretion, determine (A) not to grant a pro-rated Performance Award pursuant to Section 9B(e), (B) not to adjust an outstanding Performance Award pursuant to Section 9B(e), (C) to grant a pro-rated

Performance Award in a smaller amount than would otherwise be provided by Section 9B(e), or (D) to adjust an outstanding Performance Award to produce a smaller award than would otherwise be provided by Section 9B(e), above.

(f) Certification by Committee. As soon as practicable following the completion of the performance period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable performance goals have been attained and the resulting final value of the Award earned by the Named Executive Officer.

Section 10 — Foreign Awards

The Committee may modify the terms of any type of Award described in Sections 6, 7, 8 or 9A of the Plan for grant to an Employee or Director who is subject to tax or similar laws of a country other than the United States and may grant such modified Award, and structure and grant other types of awards related to appreciation in value of Company Stock, to such an Employee or Director, as the Committee determines necessary or advisable in order to provide such grantee with benefits and incentives comparable (to the extent practically possible) to those which would be provided the grantee if the grantee were not subject to such foreign laws. Notwithstanding the foregoing, if the Employee or Director is also subject to Code Section 409A, the modifications of any type of Award described in Sections 6, 7, 8, or 9A of the Plan, or the structure of other types of awards related to appreciation in value of Company Stock may not be made in a manner that would cause non-compliance with Code Section 409A.

Section 11 — Other Stock-Based Awards

(a) General.  The Committee may, in its sole discretion, grant Awards of Company Stock or Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of Company Stock (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine including, without limitation, the right to receive one or more shares of Company Stock (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event, the attainment of performance objectives and/or other criteria specified by the Committee. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Company Stock or a combination of cash and Company Stock; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof). If an Other Stock-Based Award is intended to qualify as “qualified performance-based compensation” under Code Section 162(m), all requirements set forth in Section 9B that otherwise apply to Performance Awards must also be satisfied with respect to such Other Stock-Based Award in order for a grantee to be entitled to payment. Other Stock-Based Awards must provide either that they will be paid no later than 2 1/2 months after the end of the year in which they vest or that they will be paid in a lump-sum payment at a specified time, within the meaning of Treasury Regulation Section 1.409A-3(i)(1)(i).

(b) Director Awards. In addition to any other Award that might be granted to a Director, each Director who is elected at the annual stockholders meeting, whose term continues thereafter, or who is elected between annual stockholders meetings shall receive a portion of his or her Annual Retainer (or pro-rated Annual Retainer for a Director elected between annual stockholders meetings) in the form of Company Stock in a percentage (up to a maximum of 100%) of the Annual Retainer as determined from time to time by the Board.

Unless deferred pursuant to a deferral program adopted by the Company for Directors, with respect to those Directors elected at the annual meeting of stockholders, or whose term continues thereafter, the portion of the Annual Retainer to be paid in the form of Company Stock shall be paid on the first business day next following the date of the annual meeting of stockholders, and with respect to any Director elected to the Board between annual meetings, the portion of the Annual Retainer to be paid in the form of Company Stock will be paid on the first business day following his or her election to the Board (each an “Issue Date”).

Unless otherwise determined by the Board, the number of shares of Company Stock issued to a Director in accordance with Section 11(b) shall be determined by multiplying (x) the Annual Retainer (or pro-rated Annual Retainer for a Director elected between annual stockholders meetings) provided to such Director for the year by (y) the percentage established by the Board in accordance with Section 11(b) for the year and dividing the product of (x) and (y) by the Fair Market Value of a share of Company Stock on the Issue Date. Fractional shares resulting from this formula shall be rounded, up or down, to the nearest whole share at the sole discretion of the Board.

The Board shall determine whether any Award to Directors shall be subject to any restrictions consistent with Section 8 or Section 9A.

(c) At the time of the grant of Awards to Employees pursuant to Section 11(a), the Committee shall require a period of no less than twelve (12) months of continued service by an Employee following the date of grant, except as otherwise provided in the Award or this Plan for death, Disability, or pursuant to Section 15, or with respect to 5 percent (5%) of the maximum number of shares of Company Stock that may be issued or delivered pursuant to Section 5.

Section 12 — Certain Provisions Generally Applicable to Awards

(a) Award Agreements.    Each Award (other than any award of Additional Shares and any similar Foreign Award unless the Committee otherwise determines) shall be evidenced by a written agreement setting forth the type, amount and other terms and conditions of such Award, as are not inconsistent with the Plan as the Committee shall have specified with respect to such Award.

(b) Transfer Restrictions; Potential Forfeiture.    No Option or SAR, no Other Stock-Based Award, no unvested Performance Award or Restricted Award, no Foreign Award similar to any of the foregoing, and none of the rights or privileges conferred by any such Award may be sold, assigned, pledged, hypothecated or otherwise transferred in any manner whatsoever, except that, if the Committee determines that such transfer will not violate any requirements of the Securities and Exchange Commission or the Internal Revenue Service, the Committee may permit an intervivos transfer by gift to or for the benefit of a family member of the grantee. Any attempt to sell, assign, pledge, hypothecate or otherwise transfer any such Award or any of the rights and privileges conferred thereby contrary to the provisions of the Plan shall be void and unenforceable against the Company.

(c) Overriding Precondition; Potential Forfeiture.  It shall be an overriding precondition to the vesting of each Performance Award, Restricted Award, Other Stock-Based Award, and similar Foreign Award and the exercisability of each Option, SAR and similar Foreign Award: (1) that the grantee of such Award not engage in any activity that, in the opinion of the Committee, is in competition with any activity of the Company or any Affiliated Entity or is otherwise inimical to the best interests of the Company and that has not been approved by the Board or the Committee and (2) that the grantee furnish the Committee with all the information confirming satisfaction of the foregoing condition that the Committee reasonably requests. If the Committee determines that a grantee has engaged in any activity prohibited by the foregoing conditions, all of the grantee’s then outstanding Options, SARs and similar Foreign Awards shall immediately be cancelled, and all of the grantee’s then unvested Restricted Awards, Performance Awards, Other Stock-Based Awards, and similar Foreign Awards shall immediately be forfeited.

For this purpose, the Awards shall state that the grantee agrees that for a period of twelve (12) months after a grantee’s termination of employment, the grantee shall not directly or indirectly, individually, or as a director, employee, officer, principal, agent, or in any other capacity or relationship, engage in any business or employment, or aid or endeavor to assist any business or legal entity that is in direct competition with the business of the Company as then being carried out (provided, however, that notwithstanding anything to the contrary contained in this ~~Agreement~~Plan, a grantee may own up to two percent (2%) of the outstanding shares of the capital stock of a company whose securities are registered under Section 12 of the Securities Exchange Act of 1934). A Grantee will acknowledge that Company has operations in all 50 states, the District of Columbia and at least twenty-nine other countries, that the Company’s strategic plan is to continue to expand its operations and presence both domestically and internationally and that grantee’s services are integral to these operations and expansion plans.

In addition, during grantee’s employment with the Company, and any subsidiary thereof, and during the twelve (12) month period following any termination of grantee’s employment for any reason, grantee shall not, except in the course of carrying out his or her duties hereunder, directly or indirectly induce any employee of the Company or any of its subsidiaries to terminate employment with such entity, and shall not directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, knowingly employ or offer employment to any person who is or was employed by the Company or a subsidiary thereof unless such person shall have ceased to be employed by such entity for a period of at least six (6) months.

Grantee shall not, directly or indirectly, during his or her employment with the Company and during the twelve (12) month period following any termination of grantee’s employment for any reason engage in any Solicitation.

Grantee shall not disparage, slander or injure the business reputation or goodwill of the Company in any material way, including, by way of illustration, through any contact with vendors, suppliers, employees or agents of the Company which could harm the business reputation or goodwill of the Company.

The Company has advised the grantee and the grantee acknowledges that it is the policy of the Company to maintain as secret and confidential all Protected Information, and that Protected Information has been and will be developed at substantial cost and effort to the Company. All Protected Information shall remain confidential permanently, and the grantee shall not, at any time, directly or indirectly, divulge, furnish, or make accessible to any person, firm, corporation, association, or other entity (otherwise than as may be required in the regular course of the grantee’s employment with the Company), nor use in any manner, either during the term of employment or after termination, at any time, for any reason, any Protected Information, or cause any such information of the Company to enter public domain.

In the event of a violation of this provision, Company retains all rights to seek monetary damages against a grantee or to seek other equitable remedies against the grantee.

For purposes of this Section 12(c), “grantee” refers only to Employees.

(d) Tax Withholding; Notice to Company of Certain Actions. Whenever cash is to be paid pursuant to the settlement of an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

The Committee may provide, on request of a grantee, for withholding of otherwise issuable shares upon the grant, exercise, vesting or settlement of Awards or for the tender of other shares of Company Stock owned by such grantee or holder in order to satisfy tax withholding obligations arising in connection with the grant, exercise, vesting or settlement of an Award. If the Committee grants such elections, it may condition, limit or qualify them in any manner it deems appropriate.

If any grantee shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Code Section 83(b) (i.e., an election to include in gross income in the year of transfer the amounts specified in Code Section 83(b)), the grantee shall notify the Company of such election within ten days of filing notice with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

(e) Stockholder Status.  The grantee of an Award, and other persons to whom the Award or the grantee’s rights thereunder may pass, shall have no rights or privileges of a holder of shares of Company Stock, in respect of any shares issuable pursuant to or in settlement of such Award, unless and until certificates representing such shares have been issued in their name(s).

Section 13 — No Right to Employment or Award

No person shall have any claim or right to be granted an Award. The grant of an Award shall not confer upon any Employee or Director a right with respect to continued employment or service by the Company or an Affiliated Entity. Further, the Company and each Affiliated Entity reaffirms its at-will employment relationship with its Employees and expressly reserves the right to dismiss a grantee at any time free from any liability or claim, except as provided under this Plan.

Section 14 — Adjustments upon Changes in Capitalization

In the event of a stock split, stock dividend, reverse stock split, combination of shares or conversion or exchange of voting shares for non-voting shares, the Board shall make a proportionate adjustment to the number and kind of shares available for issuance in the aggregate and to any individual under and pursuant to the Plan (including the settlement of ISOs), the number and kind of shares covered by outstanding Options and the per share exercise price of such Options, the numbers of outstanding SARs and Share Units and the terms of Foreign Awards. In the event of a reorganization or recapitalization, merger, consolidation or similar transaction involving the Company, a rights offering or any other change in the corporate or capital structure of the Company (other than as provided in the immediately preceding sentence), the Board shall make such adjustments as it may deem appropriate in the number and kind of shares available for issuance in the aggregate and to any individual under and pursuant to the Plan (including in settlement of ISOs), the number and kind of shares covered by outstanding Options and the per share exercise price of such Options, the numbers of outstanding SARs and Share Units and the terms of Foreign Awards. Any adjustment with respect to an ISO in connection with a transaction to which Section 424(a) of the Code (or its successor) applies shall be made in accordance therewith unless the Board specifically determines otherwise. Notwithstanding the foregoing, the Board shall not make any adjustment to the number of shares covered by outstanding Options or the per share exercise price of such Options or the number of outstanding SARs that would cause the exercise price to be less than the Fair Market Value of the underlying shares on the date the Option or SAR was granted or cause the number of shares subject to the Option or SAR to be other than fixed on the original date of grant of the Option or SAR.

Section 15 Change In Control

  (a) Committee Discretion. The Committee may, in its sole discretion and without the consent of a grantee of an Award, either by the terms of the Award or by resolution adopted prior to the occurrence of a Change in Control, determine whether and to what extent outstanding Awards under the Plan shall be assumed, converted or replaced by the resulting entity in connection with the Change in Control (or, if the Company is the resulting entity, whether such Awards shall be continued by the Company), in each case subject to equitable adjustments in accordance with Section 14 of the Plan.

(b)         Awards that are Assumed.  To the extent outstanding Awards granted under the Plan are assumed, converted or replaced by the resulting entity in the event of a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are continued by the Company) as provided in Section 15(a) of the Plan, then, except as otherwise provided in the applicable Award or in another written agreement with the grantee, or in a Company severance plan, if any:

(i)        Any such outstanding Awards that are subject to performance goals shall be converted to service-based Awards by the resulting entity based on the shares of Company Stock payable as if the “target” level performance goal had been achieved, and such converted Awards shall continue to vest and become exercisable or be paid (as applicable) based on continued service during the remaining vesting period;

(ii)       All other such outstanding Awards shall continue to vest and become exercisable or be paid (as applicable) based on continued service during the remaining vesting period, if any; and

(iii)      Notwithstanding the foregoing, if the Employee’s employment is involuntarily terminated without Cause within two years after such Change in Control, all such outstanding Awards shall become vested and exercisable or be paid (as applicable) in full, effective as of the date of such termination, and any such Awards that are Options or Stock Appreciation Rights shall be cancelled in accordance with Section 15(d) as of the date of termination of employment.

(c)         Awards that are not Assumed. To the extent outstanding Awards granted under the Plan are not assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are not continued by the Company) in accordance with Section 15(a) of the Plan, then, except as otherwise provided in the applicable Award or in another written agreement with the grantee, or in a Company severance plan, if any, then, effective immediately prior to the Change in Control:

(i)        All service-based and performance-based vesting restrictions with respect to all such outstanding Awards shall lapse, with any applicable performance goals deemed to be satisfied as if “target” performance had been achieved, and all such Awards shall become fully vested and exercisable or be paid, as applicable, effective as of the date of such Change in Control; and

(ii)       All such outstanding Awards that are Options or Stock Appreciation Rights shall be cancelled in accordance with Section 15(d) effective on the Change in Control.

(d)         Cancellation Right. The Committee may, in its sole discretion and without the consent of the grantee of an Award, either by the terms of the Award or by resolution adopted prior to the occurrence of the Change in Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a Change in Control) in an amount equal to the excess, if any, of the Fair Market Value of the shares subject to the Award, over any exercise price related to the Award, which amount may be zero if the Fair Market Value of a share on the date of the Change in Control does not exceed the exercise price per share of the applicable Awards.

(e)         Miscellaneous.

(i)        Any action or determination to be taken by the Committee pursuant to this Section 15 in connection with a Change in Control shall be taken prior to such Change in Control.

(ii)       For purposes of Section 15(b), the cancellation of an Award and subjecting a cash equivalent amount to the remaining vesting schedule based on continued service will be treated as a conversion of an Award that is assumed.

(f) Section 409A. Notwithstanding any provision of this Plan to the contrary, and except as otherwise provided in the Award, if (i) an Award is considered a “deferral of compensation” (within the meaning of Section 409A of the Code), (ii) the Award becomes vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control, and (iii) either such Change in Control is not treated as a “change in ownership” of the Company, a “change in the effective control” of the Company or a “change in the effective ownership of a substantial portion of the assets” of the Company (within the meaning of Section 409A of the Code) or payment of the Award is not otherwise permitted upon the Change in Control under Section 409A of the Code without the imposition of taxes and penalties, then even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control, payment of the vested Award will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the grantee on the earliest of: (A) the grantee’s “separation from service” with the Company (as defined for Section 409A of the Code), provided that if the grantee is a “specified employee” (determined pursuant to the Company’s policy for determining specified employees in accordance with Section 409A of the Code), the payment date shall be the first day of the seventh (7th) month after the date of the grantee’s separation from service; (B) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code); or (C) the grantee’s death.

(g) Nonapplication to Fully Vested Awards. This Section 15 shall not apply to any Other Stock-Based Awards or Director Awards granted pursuant to Section 11 that are not subject to any vesting restriction and payment is deferred pursuant to the Company’s Management Retirement Plan or the Non-Employee Directors Deferred Compensation Plan.

Section  16 — Duration, Amendment, Suspension and Termination

The Plan shall become effective upon approval by the Board, subject to approval of the stockholders of the Company, and shall continue in effect for a term of ten (10) years unless terminated by the Board. The Board may amend, suspend or terminate any portion or all of the Plan at any time, but no such Board action shall adversely affect the rights of any grantee or other holder of any Award then outstanding or unvested without the consent of such grantee or holder, unless such amendment or termination is necessary to comply with any applicable law, regulation or rule. Notwithstanding the foregoing, the Plan shall not be amended without the approval of the Company’s stockholders (a) to increase the maximum aggregate number of shares of Company Stock that may be issued under the Plan (except by operation of Section 14); (b) to change the class of persons eligible to receive Incentive Stock Options; or (c) to make any other amendment that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including any applicable Nasdaq listing standard.

Section ~~16~~17 — Miscellaneous Provisions

(a) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

(b) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any grantee or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, grantee or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Board.

Adopted by the Board of Directors of the Company: February 7, 2005, As Amended November 6, 2006, November 8, 2007, February 18, 2010, December 31, 2011, ~~and~~ February 12, ~~2015.~~2015, and February 15, 2017.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 5.

1.	Election of directors of the Company, to serve for one-year terms expiring 2018, and until their respective successors shall be elected and shall qualify.									+
		For	Withhold		For	Withhold		For	Withhold
	01 - T.E. Adderley	☐	☐	02 - C.M. Adderley	☐	☐	03 - C.T. Camden	☐	☐

	04 - R.S. Cubbin	☐	☐	05 - J.E. Dutton	☐	☐	06 - T.B. Larkin	☐	☐

	07 - L.A. Murphy	☐	☐	08 - D.R. Parfet	☐	☐	09 - H. Takahashi	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Non-binding advisory vote on executive compensation.	☐	☐	☐	5.	Ratification of PricewaterhouseCoopers LLP as independent accountants for the 2017 fiscal year.	☐	☐	☐
	1 Year	2 Years	3 Years	Abstain

3.	Non-binding advisory vote on the frequency of future voting on executive compensation. ☐	☐	☐	☐	6.	Transacting any other business as may properly come before the meeting or any postponement or adjournments thereof.
Management recommends a vote for annual (1 Year) shareholder voting.

		For	Against	Abstain
4.	Amended and Restated equity incentive plan.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

⬛	1 U P X 3 2 4 2 0 1 2	+

02K4BC

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2016 Annual Report to stockholders are available at:

www.edocumentview.com/kelyb

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Kelly Services, Inc.

999 West Big Beaver Road

Annual Meeting of Stockholders - May 10, 2017

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby names, constitutes and appoints George S. Corona and Peter W. Quigley, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Kelly Services, Inc. Class B Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 10, 2017 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

(Continued to be marked, dated and signed, on the other side.)

Electronic Voting Instructions Available 24 hours a day, 7 days a week. Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on May 9, 2017.
Vote by Internet
• Go to www.envisionreports.com/kelyb
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 5.

1.	Election of directors of the Company, to serve for one-year terms expiring 2018, and until their respective successors shall be elected and shall qualify.									+
		For	Withhold		For	Withhold		For	Withhold
	01 - T.E. Adderley	☐	☐	02 - C.M. Adderley	☐	☐	03 - C.T. Camden	☐	☐

	04 - R.S. Cubbin	☐	☐	05 - J.E. Dutton	☐	☐	06 - T.B. Larkin	☐	☐

	07 - L.A. Murphy	☐	☐	08 - D.R. Parfet	☐	☐	09 - H. Takahashi	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Non-binding advisory vote on executive compensation.	☐	☐	☐	5.	Ratification of PricewaterhouseCoopers LLP as independent accountants for the 2017 fiscal year.	☐	☐	☐
	1 Year	2 Years	3 Years	Abstain
3.	Non-binding advisory vote on the frequency of future voting on executive compensation. ☐	☐	☐	☐	6.	Transacting any other business as may properly come before the meeting or any postponement or adjournments thereof.
Management recommends a vote for annual (1 Year) shareholder voting.

		For	Against	Abstain
4.	Amended and Restated equity incentive plan.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2016 Annual Report to stockholders are available at:

www.envisionreports.com/kelyb

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

+

Proxy — Kelly Services, Inc.

999 West Big Beaver Road

Annual Meeting of Stockholders - May 10, 2017

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby names, constitutes and appoints George S. Corona and Peter W. Quigley, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Kelly Services, Inc. Class B Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 10, 2017 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

(Continued to be marked, dated and signed, on the other side.)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

∎	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+